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Filed Pursuant to Rule 424(b)(3)

File Nos. 333-113393
333-113397
333-113396
333-104002
333-113398

MORGAN STANLEY SPECTRUM SERIES

Morgan Stanley Spectrum Select L.P.

Morgan Stanley Spectrum Technical L.P.

Morgan Stanley Spectrum Strategic L.P.

Morgan Stanley Spectrum Global Balanced L.P.

Morgan Stanley Spectrum Currency L.P.

SUPPLEMENT
TO
PROSPECTUS DATED APRIL 28, 2004

        You should read this supplement together with the prospectus dated April 28, 2004. All page and section references in this supplement relate to the prospectus, except references to pages preceded by "S-", which relate to this supplement.

Services Provided by Morgan Stanley DW Inc.

The date of this Supplement is October 19, 2004

(i)

NOTICE TO INVESTORS

        Effective April 30, 2004, the general partner terminated Allied Irish Capital Management Ltd. as a trading advisor for Spectrum Strategic. Effective November 1, 2004, the general partner expects to add FX Concepts (Trading Advisor), Inc. as a trading advisor for Spectrum Strategic and allocate approximately 25% of Spectrum Strategic's net assets to FX Concepts' Developed Markets Currency Program at the standard leverage it applies to such program. FX Concepts will be paid a monthly management fee at a 2% annual rate and a monthly incentive fee equal to 20% of any trading profits. A description of FX Concepts and its trading program begins on S-36.

CHANGE OF ADDRESS

        The office of each partnership and the general partner's main business office is located at 330 Madison Avenue, 8th Floor, New York, New York 10017, telephone (212) 905-2700.

SUMMARY

        The following updates and supplements the information under the sub-caption "—The Commodity Brokers" on page 5.

        Morgan Stanley Capital Group Inc., an affiliate of the general partner, acts as the counterparty on all of the options on foreign currency forward trades for the partnerships. See "The Commodity Brokers" on page S-41.

        The following updates and supplements the information under the sub-caption "—Fees to be Paid by the Partnerships" on page 7.

        FX Concepts will receive a monthly management fee at a 2% annual rate and a monthly incentive fee equal to 20% of any trading profits from Spectrum Strategic. The other trading advisors for Spectrum Strategic will continue to receive a monthly management fee at a 3% annual rate and a monthly incentive fee equal to 15% of any trading profits.

        The following updates and replaces the break even analysis contained on the cover page, page 8, and page 12.

Break Even Analysis

        Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $5,000 in each partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described above.

	Spectrum Select	Spectrum Technical	Spectrum Strategic	Spectrum Global Balanced	Spectrum Currency
	$	$	$	$	$

Management Fee(1)	145.00	130.00	137.50	62.50	100.00
Brokerage Fee	362.50	362.50	362.50	230.00	230.00
Less: Interest Income (2)	(50.00)	(50.00)	(50.00)	(62.50)	(50.00)
Incentive Fee (3)	—	—	—	—	—
Redemption Charge (4)	102.04	102.04	102.04	102.04	102.04
Amount of trading profits a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	559.54	544.54	552.04	332.04	382.04
Trading profits as percentage of net assets that a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	11.19%	10.89%	11.04%	6.64%	7.64%
Amount of trading profits a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	457.50	442.50	450.00	230.00	280.00
Trading profits as percentage of net assets that a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	9.15%	8.85%	9.00%	4.60%	5.60%

(1)
Due to the varying management fees payable to each trading advisor for Spectrum Select, Spectrum Technical and Spectrum Strategic a blended rate of 2.90%, 2.60% and 2.75% was used for Spectrum Select, Spectrum Technical and Spectrum Strategic, respectively, for this calculation.

(2)
The partnerships do not directly invest in interest-bearing instruments. Instead, each partnership is paid interest by Morgan Stanley DW at the blended rate Morgan Stanley DW earns on its U.S. Treasury bill investments with all customer segregated funds, as if 80% (100% in the case of Spectrum Global Balanced) of the partnership's average daily net assets for the month were invested at that rate. The rate used in each calculation was estimated based upon current Treasury bill rates of approximately 1.25%. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage declining as interest rates increase or increasing as interest rates decline.

(3)
Incentive fees are paid to a trading advisor only on trading profits earned on the assets of the partnership managed by that trading advisor. Trading profits are determined after deducting all partnership expenses attributable to the partnership assets managed by the trading advisor, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership's break even point on the assets managed by the trading advisor. Note, however, that because one trading advisor to a partnership could be profitable and earn an incentive fee while the other trading advisors are unprofitable such that the partnership has an overall trading loss, it is possible for a partnership to pay an incentive fee at a time when it has incurred overall losses.

(4)
Units redeemed at the end of 12 months from the date of purchase are generally subject to a 2% redemption charge; after 24 months there is no redemption charge.

RISK FACTORS

        The following updates and replaces the following risk factors on pages 10-15.

        The partnerships' trading is highly leveraged. The trading advisors for each partnership use substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.

        The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below is the average of the underlying value of each partnership's month-end positions for the period August 2003 through July 2004, compared to the average month-end net assets of the partnership during such period. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership's overall leverage as compared to another partnership's overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages S-7 to S-9.

Spectrum Select	10.7 times net assets
Spectrum Technical	13.9 times net assets
Spectrum Strategic	4.4 times net assets
Spectrum Global Balanced	6.2 times net assets
Spectrum Currency	2.8 times net assets

        Options trading can be more volatile than futures trading. Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.

        Solely for the purpose of quantifying each partnerships' options trading as compared to their overall trading, the general partner has calculated a margin level for each partnerships' month-end options positions on a futures equivalent basis. Set forth below for each partnership is the average month-end margin level for its options positions as a percent of its total average month-end margin requirements for the period August 2003 through July 2004. You should be aware, however, that in the future the level of each partnerships' options trading could vary significantly.

%
Spectrum Select	1.2
Spectrum Technical	2.1
Spectrum Strategic	12.2
Spectrum Global Balanced	1.8
Spectrum Currency	0.0

        Trading on foreign exchanges presents greater risks to each partnership than trading on U.S. exchanges.

  •
  Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including for example minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and record keeping requirements. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges and may be less vigorously enforced than regulations in the U.S.

  •
  Positions on foreign exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

  •
  A partnership could incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.

        Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership's performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period August 2003 through July 2004 that relate to futures and options contracts on foreign exchanges as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading on foreign exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership's margin requirements that relate to positions on foreign exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Spectrum Select	40.7
Spectrum Technical	39.5
Spectrum Strategic	25.5
Spectrum Global Balanced	57.7
Spectrum Currency	0.0

        The unregulated nature of the forwards markets creates counterparty risks that do not exist in futures trading on exchanges. Unlike futures contracts, forwards contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forwards contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forwards contract. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forwards contracts in foreign currency with Morgan Stanley, they are at risk to the creditworthiness and trading practices of Morgan Stanley as the counterparty to the trades.

        Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnerships' performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period August 2003 through July 2004 that relate to forwards contracts as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading in the forwards contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership's margin requirements that relate to forwards contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Spectrum Select	10.4
Spectrum Technical	18.0
Spectrum Strategic	4.5
Spectrum Global Balanced	3.4
Spectrum Currency	100

The following supplements the risk factors under the sub-caption "—Trading Advisor Risks" on page 15.

        Graham and Eclipse's use of an increased rate of leverage could affect future performance. The general partner and Graham, one of the trading advisors for Spectrum Select, have agreed that Graham will leverage the funds of Spectrum Select allocated to Graham at 150% the leverage Graham normally applies to its Global Diversified Program and its Graham Selective Trading Program. In addition, the general partner and Eclipse, one of the trading advisors for Spectrum Strategic, have agreed that Eclipse will leverage the funds of Spectrum Strategic allocated to Eclipse at 150% the leverage Eclipse normally applies to its Global Monetary Program. This increased leverage could, depending on Graham's and Eclipse's performance, result in increased gain or loss and trading volatility, as compared to other accounts employing Graham's Global Diversified Program at standard leverage, Graham's Selective Trading Program at standard leverage and Eclipse's Global Monetary Program at standard leverage.

DESCRIPTION OF CHARGES

        The following updates the information under the sub-caption "—Charges to Each Partnership" beginning on page 19.

Spectrum Strategic

Entity	Form of Compensation	Amount of Compensation

The trading advisors	Monthly management fee.	1/12 of 3% of the net assets allocated to Blenheim and Eclipse. 1/12 of 2% of the net assets allocated to FX Concepts.
	Monthly incentive fee.	15% of the trading profits experienced with respect to the net assets allocated to Blenheim and Eclipse, and 20% of the trading profits experienced with respect to net assets allocated to FX Concepts.
The commodity brokers	Monthly brokerage fee to Morgan Stanley DW.	1/12 of 7.25% of the partnership's net assets.

Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in which the partnership's assets are deposited.
The compensating balance and excess net interest benefit to Morgan Stanley DW is estimated at less than 2% of the partnership's annual average month-end net assets. The aggregate of the brokerage fee payable by the partnership and net excess interest and compensating balance benefits to Morgan Stanley DW (after crediting the partnership with interest) will not exceed 14% annually of the partnership's average month-end net assets during a calendar year.
	Morgan Stanley & Co. generally will earn a spread, markup, or other profit on the foreign currency forward contract trades it executes with the partnership.	Bid/ask spreads to Morgan Stanley & Co. on foreign currency forward trades.
	Morgan Stanley Capital Group will earn a spread, markup, or other profit on the options on foreign currency forward trades it executes with the partnership.	Bid/ask spreads to Morgan Stanley Capital Group on options on foreign currency forward trades.

USE OF PROCEEDS

        The following updates and replaces the table presented on page 27.

        At each monthly closing, the trading advisors for each partnership will be allocated the net proceeds from additional investments received by that partnership, and redemptions from that partnership, in the following proportions:

Spectrum Select	Additions as of November 1, 2004		Redemptions as of November 1, 2004		Percentage of net assets allocated to each trading advisor as of July 31, 2004
	%		%		%
EMC Capital Management, Inc.	0		0		9.92
Northfield Trading L.P.	0		0		7.41
Rabar Market Research, Inc.	33	1/3	33	1/3	37.62
Sunrise Capital Management, Inc.	33	1/3	33	1/3	32.42
Graham Capital Management, L.P.
Selective Trading Program	16	2/3	16	2/3	6.24
Global Diversified Program	16	2/3	16	2/3	6.39
Spectrum Technical
Campbell & Company, Inc.	25		25		26.39
Chesapeake Capital Corporation	25		25		32.83
John W. Henry & Company, Inc.
Original Investment Program	0		0		9.52
Financial and Metals Portfolio	25		25		20.98
Winton Capital Management Limited	25		25		10.28
Spectrum Strategic
Blenheim Capital Management, L.L.C.	35		30		28.49
Eclipse Capital Management, Inc.	30		40		49.19
FX Concepts (Trading Advisor), Inc.	35		30		N/A*
Spectrum Global Balanced
SSARIS Advisors, LLC	100		100		100
Spectrum Currency
John W. Henry & Company, Inc.	50		50		52.95
Sunrise Capital Partners, LLC	50		50		47.05
*
Effective November 1, 2004, the general partner will allocate approximately 25% of Spectrum Strategic's net assets to FX Concepts at which time approximately 33% of Spectrum Strategic's net assets will be allocated to Blenheim and 42% will be allocated to Eclipse. Until the general partner allocates Spectrum Strategic's net assets to FX Concepts, unallocated assets will continue to earn interest income as if 100% of such assets were invested at a prevailing rate on U.S. Treasury bills.

THE SPECTRUM SERIES

        The following updates and replaces the table under the sub-caption "—General" on page 28.

        Following is a summary of information relating to the sale of units of each partnership through July 31, 2004:

	Units Sold	Units Available For Sale	Total Proceeds Received	General Partner Contributions	Number of Limited Partners	Net Asset Value Per Unit
			$	$		$
Spectrum Select*	33,397,876.332	23,216,090.768	701,531,547.92	4,400,000.00	49,159	26.26
Spectrum Technical	46,421,687.512	37,578,312.488	768,384,421.74	5,471,984.00	56,240	19.42
Spectrum Strategic	19,471,243.962	18,028,756.038	233,998,075.30	1,511,000.00	18,904	13.97
Spectrum Global Balanced	7,625,953.231	8,874,046.769	107,921,469.26	533,234.00	7,765	14.27
Spectrum Currency	19,969,589.969	32,030,410.031	267,227,495.25	3,901,644.70	27,574	12.43

*
The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on June 1, 1998, when Spectrum Select became part of the Spectrum Series of partnerships.

        The following updates, through July 31, 2004, and replaces the performance capsules under the sub-caption "—Performance Records" beginning on page 32. You should read the footnotes on page 35, which are an integral part of the following capsules.

Capsule I

Performance of Spectrum Select

Type of pool: publicly-offered fund
Inception of trading: August 1991
Aggregate subscriptions: $705,931,548
Current capitalization: $492,237,488
Current net asset value per unit: $26.26
Worst monthly % drawdown past five years: (13.12)% (November 2001)
Worst monthly % drawdown since inception: (13.72)% (January 1992)
Worst month-end peak-to-valley drawdown past five years: (21.59)% (5 months, March 2004-July 2004)
Worst month-end peak-to-valley drawdown since inception: (26.78)% (15 months, June 1995-August 1996)
Cumulative return since inception: 162.60%

	Monthly Performance
Month
	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994	1993	1992	1991
	%	%	%	%	%	%	%	%	%	%	%	%	%	%
January	2.14	4.70	(1.25)	1.36	2.86	(2.90)	0.87	3.93	(0.38)	(8.13)	(11.67)	0.31	(13.72)
February	8.17	4.11	(6.89)	1.93	(2.17)	5.45	2.16	4.75	(12.11)	9.61	(6.79)	14.85	(6.09)
March	(0.90)	(8.99)	3.77	7.27	(2.08)	(2.50)	0.23	0.31	(0.22)	20.58	12.57	(0.60)	(3.91)
April	(10.67)	1.02	(3.11)	(6.93)	(3.78)	3.70	(6.72)	(5.46)	4.07	9.06	(0.95)	10.35	(1.86)
May	(3.95)	8.99	3.48	(0.53)	1.58	(4.38)	1.78	(1.18)	(3.65)	11.08	6.84	1.95	(1.42)
June	(4.71)	(2.91)	12.00	(1.78)	(4.44)	0.34	0.93	0.16	1.37	(1.70)	10.30	0.21	7.19
July	(3.24)	(1.98)	4.67	(0.13)	(2.42)	(4.40)	(0.97)	9.74	(1.44)	(10.61)	(4.91)	13.90	10.72
August		0.31	3.42	2.53	4.71	(0.44)	19.19	(6.22)	(0.46)	(4.81)	(6.95)	(0.95)	6.69	(6.20)
September		(2.77)	5.18	6.70	(1.84)	1.69	6.24	0.93	3.34	(7.76)	1.25	(4.13)	(5.24)	6.32
October		2.78	(6.12)	6.01	0.44	(8.39)	(5.14)	(3.77)	13.30	(3.35)	(4.78)	(4.97)	(3.17)	(2.28)
November		(3.02)	(4.56)	(13.12)	6.47	3.29	(4.16)	0.62	6.76	1.37	5.68	(1.30)	1.39	(2.93)
December		8.48	5.57	0.25	8.52	1.62	1.19	3.35	(3.36)	11.19	(2.72)	8.13	(3.58)	38.67
Compound Annual/ Period Rate of Return	(13.36)	9.62	15.40	1.65	7.14	(7.56)	14.17	6.22	5.27	23.62	(5.12)	41.62	(14.45)	31.19
	(7 months)													(5 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule II

Performance of Spectrum Technical

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $773,856,406
Current capitalization: $593,416,409
Current net asset value per unit: $19.42
Worst monthly % drawdown past five years: (15.59)% (November 2001)
Worst monthly % drawdown since inception: (15.59)% (November 2001)
Worst month-end peak-to-valley drawdown past five years: (26.57)% (13 months, April 2001-April 2002)
Worst month-end peak-to-valley drawdown since inception: (26.57)% (13 months, April 2001-April 2002)
Cumulative return since inception: 94.20%

	Monthly Performance
Month
	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%
January	2.74	12.76	(1.88)	(0.81)	1.21	(4.96)	(1.16)	3.67	4.78	(1.84)
February	9.85	6.60	(3.41)	1.94	(1.19)	2.48	0.41	1.13	(6.39)	5.10
March	(3.91)	(9.17)	(2.90)	11.38	(1.54)	(2.48)	1.31	(1.82)	1.24	10.21
April	(9.90)	1.44	(3.20)	(11.10)	(4.02)	7.18	(4.62)	(2.93)	4.82	3.60
May	(2.76)	6.38	5.64	(0.37)	(0.43)	(5.00)	3.28	(3.75)	(3.84)	0.69
June	(5.21)	(7.42)	15.02	(3.62)	(2.78)	5.13	(1.10)	0.69	3.21	(1.12)
July	(4.76)	(3.04)	9.65	(3.36)	(3.96)	(3.90)	(0.98)	9.33	(4.80)	(2.44)
August		3.39	4.40	1.34	3.74	0.95	10.29	(5.97)	(0.35)	(0.63)
September		(5.41)	6.43	8.19	(8.61)	(1.51)	4.35	1.85	5.50	(3.33)
October		9.14	(6.75)	5.37	2.90	(9.96)	(0.73)	0.36	9.92	(0.09)
November		1.20	(4.68)	(15.59)	12.28	1.84	(6.17)	1.01	8.34	0.93	(0.90)
December		7.66	5.20	2.47	12.06	3.83	5.98	4.57	(3.88)	6.09	(1.31)
Compound Annual/Period Rate of Return	(14.22)	22.98	23.31	(7.15)	7.85	(7.51)	10.18	7.49	18.35	17.59	(2.20)
	(7 months)										(2 months)

Capsule III

Performance of Spectrum Strategic

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $235,509,075
Current capitalization: $160,881,002
Current net asset value per unit: $13.97
Worst monthly % drawdown past five years: (18.47)% (February 2000)
Worst monthly % drawdown since inception: (18.47)% (February 2000)
Worst month-end peak-to-valley drawdown past five years: (43.28)% (10 months, January 2000-October 2000)
Worst month-end peak-to-valley drawdown since inception: (43.28)% (10 months, January 2000-October 2000)
Cumulative return since inception: 39.70%

	Monthly Performance
Month
	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%
January	0.49	13.78	2.09	(0.94)	(1.96)	(3.55)	5.32	(0.66)	3.71	(3.50)
February	7.86	(2.21)	2.51	0.48	(18.47)	11.76	(3.37)	10.09	(10.29)	1.45
March	2.32	(4.28)	4.62	1.04	(2.05)	(3.45)	0.37	6.77	(0.97)	7.86
April	(6.49)	1.87	(4.94)	(1.69)	(10.15)	2.00	(11.06)	(6.90)	6.08	0.00
May	(1.01)	0.00	1.37	(0.10)	10.13	(13.38)	(7.40)	0.78	(3.05)	(0.66)
June	(0.54)	(1.28)	8.00	(3.34)	(7.82)	21.85	(0.89)	(1.63)	(2.86)	(6.38)
July	(4.38)	(1.86)	(0.42)	(1.38)	3.71	(1.00)	(5.26)	7.65	(4.91)	(0.81)
August		4.29	2.26	(0.60)	(8.26)	5.31	11.82	(4.93)	1.14	4.00
September		3.00	3.10	3.83	(10.40)	13.27	19.03	(6.03)	5.11	(0.39)
October		3.45	(7.13)	1.07	(6.84)	(9.55)	8.44	(6.24)	2.92	0.30
November		(2.23)	(5.97)	1.15	6.56	4.85	(7.94)	(2.22)	3.49	2.76	0.10
December		8.57	4.72	0.09	10.75	9.39	2.76	5.62	(2.65)	6.24	0.00
Compound Annual/Period Rate of Return	(2.38)	24.00	9.38	(0.57)	(33.06)	37.23	7.84	0.37	(3.53)	10.49	0.10
	(7 months)										(2 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule IV

Performance of Spectrum Global Balanced

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $108,454,704
Current capitalization: $48,541,989
Current net asset value per unit: $14.27
Worst monthly % drawdown past five years: (4.99)% (May 1999)
Worst monthly % drawdown since inception: (7.92)% (February 1996)
Worst month-end peak-to-valley drawdown past five years: (14.24)% (62 months, May 1999-July 2004)
Worst month-end peak-to-valley drawdown since inception: (14.24)% (62 months, May 1999-July 2004)
Cumulative return since inception: 42.70%

	Monthly Performance
Month
	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%
January	(0.90)	0.34	(1.23)	0.55	(0.93)	(0.06)	2.25	3.35	0.41	1.32
February	2.09	2.67	(1.69)	(3.36)	0.94	(0.06)	1.49	3.16	(7.92)	4.62
March	(1.85)	(2.60)	0.25	2.91	3.10	0.00	2.24	(2.50)	(1.08)	2.88
April	(3.58)	2.19	(2.09)	(0.31)	(4.57)	4.13	(1.78)	(1.65)	1.27	2.15
May	(1.08)	4.89	(0.19)	0.25	(1.32)	(4.99)	(0.35)	1.68	(3.13)	4.38
June	(0.07)	(0.19)	1.30	(3.08)	(0.26)	2.28	0.00	3.64	0.46	0.79
July	(2.53)	(1.09)	(0.83)	0.00	(2.18)	(1.67)	(1.19)	11.89	0.83	(1.39)
August		0.00	0.97	0.51	3.01	(0.19)	2.55	(5.92)	(0.82)	(1.41)
September		(1.16)	(4.16)	(1.20)	(3.94)	(0.50)	5.11	3.26	2.30	1.61
October		(0.92)	(0.80)	2.75	2.25	(1.77)	1.18	(1.69)	3.77	0.26
November		(1.32)	2.08	(0.06)	(0.52)	1.93	2.66	(0.37)	4.76	2.72	(0.50)
December		3.48	(4.02)	0.93	5.79	1.96	1.27	3.07	(3.88)	2.99	(1.21)
Compound Annual/Period Rate of Return	(7.76)	6.18	(10.12)	(0.31)	0.87	0.75	16.36	18.23	(3.65)	22.79	(1.70)
	(7 months)										(2 months)

Capsule V

Performance of Spectrum Currency

Type of pool: publicly-offered fund
Inception of trading: July 2000
Aggregate subscriptions: $271,129,140
Current capitalization: $217,193,449
Current net asset value per unit: $12.43
Worst monthly % drawdown: (7.51)% (March 2004)
Worst month-end peak-to-valley drawdown: (20.63)% (7 months, January 2004-July 2004)
Cumulative return since inception: 24.30%

	Monthly Performance
Month
	2004	2003	2002	2001	2000
	%	%	%	%	%
January	(0.89)	5.03	(3.46)	(1.07)
February	0.39	0.96	(1.75)	(1.36)
March	(7.51)	(1.96)	(4.50)	8.44
April	(5.14)	4.07	2.40	(2.88)
May	(3.58)	3.19	10.34	1.92
June	(1.90)	(3.99)	8.98	(1.71)
July	(3.87)	(4.49)	(4.41)	(5.91)	0.60
August		(1.26)	(4.69)	2.40	0.40
September		0.43	(1.98)	0.90	1.39
October		0.64	0.57	(0.81)	7.32
November		4.08	(1.05)	(0.36)	(1.64)
December		5.74	13.25	12.31	3.30
Compound Annual/Period Rate of Return	(20.63)	12.42	12.25	11.10	11.70
	(7 months)				(6 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SELECTED FINANCIAL DATA
AND SELECTED QUARTERLY FINANCIAL DATA

        The following updates and replaces the information contained on pages 36-40.

Spectrum Select

Selected Financial Data

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
REVENUES
Trading profit (loss):
Realized	17,063,199	59,472,103	52,485,483	46,999,853	43,420,724	6,845,291	(1,351,849)
Net change in unrealized	(46,827,798)	(24,481,724)	18,883,947	12,501,282	(20,155,561)	18,665,233	(1,547,990)

	(29,764,599)	34,990,379	71,369,430	59,501,135	23,265,163	25,510,524	(2,899,839)
Proceeds from litigation settlement	--	--	--	4,636,156	--	--	--

Total Trading Results	(29,764,599)	34,990,379	71,369,430	64,137,291	23,265,163	25,510,524	(2,899,839)
Interest income (Morgan Stanley DW)	1,771,027	1,460,887	2,843,612	3,468,437	7,203,732	9,573,095	7,678,789

Total	(27,993,572)	36,451,266	74,213,042	67,605,728	30,468,895	35,083,619	4,778,950

EXPENSES
Brokerage fees (Morgan Stanley DW)	18,166,232	11,850,050	25,658,616	18,943,743	17,183,347	14,706,945	15,188,479
Management fees	7,191,524	4,903,466	10,617,352	7,838,786	7,110,346	6,085,629	6,284,885
Incentive fees	6,104,991	1,180,842	3,750,169	--	3,009,853	--	--

Total	31,462,747	17,934,358	40,026,137	26,782,529	27,303,546	20,792,574	21,473,364

NET INCOME (LOSS)	(59,456,319)	18,516,908	34,186,905	40,823,199	3,165,349	14,291,045	(16,694,414)

Net Income (Loss) Allocation:
Limited Partners	(58,820,757)	18,311,919	33,822,853	40,391,145	3,123,455	14,165,099	(16,455,697)
General Partner	(635,562)	204,989	364,052	432,054	41,894	125,946	(238,717)
Net Income (Loss) per Unit:
Limited Partners	(3.17)	1.67	2.66	3.69	0.39	1.57	(1.80)
General Partner	(3.17)	1.67	2.66	3.69	0.39	1.57	(1.80)
TOTAL ASSETS AT END OF PERIOD	504,163,619	372,598,946	449,549,242	299,604,379	246,043,382	224,581,554	219,366,812
TOTAL NET ASSETS AT END OF PERIOD	496,712,730	366,083,639	441,522,484	295,377,799	241,411,585	220,729,969	213,805,674
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners	27.14	29.32	30.31	27.65	23.96	23.57	22.00
General Partner	27.14	29.32	30.31	27.65	23.96	23.57	22.00

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Revenue (net trading losses)	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2004
March 31	61,318,726	43,063,158	2.88
June 30	(89,312,298)	(102,519,477)	(6.05)

Total	(27,993,572)	(59,456,319)	(3.17)

2003
March 31	5,648,636	(3,435,893)	(0.22)
June 30	30,802,630	21,952,801	1.89
September 30	(7,076,850)	(16,582,417)	(1.29)
December 31	44,838,626	32,252,414	2.28

Total	74,213,042	34,186,905	2.66

2002
March 31	(4,965,948)	(11,031,500)	(1.10)
June 30	35,775,689	29,684,989	2.81
September 30	45,366,560	38,074,946	3.56
December 31	(8,570,573)	(15,905,236)	(1.58)

Total	67,605,728	40,823,199	3.69

Spectrum Technical

Selected Financial Data

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
REVENUES
Trading profit (loss):
Realized	35,235,407	100,864,533	116,446,374	76,058,451	30,115,483	12,255,064	726,179
Net change in unrealized	(64,647,569)	(47,791,845)	22,330,997	12,597,598	(28,536,694)	22,006,013	(872,972)

	(29,412,162)	53,072,688	138,777,371	88,656,049	1,578,789	34,261,077	(146,793)
Proceeds from litigation settlement	--	--	--	306,400	--	--	--

Total Trading Results	(29,412,162)	53,072,688	138,777,371	88,962,449	1,578,789	34,261,077	(146,793)
Interest income (Morgan Stanley DW)	2,152,545	1,753,710	3,316,107	3,686,460	8,288,660	11,613,896	9,593,178

Total	(27,259,617)	54,826,398	142,093,478	92,648,909	9,867,449	45,874,973	9,446,385

EXPENSES
Brokerage fees (Morgan Stanley DW)	22,227,380	14,323,091	30,273,037	20,470,797	19,556,056	17,835,223	19,176,380
Incentive fees	11,904,149	6,733,578	13,042,559	4,024,921	2,093,709	166,085	430,097
Management fees	7,952,331	5,073,943	10,835,994	7,377,756	7,501,053	9,595,464	10,580,071

Total	42,083,860	26,130,612	54,151,590	31,873,474	29,150,818	27,596,772	30,186,548

NET INCOME (LOSS)	(69,343,477)	28,695,786	87,941,888	60,775,435	(19,283,369)	18,278,201	(20,740,163)

Net Income (Loss) Allocation:
Limited Partners	(68,597,682)	28,361,039	86,960,795	60,110,064	(19,062,561)	18,053,408	(20,531,494)
General Partner	(745,795)	334,747	981,093	665,371	(220,808)	224,793	(208,669)
Net Income (Loss) per Unit:
Limited Partners	(2.25)	1.67	4.23	3.48	(1.15)	1.17	(1.21)
General Partner	(2.25)	1.67	4.23	3.48	(1.15)	1.17	(1.21)
TOTAL ASSETS AT END OF PERIOD	618,401,632	422,736,617	550,066,920	341,596,812	262,442,204	273,695,028	274,233,195
TOTAL NET ASSETS AT END OF PERIOD	609,530,863	414,490,564	538,184,278	335,821,626	257,974,122	268,133,092	268,755,718
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners	20.39	20.08	22.64	18.41	14.93	16.08	14.91
General Partner	20.39	20.08	22.64	18.41	14.93	16.08	14.91

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Revenue (net trading losses)	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2004
March 31	72,341,653	45,902,418	1.91
June 30	(99,601,270)	(115,245,895)	(4.16)

Total	(27,259,617)	(69,343,477)	(2.25)

2003
March 31	45,385,367	29,742,112	1.69
June 30	9,441,031	(1,046,326)	(0.02)
September 30	(11,784,806)	(22,120,621)	(1.04)
December 31	99,051,886	81,366,723	3.60

Total	142,093,478	87,941,888	4.23

2002
March 31	(14,298,661)	(20,650,030)	(1.19)
June 30	48,100,199	42,172,229	2.42
September 30	73,338,452	61,849,516	3.53
December 31	(14,491,081)	(22,596,280)	(1.28)

Total	92,648,909	60,775,435	3.48

Spectrum Strategic

Selected Financial Data

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
REVENUES
Trading profit (loss):
Realized	16,478,840	17,184,586	30,251,636	10,648,811	2,132,212	(23,193,914)	32,274,037
Net change in unrealized	(6,672,590)	(6,965,306)	990,641	2,439,378	2,505,634	(7,577,681)	4,264,478

	9,806,250	10,219,280	31,242,277	13,088,189	4,637,846	(30,771,595)	36,538,515
Proceeds from litigation settlement	—	—	—	17,556	—	—	—

Total Trading Results	9,806,250	10,219,280	31,242,277	13,105,745	4,637,846	(30,771,595)	36,538,515
Interest income (Morgan Stanley DW)	524,131	385,349	741,890	972,942	2,217,963	3,832,634	3,017,103

Total	10,330,381	10,604,629	31,984,167	14,078,687	6,855,809	(26,938,961)	39,555,618

EXPENSES
Brokerage fees (Morgan Stanley DW)	4,772,501	3,073,291	6,611,238	5,304,486	5,152,756	5,798,093	5,837,887
Incentive fees	2,212,763	1,036,225	2,123,832	264,827	—	1,269,237	2,451,152
Management fees	1,974,828	1,271,707	2,735,685	2,194,958	2,183,596	2,880,999	3,137,509

Total	8,960,092	5,381,223	11,470,755	7,764,271	7,336,352	9,948,329	11,426,548

NET INCOME (LOSS)	1,370,289	5,223,406	20,513,412	6,314,416	(480,543)	(36,887,290)	28,129,070

Net Income (Loss) Allocation:
Limited Partners	1,356,704	5,160,596	20,281,103	6,238,448	(475,383)	(36,503,461)	27,829,050
General Partner	13,585	62,810	232,309	75,968	(5,160)	(383,829)	300,020
Net Income (Loss) per Unit:
Limited Partners	0.30	0.82	2.77	0.99	(0.06)	(5.24)	4.30
General Partner	0.30	0.82	2.77	0.99	(0.06)	(5.24)	4.30
TOTAL ASSETS AT END OF PERIOD	165,432,647	91,326,721	123,656,595	77,094,809	71,489,275	76,427,098	109,444,028
TOTAL NET ASSETS AT END OF PERIOD	163,470,084	89,220,927	121,270,439	75,369,072	68,817,386	74,234,449	107,692,521
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners	14.61	12.36	14.31	11.54	10.55	10.61	15.85
General Partner	14.61	12.36	14.31	11.54	10.55	10.61	15.85

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Revenue (net trading losses)	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2004
March 31	19,386,598	14,056,323	1.56
June 30	(9,056,217)	(12,686,034)	(1.26)

Total	10,330,381	1,370,289	(0.30)

2003
March 31	7,634,556	4,781,178	0.75
June 30	2,970,073	442,228	0.07
September 30	7,306,514	4,972,399	0.67
December 31	14,073,024	10,317,607	1.28

Total	31,984,167	20,513,412	2.77

2002
March 31	8,275,813	6,492,203	1.00
June 30	4,753,904	2,944,241	0.47
September 30	6,023,092	3,800,561	0.60
December 31	(4,974,122)	(6,922,589)	(1.08)

Total	14,078,687	6,314,416	0.99

Spectrum Global Balanced

Selected Financial Data

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
REVENUES
Trading profit (loss):
Realized	405,525	5,853,581	3,711,981	(3,772,374)	3,618,628	(2,091,009)	2,425,585
Net change in unrealized	(1,980,278)	(1,095,082)	1,801,107	56,725	(2,628,436)	2,507,530	(1,157,073)

	(1,574,753)	4,758,499	5,513,088	(3,715,649)	990,192	416,521	1,268,512
Proceeds from litigation settlement	—	—	—	233,074	—	—	—

Total Trading Results	(1,574,753)	4,758,499	5,513,088	(3,482,575)	990,192	416,521	1,268,512
Interest income (Morgan Stanley DW)	241,412	289,190	525,817	916,179	2,160,076	3,275,958	2,385,751

Total	(1,333,341)	5,047,689	6,038,905	(2,566,396)	3,150,268	3,692,479	3,654,263

EXPENSES
Brokerage fees (Morgan Stanley DW)	1,208,475	1,151,574	2,328,615	2,532,371	2,597,121	2,558,008	2,387,515
Management fees	328,393	312,931	632,782	688,151	705,746	695,117	648,787
Incentive fees	—	—	—	—	--	--	215,651

Total	1,536,868	1,464,505	2,961,397	3,220,522	3,302,867	3,253,125	3,251,953

NET INCOME (LOSS)	(2,870,209)	3,583,184	3,077,508	(5,786,918)	(152,599)	439,354	402,310

Net Income (Loss) Allocation:
Limited Partners	(2,839,363)	3,543,302	3,043,649	(5,720,328)	(150,650)	433,786	397,258
General Partner	(30,846)	39,882	33,859	(66,590)	(1,949)	5,568	5,052
Net Income (Loss) per Unit:
Limited Partners	(0.83)	1.07	0.90	(1.64)	(0.05)	0.14	0.12
General Partner	(0.83)	1.07	0.90	(1.64)	(0.05)	0.14	0.12
TOTAL ASSETS AT END OF PERIOD	52,082,498	52,432,750	53,920,384	51,559,238	58,790,758	56,740,136	58,807,588
TOTAL NET ASSETS AT END OF PERIOD	50,297,797	51,255,909	52,639,493	50,405,432	57,785,760	55,879,750	57,864,012
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners	14.64	15.64	15.47	14.57	16.21	16.26	16.12
General Partner	14.64	15.64	15.47	14.57	16.21	16.26	16.12

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Revenue (net trading losses)	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2004
March 31	387,222	(388,480)	(0.11)
June 30	(1,720,563)	(2,481,729)	(0.72)

Total	(1,333,341)	(2,870,209)	(0.83)

2003
March 31	946,959	210,736	0.05
June 30	4,100,730	3,372,448	1.02
September 30	(386,145)	(1,135,694)	(0.35)
December 31	1,377,361	630,018	0.18

Total	6,038,905	3,077,508	0.90

2002
March 31	(690,502)	(1,526,664)	(0.43)
June 30	247,747	(562,004)	(0.16)
September 30	(1,414,555)	(2,219,748)	(0.63)
December 31	(709,086)	(1,478,502)	(0.42)

Total	(2,566,396)	(5,786,918)	(1.64)

Spectrum Currency

Selected Financial Data

	For the Six Months Ended June 30,		For the Years Ended December 31,
						For the Period from July 3, 2000 (commencement of operations) to December 31, 2000
	2004	2003	2003	2002	2001
	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
REVENUES
Trading profit (loss):
Realized	(26,511,966)	20,341,122	27,952,154	12,877,202	3,998,924	1,126,201
Net change in unrealized	(7,368,821)	(7,860,669)	(772,909)	2,473,166	2,622,814	555,569

Total Trading Results	(33,880,787)	12,480,453	27,179,245	15,350,368	6,621,738	1,681,770
Interest income (Morgan Stanley DW)	727,435	482,808	1,006,410	833,523	731,716	236,461

Total	(33,153,352)	12,963,261	28,185,655	16,183,891	7,353,454	1,918,231

EXPENSES
Brokerage fees (Morgan Stanley DW)	4,846,290	2,655,275	6,109,327	3,077,048	1,297,698	249,571
Management fees	2,107,084	1,154,468	2,656,229	1,337,848	564,216	171,693
Incentive fees	177,763	2,224,255	2,623,290	1,485,875	1,155,201	188,423

Total	7,131,137	6,033,998	11,388,846	5,900,771	3,017,115	609,687

NET INCOME (LOSS)	(40,284,489)	6,929,263	16,796,809	10,283,120	4,336,339	1,308,544

Net Income (Loss) Allocation:
Limited Partners	(39,842,680)	6,755,761	16,514,538	10,038,409	4,119,027	1,134,371
General Partner	(441,809)	173,502	282,271	244,711	217,312	174,173
Net Income (Loss) per Unit:
Limited Partners	(2.73)	1.00	1.73	1.52	1.24	1.17
General Partner	(2.73)	1.00	1.73	1.52	1.24	1.17
TOTAL ASSETS AT END OF PERIOD	224,118,492	140,172,841	192,464,641	98,379,320	49,112,223	18,056,724
TOTAL NET ASSETS AT END OF PERIOD	221,198,181	138,364,642	190,055,920	96,159,452	47,811,741	15,707,232
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners	12.93	14.93	15.66	13.93	12.41	11.17
General Partner	12.93	14.93	15.66	13.93	12.41	11.17

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Revenue (net trading losses)	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2004
March 31	(13,624,011)	(17,153,573)	(1.25)
June 30	(19,529,341)	(23,130,916)	(1.48)

Total	(33,153,352)	(40,284,489)	(2.73)

2003
March 31	6,321,965	3,660,402	0.55
June 30	6,641,296	3,268,861	0.45
September 30	(5,055,352)	(7,367,330)	(0.79)
December 31	20,277,746	17,234,876	1.52

Total	28,185,655	16,796,809	1.73

2002
March 31	(4,108,907)	(4,944,552)	(1.17)
June 30	15,457,288	13,231,295	2.60
September 30	(7,254,255)	(8,531,364)	(1.48)
December 31	12,089,765	10,527,741	1.57

Total	16,183,891	10,283,120	1.52

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following updates, for the six months ended June 30, 2004 and 2003, and supplements the information for each partnership under the sub-captions "Results of Operations" on pages 41-53.

Morgan Stanley Spectrum Select L.P.

For the Six Months Ended June 30, 2004.

        The most significant trading losses of approximately 4.2% were incurred in the currency markets. During March, short positions in the Japanese yen and Singapore dollar versus the U.S. dollar resulted in losses as the yen reversed higher due to speculation that the Bank of Japan was relaxing its efforts of intervention to weaken the yen. During April, long Asian currency positions versus the U.S. dollar experienced losses as the dollar's value surged following the release of stronger-than-expected U.S. jobs data. The yen also came under pressure following efforts by the Japanese government to weaken the yen by intervening in the currency markets. Short positions in most major currencies versus the U.S. dollar produced losses during May as the U.S. dollar's value declined in response to fears of potential terrorist attacks, expanding energy prices, and the release of weaker-than-expected economic data. Additional losses of approximately 3.6% were experienced in the global interest rate markets, primarily during January and throughout the second quarter, from positions in U.S., Australian, and European interest rate futures. During January, long positions in U.S. and European interest rate futures experienced losses as prices declined following comments from the U.S. Federal Reserve concerning a shift in the Board's interest rate policy. Short positions in Australian interest rate futures deepened sector losses as prices reversed higher during the final week of the month. During April, long U.S. and European interest rate futures positions incurred losses as prices tumbled following the release of stronger-than-expected U.S. jobs data. During May, short positions in global bond futures experienced losses as prices moved higher during the latter half of the month due to uncertainty in global equity prices, weaker-than-expected economic data, stronger energy prices and geopolitical concerns. During June, short positions experienced losses as global bond prices rallied on weaker-than-expected economic reports and expectations that the U.S. Federal Reserve would not aggressively tighten U.S. interest rates as originally expected. Smaller losses stemmed from short positions in Japanese interest rate futures during June as prices increased sharply after the Bank of Japan voted to maintain interest rates close to zero. Additional partnership losses of approximately 1.9% were recorded in the global stock index markets, primarily during May. Long positions in European and U.S. equity index futures were unprofitable during the first half of the month as global equity prices were negatively impacted by geopolitical concerns and expanding energy prices. Newly established short positions in those same markets experienced additional losses as prices rebounded later in May due to a slight pullback in oil prices and strong earnings from technology companies. A portion of the partnership's overall losses for the first six months of the year was offset by gains of approximately 2.3% in the metals markets from long futures positions in both base and precious metals during January and February. Prices for industrial metals reacted positively to increased demand from China coupled with a weaker U.S. dollar. News of decreased market supply, along with higher global equity prices, also contributed to the rally in prices. Smaller gains were supplied from long futures positions in silver as prices benefited from U.S. dollar weakness in early January. During February, base metals and silver prices benefited further from increased demand triggered by the weakening U.S. dollar. Gains of approximately 2.0% were recorded in the energy markets during February, April, and May. During February, long futures positions in crude oil and its related products benefited as prices increased amid low market supply, falling inventory levels and an output reduction announcement from OPEC. Long crude oil futures positions also profited during April as prices trended higher on fears of potential terrorist activity in Saudi Arabia and news of problems with U.S. refineries. Prices were later bolstered following a disclosure from OPEC ministers regarding their intentions to discuss higher price targets at their meeting in June. During May, long futures positions in crude oil and its related products returned additional gains as crude oil prices surged past $41 a barrel, reaching twenty-one year highs, amid fears of terrorist attacks on Saudi Arabian oil facilities and disruptions in Iraqi oil production. Finally, gains of approximately 1.0% were supplied by the agricultural markets, primarily during the first quarter. During the first quarter, long futures positions in corn and soybeans profited as prices finished higher amid increased demand from Asia. During February, long futures positions in soybeans and its related products benefited amid heightened demand from Asia triggered by lower harvest results. Corn prices edged higher during the month as it followed soybean prices. Thus, long futures positions in corn during February provided additional profits in this sector. Long futures positions in both corn and the soybean complex achieved gains during March as prices for both commodities strengthened in response to news of increased export demand.

        For the six months ended June 30, 2004, Spectrum Select recorded total trading losses, net of interest income, of $27,993,572. Total expenses for the six months ended June 30, 2004 were $31,462,747, resulting in a net loss of $59,456,319. The net asset value of a Unit decreased from $30.31 at December 31, 2003 to $27.14 at June 30, 2004.

For the Six Months Ended June 30, 2003.

        The most significant trading gains of approximately 6.5% were recorded in the currency markets during January from long positions in the euro versus the U.S. dollar as the value of the European currency strengthened against the U.S. dollar amid renewed fears of a military conflict with Iraq, increased tensions with North Korea, and weak U.S. economic data. During May, gains were supplied from long positions in the euro versus the U.S. dollar as the value of the euro strengthened to an all-time high amid uncertainty regarding the Bush Administration's economic policy, renewed fears of potential terrorist attacks against American interests, and investor preference for non-U.S. dollar denominated assets. Additional currency gains were recorded from long positions in the Australian dollar versus the U.S. dollar as the value of the Australian currency strengthened in response to continued weakness in the U.S. dollar, rising gold prices and relatively high interest rates in Australia. In the global interest rate markets, gains of approximately 3.9% were recorded primarily during May, from long positions in European and U.S. interest rate futures as prices continued to trend higher amid speculation of an interest rate cut by the U.S. Federal Reserve and lingering doubts concerning a global economic recovery. Gains in the energy sector of approximately 3.5% were supplied during February from long positions in natural gas futures as prices jumped sharply higher amid fears that extremely cold weather in the U.S. northeast and midwest could further deplete already diminished supplies. Additional gains were recorded from long futures positions in crude oil and its related products as prices trended higher amid the increasing likelihood of military action against Iraq. A portion of the partnership's overall gains was offset by losses of approximately 1.5% in the metals markets from long positions in aluminum and copper futures as prices fell during March amid muted industrial demand.

        For the six months ended June 30, 2003, Spectrum Select recorded total trading revenues, including interest income, of $36,451,266. Total expenses for the six months ended June 30, 2003 were $17,934,358, resulting in net income of $18,516,908. The net asset value of a unit increased from $27.65 at December 31, 2002 to $29.32 at June 30, 2003.

Morgan Stanley Spectrum Technical L.P.

For the Six Months Ended June 30, 2004.

        The most significant trading losses of approximately 7.1% were incurred in the currency markets. Losses were incurred during March from short positions in the Japanese yen versus the U.S. dollar as the yen reversed higher due to speculation that the Bank of Japan was relaxing its efforts to weaken the yen. During April, long positions in the Japanese yen versus the U.S. dollar resulted in losses as the dollar surged during the month following the release of stronger-than-expected U.S. jobs data. During May, short positions in the Japanese yen versus the U.S. dollar sustained losses as the U.S. dollar's value declined in response to fears of potential terrorist attacks, expanding energy prices, and the release of weaker-than-expected economic data during the latter half of May. During June, the currency markets continued to prove difficult as losses were experienced primarily from short positions in the Japanese yen versus the U.S. dollar as better-than-anticipated improvements in Japanese economic data and speculation that the Bank of Japan would move to raise interest rates pushed the yen higher versus the dollar. Losses of approximately 0.9% were experienced in the global stock index markets during March, April, and May. Long positions in European and U.S. stock index futures incurred losses during those months as equity prices fell in response to the terror attacks in Madrid, continuing difficulties in Iraq, fears of global terrorism, and concerns of higher interest rates. In the global interest rate markets, losses of approximately 0.8% resulted primarily during April and June from positions in U.S., Australian, and European interest rate futures. During April, long positions returned losses as prices tumbled following the release of stronger-than-expected U.S. jobs data. Short positions in European interest rate futures experienced losses during June as prices reversed higher on weaker-than-expected economics reports and diminished expectations that the U.S. Federal Reserve would aggressively raise interest rates. Smaller losses of approximately 0.6% were recorded in the agricultural markets during January and throughout the second quarter, primarily from positions in coffee futures. During January, short coffee futures positions experienced losses as prices reversed higher amid tight global supply and covering of short positions. Long coffee futures positions experienced losses as prices reversed lower during June in response to an increase in Brazilian crop estimates and mild weather in growing regions. Contributing to sector losses were long futures positions in wheat and corn during April as prices reacted negatively in response to news of lower U.S. exports and increased plantings in the U.S. Corn Belt. A portion of the partnership's overall losses during the first six months of the year was offset by gains of approximately 5.8% achieved in the energy markets during February, April, and May. Long futures positions in crude oil and its related products benefited during February from lower market supply, falling inventory levels and an announcement from OPEC stating that members would cut production. During April and May, prices moved higher amid fears of potential terrorist activity in Saudi Arabia and news of problems with U.S. refineries. Prices were later bolstered following a disclosure from OPEC ministers regarding their intentions to discuss higher price targets at their meeting in June.

        For the six months ended June 30, 2004, Spectrum Technical recorded total trading losses, net of interest income, of $27,259,617. Total expenses for the six months ended June 30, 2004 were $42,083,860, resulting in a net loss of $69,343,477. The net asset value of a unit decreased from $22.64 at December 31, 2003 to $20.39 at June 30, 2004.

For the Six Months Ended June 30, 2003.

        The most significant trading gains of approximately 10.9% in the currency markets were supplied during January from long positions in the euro as its value strengthened versus the U.S. dollar amid renewed fears of a military conflict with Iraq, increased tensions with North Korea, and weak U.S. economic data. During May, additional gains were recorded as the value of the euro strengthened to an all-time high amid uncertainty regarding the Bush Administration's economic policy, renewed fears of potential terrorist attacks against American interests, and investor preference for non-U.S. dollar denominated assets. Gains were also recorded from long positions in the Australian dollar versus the U.S. dollar as the Australian currency strengthened in response to continued weakness in the U.S. dollar and a significant interest rate differential between the two countries. Additional gains of approximately 6.2% in the global interest rate markets were recorded during January and February from positions in U.S. interest rate futures as prices declined amid a temporary increase in U.S. manufacturing activity and then increased as investors continued to seek the safe haven of fixed income investments in response to prolonged uncertainty in global equity markets. Additional gains were recorded from long positions in European and U.S. interest rate futures as strong demand from investors seeking the security of fixed income investments sent prices higher. During May, gains were provided from long positions in U.S. and European interest rate futures as prices trended higher amid speculation of an interest rate cut by the U.S. Federal Reserve and lingering doubts concerning a global economic recovery. Gains of approximately 3.8% were recorded in the energy markets during January and February from long positions in natural gas futures as prices increased in response to prolonged frigid temperatures in the northeastern and midwestern United States and fears that extremely cold weather could further deplete already diminished supplies. Additional gains were provided from long positions in crude oil futures as prices trended higher amid fears that a military conflict with Iraq could curb market supply. A portion of the partnership's gains was offset by losses of approximately 2.5% in the metals markets from long positions in aluminum futures as prices fell amid muted industrial demand during March. During June, long positions in aluminum futures incurred additional losses as prices declined in anticipation of the U.S. Federal Reserve's interest rate cut and on technically based selling. Further losses in this sector were provided by long gold futures positions as prices dropped counter to the rise of the U.S. dollar. Additional losses of approximately 2.4% stemmed from the agricultural markets, primarily during June, as short futures positions in cotton suffered losses due to an increase in prices spurred by supply concerns.

        For the six months ended June 30, 2003, Spectrum Technical recorded total trading revenues, including interest income, of $54,826,398. Total expenses for the six months ended June 30, 2003 were $26,130,612, resulting in net income of $28,695,786. The net asset value of a Unit increased from $18.41 at December 31, 2002 to $20.08 at June 30, 2003.

Morgan Stanley Spectrum Strategic L.P.

For the Six Months Ended June 30, 2004.

        The most significant trading gains of approximately 8.2% were achieved in the agricultural markets from long futures positions in soybeans, soybean-related products, and sugar. During the first quarter, soybean prices finished higher, especially during February, due to increased exports abroad and greater demand from Asia. Long futures positions in sugar benefited as prices first rallied during April amid diminished market supply and inflation concerns. During June, sugar prices climbed further amid increased demand prompted by concerns that too much rain in Brazil had disrupted the harvest. Additional gains of approximately 4.0% were recorded in the metals markets, primarily during February, from long futures positions in base metals. Copper, lead, nickel, zinc, and tin prices trended higher as a declining U.S. dollar prompted an increase in industrial metal demand from Asia and global central banks. A portion of the partnership's gains for the first six months of the year was offset by losses of approximately 1.2% experienced in the energy markets, primarily during the second quarter. Long futures positions in natural gas suffered losses as prices declined during early April amid a potential reduction in environmental gasoline restrictions. During June, long futures positions in crude oil produced losses as prices reversed lower following news that OPEC would move to increase its daily production quota. Further price decreases occurred after the U.S. EIA reported that crude oil stocks increased to their highest level in nearly two years. Later in June, prices dropped to two-month lows as Saudi Arabia signaled its readiness to cover any production shortfalls and oil supplies recovered in both Iraq and Norway. In the currency markets, losses of approximately 1.1% resulted primarily during January and February. Long positions in the Japanese yen versus the U.S. dollar resulted in losses after the Bank of Japan intervened in the currency markets by buying dollars in an attempt to stem the yen's rise during February and again during April. Short positions in the Australian dollar versus the U.S. dollar also lost during February as the U.S. dollar's value declined amid heightened dollar-selling prompted by huge U.S. trade and budget deficits, fears of terror attacks, and interest rate differentials between U.S. Treasury securities and relatively high-yielding Australian bonds. Long positions in the Canadian dollar versus the U.S. dollar were unprofitable as the U.S. dollar advanced during January amid a brief corrective recovery encouraged by the release of a batch of positive U.S. economic data. Additional losses of approximately 1.0% in the global interest rate markets resulted primarily during April from long positions in Australian and U.S. interest rate futures. Global fixed income prices tumbled following the release of stronger-than-expected U.S. jobs data and market anticipations for sooner-than-expected raises in U.S. interest rates. Long U.S. interest rate futures positions experienced losses earlier in the year during January as prices sharply declined following comments from the U.S Federal Reserve concerning a shift in their interest rate policy. Smaller losses of approximately 0.5% were incurred in the global stock indices, primarily during March. Long European and Japanese equity index futures positions proved unprofitable as equity prices dropped during February and early March amid weakness in the U.S. technology sector and growing geopolitical uncertainty stemming from the terrorist attacks in Spain.

        For the six months ended June 30, 2004, Spectrum Strategic recorded total trading revenues, including interest income, of $10,330,381. Total expenses for the six months ended June 30, 2004 were $8,960,092, resulting in net income of $1,370,289. The net asset value of a unit increased from $14.31 at December 31, 2003 to $14.61 at June 30, 2004.

For the Six Months Ended June 30, 2003.

        The most significant trading gains of approximately 6.3% were recorded in the currency markets, primarily during May, from long positions in the euro versus the U.S. dollar as the value of the euro strengthened to an all-time high amid uncertainty regarding the Bush Administration's economic policy, renewed fears of potential terrorist attacks against American interests, and investors preference for non-U.S. dollar denominated assets. Additional gains were recorded from long positions in the Australian dollar versus the U.S. dollar as its value strengthened in response to continued weakness in the U.S. dollar and higher interest rates in Australia relative to those elsewhere. Additional gains of approximately

2.5% in the global interest rate markets were recorded during February and May from long positions in European interest rate futures as prices trended higher amid lingering doubts concerning a global economic recovery. Further gains of approximately 2.4% in the global stock index markets were contributed during May and June from long positions in European and U.S. stock index futures as prices moved higher amid increased optimism regarding the U.S. economic recovery. During January, gains of approximately 1.8% in the agricultural markets primarily resulted from long positions in sugar futures as prices rose on speculative buying ahead of the Brazilian harvest. Further gains in the agricultural sector stemmed from long futures positions in rough rice. A portion of the partnership's overall gains during the first six months of the year was offset by losses of approximately 0.2% in the metals markets, primarily from long positions in gold futures, as prices declined during March amid renewed strength in the value of the U.S. dollar and a moderate rebound in global equity prices.

        For the six months ended June 30, 2003, Spectrum Strategic recorded total trading revenues, including interest income, of $10,604,629. Total expenses for the six months ended June 30, 2003 were $5,381,223, resulting in net income of $5,223,406. The net asset value of a Unit increased from $11.54 at December 31, 2002 to $12.36 at June 30, 2003.

Morgan Stanley Spectrum Global Balanced L.P.

For the Six Months Ended June 30, 2004.

        The most significant trading losses of approximately 2.6% were experienced in the currency markets, primarily during March. Long cross rate positions in the Swiss franc versus the Japanese yen resulted in losses as the yen's value reversed higher due to speculation that the Bank of Japan was relaxing its efforts to weaken the yen. Long positions in the U.S. dollar index were also hurt as the dollar's value declined due to reduced Bank of Japan intervention activity. During April, losses were incurred from long positions in the Japanese yen and Singapore dollar versus the U.S. dollar as the U.S. dollar surged following the release of stronger-than-expected U.S. jobs data. The yen also came under pressure following efforts by the Japanese government to weaken the yen by intervening in the currency markets. Losses were also incurred on short U.S. dollar positions against the South African rand, as the dollar benefited from rising U.S. interest rates and the perception that the U.S. economy was experiencing a sustainable recovery. In the global interest rate markets, losses of approximately 1.4% were incurred during January from long positions in Australian interest rate futures as prices moved lower in sympathy with U.S. fixed income prices after the U.S. Federal Reserve hinted at possible rate increases in the near future. Additional losses stemmed from positions in Japanese government bond futures during June as prices first decreased due to rising yields and an improving Japanese economy and then increased sharply after the Bank of Japan voted to maintain interest rates close to zero. During April, losses were incurred on long European interest rate futures positions as global fixed income prices tumbled following the release of stronger-than-expected U.S. jobs data. Smaller losses of approximately 0.2% were recorded in the agricultural markets from trading in cocoa futures during the first six months of the year. In the metals markets, losses of approximately 0.2% resulted from long futures positions in nickel as prices fell due to a strengthening of the U.S. dollar during January. Short nickel futures positions during May also experienced losses as prices increased during the last week of the month due to a weaker U.S. dollar and strong Asian demand. A portion of the partnership's losses during the first six months of the year was offset by gains of approximately 1.3% achieved in the global stock index markets. Long positions in Japanese stock index futures contributed to gains as Japanese equity prices strengthened during June amid renewed investor sentiment regarding the Japanese economic recovery. Long U.S. stock index futures positions recorded gains as U.S. equity prices moved higher in response to positive company earnings reports, in addition to signs of growing U.S. consumer confidence during January. Long positions in Asian and U.S. stock index futures both recorded gains during February as global equity prices advanced amid upbeat corporate profit reports, merger and acquisition activity and a low-interest rate environment.

        For the six months ended June 30, 2004, Spectrum Global Balanced recorded total trading losses, net of interest income, of $1,333,341. Total expenses for the six months ended June 30, 2004 were $1,536,868, resulting in a net loss of $2,870,209. The net asset value of a unit decreased from $15.47 at December 31, 2003 to $14.64 at June 30, 2004.

For the Six Months Ended June 30, 2003.

        The most significant trading gains of approximately 5.8% were recorded in the global interest rate markets, during February and May, from long positions in European and U.S. interest rate futures as prices continued to trend higher amid speculation of an interest rate cut by the U.S. Federal Reserve, lingering doubts concerning a global economic recovery, and investors' preference for fixed income investments. Additional gains of approximately 1.7% were recorded during the second quarter in the global stock index markets from long positions in European and U.S. stock index futures as global equity prices rallied in response to positive earnings announcements, the conclusion of the war in Iraq, and the prospect of lower interest rates. Gains of approximately 1.4% in the energy markets were recorded, primarily during February, from long positions in crude oil futures, as prices continued to trend higher amid the increasing likelihood of military action against Iraq, and long positions in natural gas futures, as prices jumped sharply higher amid fears that extremely cold weather in the U. S. northeast and midwest could further deplete already diminished supplies. In the currency markets, gains of approximately 1.4% were provided, primarily during April, from long positions in the Australian dollar versus the Japanese yen as the yen's value declined amid SARS-related fears. Long positions in the euro versus the U.S. dollar during May also provided gains amid uncertainty regarding the Bush Administration's economic policy, renewed fears of potential terrorist attacks against American interests, and investor preference for non-U.S. dollar denominated assets. A portion of the partnership's overall gains for the first half of the year was offset by small losses of approximately 0.5% in the agricultural markets from short corn futures positions during January as the price of corn moved higher, elevated by strong prices in wheat futures. In April, long positions in corn futures experienced additional losses as prices reversed lower amid news of increased supply. Smaller losses of approximately 0.2% in the metals markets were experienced primarily during June from long positions in copper futures as prices moved lower.

        For the six months ended June 30, 2003, Spectrum Global Balanced recorded total trading revenues, including interest income, of $5,047,689. Total expenses for the six months ended June 30, 2003 were $1,464,505, resulting in net income of $3,583,184. The net asset value of a unit increased from $14.57 at December 31, 2002 to $15.64 at June 30, 2003.

Morgan Stanley Spectrum Currency L.P.

For the Six Months Ended June 30, 2004.

        The most significant trading losses of approximately 5.9% and 1.8%, respectively, were recorded from positions in the Japanese yen and Singapore dollar versus the U.S. dollar. Short Asian currency positions against the U.S. dollar during March recorded losses as the yen reversed higher due to speculation that the Bank of Japan was relaxing its efforts to weaken the yen. After reversing to long positions in the Asian currencies versus the U.S. dollar during April, the U.S. dollar surged upwards following the release of stronger-than-expected U.S. jobs data, thereby, causing losses. The yen also came under pressure following efforts by the Japanese government to weaken the yen by intervening in the currency markets. Short Asian currency positions incurred losses again during May as the U.S. dollar's value declined in response to fears of potential terrorist attacks, expanding energy prices, and the release of weaker-than-expected economic data. During June, short Asian currency positions experienced losses due to the yen's rise prompted by better-than-anticipated improvements in Japanese economic data. The yen continued its rise later in the month in response to speculation that the Bank of Japan would move to raise interest rates amid further confirmation that Japan's economic recovery was on track. Additional losses of approximately 4.3% stemmed from long positions in the South African rand versus the U.S. dollar during January and February amid expectations for a decline in gold prices due to an anticipated improvement in the global macro-economic environment during 2004. During April, long South African rand positions versus the U.S. dollar experienced losses as the dollar's value moved higher. During May, short South African rand positions incurred losses as the commodity-linked currency reversed higher in response to rising gold prices. Losses of approximately 2.3% occurred from long positions in the Norwegian krone versus the U.S. dollar during January and June amid a strengthening of the U.S. dollar caused by a perceived shift in U.S. Federal Reserve interest rate policy. Finally, smaller losses of approximately 1.4% were experienced from short positions in the Mexican peso versus the U.S. dollar. Losses in the peso were spurred by encouraging signs of a recovery in the Mexican economy. A portion of the partnership's overall losses during the first half of the year was offset by gains of approximately 0.7% from short positions in the Swiss franc versus the U.S. dollar during January as the dollar's value moved higher amid the prospects for future increases in U.S. interest rates. Additional gains of approximately 0.6% were provided from long positions in the British pound versus the U.S. dollar during January and February as the dollar sold off versus the pound due to interest rate differentials between the U.S. and the U.K., while the pound's value increased amid an increase in U.K. interest rates.

        For the six months ended June 30, 2004, Spectrum Currency recorded total trading losses, net of interest income, of $33,153,352. Total expenses for the six months ended June 30, 2004 were $7,131,137, resulting in a net loss of $40,284,489. The net asset value of a unit decreased from $15.66 at December 31, 2003 to $12.93 at June 30, 2004.

For the Six Months Ended June 30, 2003.

        The most significant trading gains of approximately 12.6% were recorded from long positions in the euro versus the U.S. dollar as the value of the euro strengthened to an all-time high during May amid uncertainty regarding the Bush Administration's economic policy, renewed fears of potential terrorist attacks against American interests, and investor preference for non-U.S. dollar denominated assets. During January and April, gains were also experienced from long positions in the euro versus the U.S. dollar as the U.S. dollar's value weakened amid renewed fears of a military conflict with Iraq, increased tensions with North Korea, and weak U.S. economic data. Additional gains of approximately 7.3% resulted from long positions in the Australian dollar versus the U.S. dollar as the Australian currency strengthened in response to continued weakness in the U.S. dollar, higher interest rates relative to those in the U.S., Europe and Asia, and higher gold prices earlier in the year. Smaller gains were provided from long positions in the New Zealand dollar versus the U.S. dollar as the New Zealand dollar's value increased on the heels of higher gold prices and strength in the Australian dollar. A portion of the partnership's gains for the first half of the year was offset by losses of approximately 3.8% and 2.4% from positions in the Japanese yen and Singapore dollar, respectively, versus the U.S. dollar as the value of these currencies moved without consistent direction versus the U.S. dollar. Losses of approximately 3.7% resulted during April and May from short positions in the British pound versus the U.S. dollar as the value of the pound strengthened early in the month amid expectations that the Bank of England would likely leave interest rates unchanged and the release of lower-than-expected unemployment data from Great Britain. During June, losses stemmed from long positions in the British pound versus the U.S. dollar as its value increased early in the month, amid expectations that the Bank of England would likely leave interest rates unchanged, and then reversed lower, after the British Finance Minister released positive comments regarding the U.K.'s entry prospects into the European Monetary Union.

        For the six months ended June 30, 2003, Spectrum Currency recorded total trading revenues, including interest income, of $12,963,261. Total expenses for the six months ended June 30, 2003 were $6,033,998, resulting in net income of $6,929,263. The net asset value of a unit increased from $13.93 at December 31, 2002 to $14.93 at June 30, 2003.

QUANTITATIVE AND QUALITATIVE DISCLOSURES
ABOUT MARKET RISK

        The following updates and supplements the information for each partnership under the sub-caption "—Each Partnership's Value at Risk in Different Market Sectors" on pages 55-57.

        The following tables indicate the VaR associated with each partnership's open positions, as a percentage of total net assets, by primary market risk category as of June 30, 2004 and 2003.

Spectrum Select:

        As of June 30, 2004 and 2003, Spectrum Select's total capitalization was approximately $497 million and $366 million, respectively.

	VaR June 30,
Market Category
	2004	2003
	%	%
Currency	(0.37)	(1.03)
Interest Rate	(0.64)	(0.35)
Equity	(0.99)	(0.71)
Commodity	(0.39)	(0.65)
Aggregate Value at Risk	(1.44)	(1.39)

Spectrum Technical:

        As of June 30, 2004 and 2003, Spectrum Technical's total capitalization was approximately $610 million and $414 million, respectively.

	VaR June 30,
Market Category
	2004	2003
	%	%
Currency	(1.06)	(1.59)
Equity	(1.70)	(1.23)
Interest Rate	(0.79)	(1.35)
Commodity	(1.21)	(1.22)
Aggregate Value at Risk	(2.55)	(2.72)

Spectrum Strategic:

        As of June 30, 2004 and 2003, Spectrum Strategic's total capitalization was approximately $163 million and $89 million, respectively.

	VaR June 30,
Market Category
	2004	2003
	%	%
Currency	(0.12)	(0.20)
Equity	(1.21)	(0.50)
Interest Rate	(0.21)	(0.15)
Commodity	(0.52)	(1.12)
Aggregate Value at Risk	(1.44)	(1.24)

Spectrum Global Balanced:

        As of June 30, 2004 and 2003, Spectrum Global Balanced's total capitalization was approximately $50 million and $51 million, respectively.

	VaR June 30,
Market Category
	2004	2003
	%	%
Currency	(0.21)	(0.36)
Equity	(1.07)	(0.76)
Interest Rate	(0.60)	(0.68)
Commodity	(0.06)	(0.15)
Aggregate Value at Risk	(0.92)	(0.89)

Spectrum Currency:

        As of June 30, 2004 and 2003, Spectrum Currency's total capitalization was approximately $221 million and $138 million, respectively.

	VaR June 30,
Market Category
	2004	2003
	%	%
Currency	(0.88)	(1.44)
Aggregate Value at Risk	(0.88)	(1.44)

        The Value at Risk for a market category represents the one-day downside risk for the aggregate exposures associated with this market category. The aggregate Value at Risk, listed above for each partnership, represents the aggregate VaR of all of a partnership's open positions and not the sum of the VaR of the individual market categories. Aggregate VaR will be lower as it takes into account correlation among the different positions and categories.

        The tables above represent the VaR of each partnership's open positions at June 30, 2004 and 2003 only and are not necessarily representative of either the historic or future risk of an investment in these partnerships. Because the only business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership's trading portfolio can change significantly over any given time period, or even within a single trading day. Any changes in open positions could positively or negatively materially impact market risk as measured by VaR.

        The tables below supplement the June 30, 2004 VaR (set forth above) by presenting each partnership's high, low, and average VaR, as a percentage of total net assets, for the four quarterly reporting periods from July 1, 2003 through June 30, 2004.

Spectrum Select

Market Category	High	Low	Average
	%	%	%
Currency	(1.32)	(0.37)	(0.82)
Interest Rate	(2.12)	(0.48)	(0.96)
Equity	(1.75)	(0.56)	(0.99)
Commodity	(1.40)	(0.39)	(1.02)
Aggregate Value at Risk	(2.64)	(1.44)	(2.13)

Spectrum Technical

Market Category	High	Low	Average
	%	%	%
Currency	(2.48)	(0.58)	(1.50)
Interest Rate	(1.94)	(0.79)	(1.21)
Equity	(1.97)	(0.91)	(1.56)
Commodity	(2.04)	(1.13)	(1.46)
Aggregate Value at Risk	(3.47)	(2.55)	(3.14)

Spectrum Strategic

Market Category	High	Low	Average
	%	%	%
Currency	(0.93)	(0.08)	(0.47)
Interest Rate	(1.73)	(0.09)	(0.57)
Equity	(1.69)	(0.22)	(0.88)
Commodity	(1.67)	(0.52)	(1.06)
Aggregate Value at Risk	(2.61)	(1.36)	(1.84)

Spectrum Global Balanced

Market Category	High	Low	Average
	%	%	%
Currency	(0.70)	(0.21)	(0.43)
Interest Rate	(1.33)	(0.60)	(0.87)
Equity	(1.43)	(0.72)	(1.12)
Commodity	(0.39)	(0.06)	(0.24)
Aggregate Value at Risk	(1.56)	(0.92)	(1.24)

Spectrum Currency

Market Category	High	Low	Average
	%	%	%
Currency	(2.60)	(0.84)	(1.72)

        The following updates and supplements the information for each partnership under the sub-caption "—Qualitative Disclosures Regarding Primary Trading Risk Exposures" on pages 58-62.

  Morgan Stanley Spectrum Select L.P.

        The following were the primary trading risk exposures of Spectrum Select as of June 30, 2004, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    The primary market exposure of the partnership at June 30, 2004 was to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At June 30, 2004, the partnership's primary exposures were to the DAX (Germany), MIB 30 (Italy), S&P 500 (U.S.), and Nikkei (Japan) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Interest rate.    The second largest market exposure of the partnership at June 30, 2004 was to the global interest rate sector. Exposure was primarily spread across the European, U.S., Australian, Canadian, and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., Australia. The general partner anticipates that the G-7 countries and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

        Currency.    The third largest market exposure of the partnership at June 30, 2004 was to the currency sector. The partnership's currency market exposure was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At June 30, 2004, the partnership's major exposures were to the euro, British pound, Australian dollar, Japanese yen, and Canadian dollar currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future.

Commodity.

        Energy.    The partnership's energy exposure at June 30, 2004 was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Metals.    The partnership's metals exposure at June 30, 2004 was to fluctuations in the price of precious metals, such as gold, and base metals, such as aluminum, copper, tin, nickel, and zinc. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisors, from time to time, take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

        Soft Commodities and Agriculturals.    At June 30, 2004, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the sugar, cotton, and lean hogs markets. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

  Morgan Stanley Spectrum Technical L.P.

        The following were the primary trading risk exposures of Spectrum Technical as of June 30, 2004, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    The primary market exposure of the partnership at June 30, 2004 was to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At June 30, 2004, the partnership's primary exposures were to the Euro Stoxx 50 (Europe), S&P 500 (U.S.), CAC 40 (France), Dax (Germany), Nikkei (Japan), and Dow Jones Industrial Average (U.S.) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Currency.    The second largest market exposure of the partnership at June 30, 2004 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At June 30, 2004, the partnership's major exposures were to euro, Japanese yen, Australian dollar, British pound, Swiss franc, Canadian dollar, New Zealand dollar, Swedish krona, and Norwegian krone currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future.

        Interest Rate.    The third largest market exposure of the partnership at June 30, 2004 was to the global interest rate sector. Exposure was primarily spread across the U.S., European, Japanese, and Australian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., Australia. The general partner anticipates that G-7 countries and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

Commodity.

        Soft Commodities and Agricultural.    At June 30, 2004, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the cocoa, coffee, lean hogs, and live cattle markets. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

        Energy.    At June 30, 2004, the partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Metals.    The partnership's metal exposure at June 30, 2004 was to fluctuations in the price of precious metals, such as gold, silver, and to a lesser extent, platinum and palladium. The partnership also had exposure to base metals, such as copper, aluminum, nickel, zinc, tin, and lead. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisors, from time to time, take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

  Morgan Stanley Spectrum Strategic L.P.

        The following were the primary trading exposures of Spectrum Strategic as of June 30, 2004, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    The primary market exposure of the partnership at June 30, 2004 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At June 30, 2004, the partnership's primary exposures were to the S&P 500 (U.S.), NASDAQ (U.S.), and Nikkei (Japan) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S. and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Interest Rate.    At June 30, 2004, exposure was primarily spread across the U.S. and Japanese interest rate sector. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The general partner anticipates that the G-7 countries interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

        Currency.    The partnership's currency market exposure at June 30, 2004 was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies. At June 30, 2004, the partnership's major exposure was to outright U.S. dollar positions. Outright positions consists of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future.

Commodity.

        Metals.    The second largest market exposure of the partnership at June 30, 2004 was to the metal sector. The partnership's metals exposure was to fluctuations in the price of precious metals, such as silver, and base metals, such as aluminum, copper, lead, and zinc. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisors, from time to time, take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

        Soft Commodities and Agriculturals.    At June 30, 2004, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to sugar, rice, soybeans, and soybean-related products. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

        Energy.    At June 30, 2004, the partnership's energy exposure was shared primarily by futures contracts in crude oil and crude oil-related products. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future.

  Morgan Stanley Spectrum Global Balanced L.P.

        The following were the primary trading risk exposures of Spectrum Global Balanced as of June 30, 2004, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    The primary market exposure of the partnership at June 30, 2004 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At June 30, 2004, the partnership's primary exposures were to the Nikkei (Japan), S&P 500 (U.S.), DAX (Germany), and FTSE (Britain) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Interest rate.    The second largest market exposure at June 30, 2004 was to the global interest rate sector. Exposure was primarily spread across the U.S., European, Australian and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., Australia. The general partner anticipates that the G-7 countries and Australian interest rates will remain the primary interest rate exposures of the partnership for the foreseeable future. The speculative futures positions held by the partnership range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

        Currency.    The third largest market exposure of the partnership at June 30, 2004 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At June 30, 2004, the partnership's major exposures were to the euro, Canadian dollar, Australian dollar, and Japanese yen currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future.

Commodity.

        Energy.    The partnership's energy exposure at June 30, 2004, was shared primarily by futures contracts in crude oil and its related products. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future.

        Metals.    The partnership's metals exposure at June 30, 2004 was to fluctuations in the price of base metals, such as copper and nickel. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisor, from time to time, takes positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

        Soft Commodities and Agriculturals.    At June 30, 2004, the partnership had exposure to the markets that comprise these sectors. All of the exposure was to the cocoa and corn markets. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

  Morgan Stanley Spectrum Currency L.P.

        The following was the only trading risk exposure of Spectrum Currency as of June 30, 2004. It may be anticipated, however, that market exposure will vary materially over time.

        Currency.    The partnership's currency market exposure at June 30, 2004 was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. At June 30, 2004, the partnership's exposure was to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future.

        The following updates and supplements the information for each partnership under the sub-caption "—Qualitative Disclosures Regarding Non-Trading Risk Exposure" on page 62.

        The following was the only non-trading risk exposure of each partnership at June 30, 2004:

        Foreign Currency Balances.    Each partnership's primary foreign currency balances were in:

Spectrum Select	Spectrum Technical	Spectrum Strategic
Australian dollars	Australian dollars	British pounds
Euros	Euros	Euros
Hong Kong dollars	New Zealand dollars	Japanese yen
Japanese yen
Spectrum Global Balanced	Spectrum Currency
Australian dollars	None
Euros
Japanese yen

THE GENERAL PARTNER

        The following updates and replaces the second paragraph under the caption "The General Partner" on page 63.

        The general partner is or has been the general partner and commodity pool operator for 38 commodity pools, including 7 commodity pools that are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7 and the 5 existing Spectrum Series Partnerships. As of July 31, 2004, the general partner had approximately $3.2 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of July 31, 2004, there were approximately 97,000 investors in the commodity pools managed by Demeter.

        The following updates the information under the sub-caption "—Directors and Officers of the general partner" on pages 64-65.

        Mr. Jeffrey D. Hahn resigned the position of Chief Financial Officer and Director of the general partner.

        Mr. Todd Taylor, age 41, is a Director of the general partner. Mr. Taylor began his career with Morgan Stanley in June 1987 as a Financial Advisor in the Dallas office. In 1995, he joined the Management Training Program in New York and was appointed Branch Manager in St. Louis in 1997. Three years later, in 2000, Mr. Taylor was appointed to a newly created position, Director of Individual Investor Group Learning and Development, before becoming the Director of Individual Investor Group Strategy in 2002. Most recently, Mr. Taylor has taken on a new role as the High Net Worth Segment Director. Currently a member of the firm's E-Learning Council, Mr. Taylor is also a current member of the Securities Industry/Regulatory Council on Continuing Education. Mr. Taylor graduated from Texas Tech University with a B.B.A. in Finance.

        Mr. William D. Seugling, age 34, is a Director of the general partner. Mr. Seugling is an Executive Director at Morgan Stanley and currently serves as Director of Client Solutions for US Private Wealth Management. Mr. Seugling joined Morgan Stanley in June 1993 as an Associate in Equity Structured Products having previously worked in research and consulting for Greenwich Associates from October 1991 to June 1993. Since 1994, he has focused broadly on analysis and solutions for wealthy individuals and families culminating in his current role within the division. He was named Vice President in 1996 and an Executive Director in 1999. Mr. Seugling graduated cum laude from Bucknell University with a B.S. in Management and a concentration in Chemistry.

        Mr. Kevin Perry, age 35, is the Chief Financial Officer of the general partner. He currently serves as an Executive Director and Controller of Client Solutions at Morgan Stanley. Mr. Perry joined Morgan Stanley in October 2000 and is also Chief Financial Officer of Morgan Stanley Trust National Association, Van Kampen Funds Inc. and Morgan Stanley Distribution, Inc. Prior to joining Morgan Stanley, Mr. Perry worked as an auditor and consultant in the financial services practice of Ernst & Young from October 1991 to October 2000. Mr. Perry received a B.S. degree in Accounting from the University of Notre Dame in 1991 and is a Certified Public Accountant.

        As of the date of this supplement, Jeffrey A. Rothman, President and Chairman of the Board of Directors of the general partner, owns 200.00 units of Spectrum Select and Kevin Perry, the Chief Financial Officer of the general partner, owns 150.38 units of Spectrum Currency, which amounts are less than 1% of the outstanding units of the partnership. As of the date of this supplement, none of the other directors or executive officers of the general partner beneficially owned units of any partnership.

        The following updates and replaces the chart under the sub-caption "—Description and Performance Information of Commodity Pools Operated by the General Partner" on page 66. The footnotes on page 67 are an integral part of the following chart.

Demeter Management Corporation
Capsule Summary of Performance Information Regarding Commodity Pools Operated
(except as otherwise indicated, beginning January 1, 1999 through July 31, 2004)

									Compound Annual Rates of Return(10)
				Current Total Net Asset Value(5)	Current Net Asset Value per Unit(6)	Cumulative Return since Inception(7)
Fund Type/Fund(1)	Start Date(2)	Close Date(3)	Aggregate Subscriptions(4)				Worst Monthly % Drawdown(8)	Worst Peak- to-Valley % Drawdown(9)	2004	2003		2002		2001		2000		1999
			$	$	$	%	%	%	%	%		%		%		%		%
Publicly-Offered Single Advisor Funds without "Principal Protection"
Columbia Futures Fund(11)	Jul-83	Dec-02	29,276,299	8,530,860	3,870.80	294.98	-17.54 4/86	-48.63 7/83-12/86				10.38%		10.85%		9.08%		-8.54%
DW Diversified Futures Fund L.P.	Apr-88	N/A	206,815,107	54,284,248	1,077.49	327.22	-14.27 6/03	-44.00 3/03-7/04	-20.02 (7 months)	-11.88%		28.42%		1.30%		22.00%		-11.14%
DW Multi-Market Portfolio L.P.(12)	Sep-88	N/A	252,526,000	5,925,392	1,270.36	27.04	-13.26 2/96	-42.34 3/03-7/04	-19.35 (7 months)	-11.24%		30.81%		1.38%		21.64%		-8.77%
DW Diversified Futures Fund II L.P.	Jan-89	N/A	13,210,576	5,554,372	2,875.37	187.54	-13.41 8/89	-42.15 3/03-7/04	-18.39 (7 months)	-11.70%		27.36%		1.86%		20.33%		-9.50%
DW Principal Plus Fund L.P.(13)	Feb-90	N/A	109,013,535	23,718,641	1,944.33	94.43	-7.48 2/96	-13.08 2/96-5/96	-5.30 (7 months)	1.07%		2.42%		2.14%		6.96%		-3.82%
DW Diversified Futures Fund III L.P.	Nov-90	N/A	126,815,755	31,638,254	1,799.20	79.92	-13.99 6/03	-43.28 2/03-7/04	-19.68 (7 months)	-11.45%		28.64%		1.07%		21.99%		-10.56%
DW Portfolio Strategy Fund L.P.(14)	Feb-91	N/A	143,522,564	61,255,711	2,533.70	153.37	-15.28 11/01	-35.47 3/03-7/04	-22.82 (7 months)	3.70%		26.69%		-6.01%		9.87%		-6.85%
Morgan Stanley Charter MSFCM L.P.(15)	Mar-94	N/A	299,470,407	176,127,465	15.94	59.40	-12.87 1/95	-42.04 2/03-7/04	-23.07 (7 months)	-5.13%		29.08%		-3.31%		23.77%		-9.21%
Morgan Stanley Spectrum Commodity L.P.	Jan-98	Jan-03	47,221,948	8,770,994	6.82	-31.80	-9.09 11/98	-43.83 2/98-10/01		0.15 (1 month	% )	16.61%		-25.61%		3.15%		15.83%
Morgan Stanley Charter Graham L.P.	Mar-99	N/A	396,346,605	347,587,678	18.47	84.70	-13.72 11/01	-23.83 11/01-4/02	-15.59 (7 months)	16.14%		36.82%		9.72%		21.96%		2.90 (10 months	% )
Morgan Stanley Charter Millburn L.P.	Mar-99	N/A	102,496,728	53,348,149	8.99	-10.10	-12.69 10/99	-28.02 2/03-7/04	-19.08 (7 months)	-0.63%		21.13%		-11.25%		12.07%		-7.20 (10 months	% )
Morgan Stanley Charter Welton L.P.	Mar-99	Apr-03	36,083,724	4,868,127	7.55	-24.50	-13.40 2/02	-38.60 3/99-2/02		0.40 (4 months	% )	5.47%		-13.05%		-8.17%		-10.70 (10 months	% )
Morgan Stanley Charter Campbell L.P.	Oct-02	N/A	223,933,538	214,621,158	11.20	12.00	-6.06 3/03	-12.02 3/04-7/04	0.54 (7 months)	16.28%		-4.20 (3 months	% )
Publicly-Offered Multi-Advisor Funds without "Principal Protection"
DW Cornerstone Fund II(16)	Jan-85	N/A	65,653,270	16,375,928	3,920.77	302.13	-11.74 9/89	-32.70 7/88-10/89	-21.29 (7 months)	0.37%		13.83%		-1.33%		11.46%		-5.42%
DW Cornerstone Fund III(16)	Jan-85	N/A	137,132,762	25,934,480	3,781.58	287.85	-18.28 2/89	-32.35 2/89-10/89	-3.27 (7 months)	8.83%		17.94%		0.27%		-0.26%		-6.78%
DW Cornerstone Fund IV(16)	May-87	N/A	168,125,690	84,401,241	6,235.58	539.55	-21.04 9/89	-45.21 7/89-9/89	-21.50 (7 months)	13.56%		12.30%		15.92%		14.74%		-1.13%
DW Global Perspective Portfolio L.P.	Mar-92	N/A	67,424,535	7,760,727	1,018.29	1.83	-14.61 4/04	-40.90 8/93-1/95	-21.51 (7 months)	15.53%		13.32%		-1.43%		3.63%		-9.83%
DW World Currency Fund L.P.	Apr-93	N/A	114,945,830	11,566,160	1,070.44	7.04	-9.96 3/04	-46.04 8/93-1/95	-26.81 (7 months)	6.50%		17.30%		10.78%		6.36%		2.65%
Privately-Offered Single Advisor Funds without "Principal Protection"
Morgan Stanley/Chesapeake L.P.	Nov-94	N/A	45,299,156	21,784,713	2,603.87	160.39	-20.66 11/01	-38.99 4/01-4/02	-16.22 (7 months)	46.16%		22.88%		-18.96%		7.38%		-3.48%
Morgan Stanley/JWH Futures Fund L.P.	Feb-96	N/A	43,032,393	12,458,908	1,483.19	48.32	-18.57 11/01	-46.68 7/99-9/00	-27.56 (7 months)	18.66%		39.71%		3.60%		9.78%		-22.29%
Morgan Stanley/Mark J. Walsh & Company L.P.	May-01	N/A	15,933,812	15,034,883	1,481.87	48.19	-12.35 3/03	-23.29 11/01-4/02	3.51 (7 months)	8.43%		41.78%		-6.87 (7 months	% )
Privately-Offered Multi-Advisor Funds without "Principal Protection"
Morgan Stanley/Market Street Futures Fund L.P.	Oct-98	Jan-02	27,198,118	8,551,809	891.64	-10.84	-10.76 3/00	-31.12 3/99-7/00				0.98 (1 month	% )	-4.24%		-5.55%		-2.63%
Morgan Stanley Strategic Alternatives L.L.C.	May-00	N/A	202,543,928	179,770,498	1,360.34	36.03	-6.08 11/01	-9.05 11/01-4/02	-2.63 (7 months)	9.43%		11.62%		5.06%		8.87 (8 months	% )
Morgan Stanley Japan Managed Futures L.L.C.	Sep-02	N/A	147,908,979	137,676,776	968.73	0.41	-5.02 4/04	-12.60 2/04-7/04	-7.81 (7 months)	6.57%		2.20 (4 months	% )
Morgan Stanley Alternative Managed Futures Limited	Mar-04	N/A	250,000,000	233,623,919	903.36	-6.37	-5.72 5/04	-9.66 5/04-7/04	-9.66 (4 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE TRADING ADVISORS

Morgan Stanley Spectrum Select L.P.

        1. EMC Capital Management, Inc.

        The following updates the information relating to assets under management in the ninth full paragraph on page 69.

        As of July 31, 2004, EMC managed approximately $98.4 million of client assets pursuant to its Classic Program and approximately $104.5 million in all of its programs (notional funds included).

        2. Northfield Trading L.P.

        The following supplements the information relating to assets under management under the sub-caption "—Description of Trading Programs" on page 71.

        As of July 31, 2004, Northfield managed approximately $77.7 million of client assets pursuant to its Diversified Program and approximately $78.5 million in all of its programs (notional funds included).

        3. Rabar Market Research, Inc.

        The following updates the information relating to assets under management in the second paragraph on page 75.

        As of July 31, 2004, Rabar was managing approximately $546.8 million of client assets pursuant to its trading program (notional funds included).

        4. Sunrise Capital Management, Inc.

        The following updates the information relating to assets under management in the ninth paragraph on page 77.

        As of July 31, 2004, Sunrise Capital Management and Sunrise Capital Partners collectively managed approximately $180.2 million of client assets pursuant to the CIMCO Program and approximately $2.5 billion of client assets in all of its programs (notional funds excluded).

        5. Graham Capital Management, L.P.

        The following updates and supplements the information under the sub-caption "—Principals" on pages 79-81.

        Jason C. Shapiro is no longer a principal of Graham.

        Gabriel J. Feder is a discretionary trader and a principal of Graham, specializing in global macro markets with a primary focus on foreign exchange. Prior to joining Graham in November 2003, Mr. Feder worked as a portfolio manager for Platinum Partners LLC from September 2002 to September 2003, trading the US Treasury market as well as US Stock indexes and European fixed income. He began his career working for the Federal Reserve Bank of New York from 1990 to 1993 as a bank analyst and then a bank examiner. Then, upon his graduating in 1995 from The Wharton School of Business at the University of Pennsylvania with an MBA in Finance, Mr. Feder worked for JP Morgan Chase, where he traded emerging market currencies in the FX department and fixed income and currency in Global Treasury from 1995 to 2000 and he managed the bank's Canadian fixed income portfolio from 2000 to September 2002. Mr. Feder received a B.A., cum laude, in Economics from Yeshiva University in 1990.

        The following updates and supplements the information under the sub-caption "—Certain Other Personnel" beginning on page 81.

        Anthony Bryla is no longer the Controller of Graham.

        The following supplements the information under the sub-caption "—The Graham Trading Programs" on pages 83-84.

Global Diversified Program

        As of September 2004, the Global Diversified Program had approximately 27% weighting in currency forwards, 25% weighting in futures contracts based on short-term and long-term global interest rates, 18% stock index futures, 13% in agricultural futures, 7% in metal futures and 10% in energy futures.

Graham Selective Trading Program

        The Graham Selective Trading Program trades in approximately 55 markets with weightings, as of September 2004, of about 32% in foreign exchange, 27% in global interest rates, 7% in agricultural futures, 9% in metal futures, 16% in stock index futures and 9% in energy futures. Due to the extremely selective criteria of the Graham Selective Trading Program model, the program will normally maintain a neutral position in approximately 50% to 60% of the markets in the portfolio.

K4 Program

        The K4 program was developed in 1998 and commenced trading operations in January 1999. Like the Graham Selective Trading program, the K4 program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 program differs from the Graham Selective Trading program in several respects, including a tendency to enter markets at different times and the use of distinct parameters. The K4 program will normally enter or exit a position only when a significant price and volatility spike takes place and is designed to have a high percentage of winning trades. K4 will normally maintain a neutral position in approximately 50% of the markets in the portfolio.

        The K4 program trades in approximately 65 markets with weightings, as of September 2004, of about 36% in foreign exchange, 27% in global interest rates, 18% in stock index futures, 5% in agricultural futures, 6% in metals and 8% in energy futures.

K5 Program

        Graham's K5 trading program is a systematic and broadly diversified, global macro trend-following program which uses volatility, price, multiple time horizons and recent market behavior to identify trend-following opportunities in nearly 60 markets including global interest rates, foreign exchange, global stock indices and world commodities. K5 uses two distinct trading systems, which are equally weighted in terms of risk allocation. One system is relatively quick and is intended to participate in new market trends earlier than other Graham trend-following models. The second K5 system is very long term in nature; it tends to be slow to react to new price trends as they develop and will stay with its positions for relatively long periods of time. In general, the two systems complement each other and are designed to reduce risk exposure following periods of very positive performance results.

        K5 had sector weightings, as of September 2004, of approximately 27% in foreign exchange 26% in global interest rates, 15% in stock index futures, 11% in agricultural futures, 11% in metal futures and 10% in energy futures.

Multi-Trend Program

        The Multi-Trend Program provides access to Graham's established systematic trend-following programs through one single investment. As of its inception in September 2003, the Multi-Trend Program allocates 25% of its assets equally to each of Graham's four active trend-following programs: the Global Diversified Program, the K4 Program, the Graham Selective Trading Program and the K5 Program. As market conditions or other circumstances change, Graham may alter the weightings of the individual programs and add (or subtract) other trend-following systems to the Multi-Trend Program, as it deems appropriate.

        This collective vehicle provides clients access to a diverse portfolio of trend following strategies that feature low or negative correlation to traditional investment strategies, a strong complement to other hedge fund strategies, trend following model diversification, broad market participation, and attractive risk adjusted returns.

        The Multi-Trend Program had sector weightings, as of September 2004, of approximately 31% in foreign exchange, 26% in global interest rates, 17% in stock index futures, 8% in agricultural futures, 8% in metal futures and 10% in energy futures.

Multi-Trend Financial and Energy Program

        The Multi-Trend Financial and Energy Program provides access to Graham's systematic trend-following strategies through one single investment. These strategies may be not only long-term trend-following systems, but also short-term momentum trading systems. The Multi-Trend Financial and Energy Program will initially trade the financial and energy sectors in the same manner as they are traded in Graham's current principal trend-following programs (the Global Diversified Program, the K4 Program, the Graham Selective Trading Program and the K5 Program). Initially, therefore, the Multi-Trend Financial and Energy Program will track Graham's Multi-Trend Program with the sole exception that it will not be trading any contracts in the agricultural and metals sectors. As market conditions or other circumstances change, the composition of the Multi-Trend Financial and Energy Program may diverge from Graham's Multi-Trend Program, weightings of the individual programs may be altered or other strategies may be added to (or subtracted from) the Multi-Trend Financial and Energy Program, as Graham deems appropriate.

        This program, combining several different trend following strategies, offers not only trend following model diversification, broad market participation, and attractive risk adjusted returns, but also low correlation to traditional investment strategies.

        The Multi-Trend Financial and Energy Program had sector weightings, as of September 2004, of approximately 37% in foreign exchange, 32% in global interest rates, 20% in stock index futures, and 11% in energy futures.

        The following updates the information relating to assets under management in the third full paragraph on page 83.

        As of July 31, 2004, Graham was managing approximately $841 million of funds in the Global Diversified Program at Standard Leverage, approximately $373 million of funds in the Global Diversified Program at 150% Leverage, approximately $520 million of funds in the Graham Selective Trading Program at Standard Leverage and approximately $5.5 billion of assets in all of its trading programs.

        The following replaces the information under the sub-caption "—Discretionary Trading Group Program" on page 84.

        Certain (but not necessarily all) of the traders for Graham's Discretionary Trading Group will trade for the Proprietary Matrix Portfolio. The Discretionary Trading Group was established at Graham in February 1998. Unlike Graham's systematic trading programs, which are based almost entirely on computerized mathematical models, the Discretionary Trading Group determines its trades subjectively on the basis of personal opinion, trading data and trading experience. One of the significant advantages Discretionary Trading Group traders benefit from is Graham's experience in systematic trading and trend identification. This experience has proven helpful in enabling the Discretionary Trading Group to take advantage of significant market trends when they occur and, equally important, the Discretionary Trading Group has the potential to profit from trend reversals as well. Additionally, Graham makes available extensive technical and fundamental research resources to the Discretionary Trading Group in an effort to improve its competitive performance edge over time. The Discretionary Trading Group's performance results generally are not correlated to the results of other discretionary traders or Graham's systematic trading programs. Importantly, the Discretionary Trading Group can generate successful performance results in trading range type markets where there are few long-term trends.

        The following updates, through July 31, 2004, and replaces the performance summaries on page 85. The text preceding the capsules on page 84 and the footnotes on page 86 are an integral part of the following capsule performance summaries.

CAPSULE A

Graham Capital Management, L.P.
Global Diversified Program at 150% Leverage

    Name of commodity trading advisor: Graham Capital Management, L.P.
    Name of program: Global Diversified Program at 150% Leverage
    Inception of trading by commodity trading advisor: February 1995
    Inception of trading in program: May 1997
    Number of open accounts: 14
    Aggregate assets overall: $5.5 billion
    Aggregate assets in program: $373.4 million
    Worst monthly drawdown: (15.77)% - (November 2001)
    Worst peak-to-valley drawdown: (24.27)% - (November 2001-April 2002)
    2004 year-to-date: (11.85)% (7 months)
    2003 annual return: 17.82%
    2002 annual return: 32.25%
    2001 annual return: 12.16%
    2000 annual return: 24.33%
    1999 annual return: 6.17%

CAPSULE B

Graham Capital Management, L.P.
Graham Selective Trading Program at Standard Leverage

    Name of commodity trading advisor: Graham Capital Management, L.P.
    Name of program: Graham Selective Trading Program at Standard Leverage
    Inception of trading by commodity trading advisor: February 1995
    Inception of trading in program: January 1998
    Number of open accounts: 12
    Aggregate assets overall: $5.5 billion
    Aggregate assets in program: $520.0 million
    Largest monthly drawdown: (15.60)% - (November 2001)
    Worst peak-to-valley drawdown: (21.41)% - (November 2001-April 2002)
    2004 year-to-date: (14.95)% (7 months)
    2003 annual return: 21.82%
    2002 annual return: 30.11%
    2001 annual return: 0.55%
    2000 annual return: 7.07%
    1999 annual return: 0.91%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Morgan Stanley Spectrum Technical L.P.

        1. Campbell & Company, Inc.

        The following updates the information relating to assets under management in the fourth paragraph on page 88.

        As of July 31, 2004, Campbell was managing approximately $7.4 billion of client assets pursuant to the Financial Metals & Energy Large Portfolio and approximately $8.3 billion in all of its programs.

        2. Chesapeake Capital Corporation

        The following updates the information relating to assets under management in the first full paragraph on page 91.

        As of July 31, 2004, Chesapeake was managing approximately $232.2 million of customer funds in the Diversified 2XL Program (notional funds excluded) and approximately $1.4 billion of client assets in all of its programs (notional funds excluded).

        3. John W. Henry & Company, Inc.

        The following updates and supplements the information under the sub-caption "—Principals" on pages 93-95.

        Mr. Ted A. Parkhill is no longer a principal of JWH.

        The following updates the information relating to assets under management in the ninth full paragraph on page 95.

        As of July 31, 2004, JWH was managing approximately $57.0 million of client assets pursuant to its Original Investment program, approximately $327.0 million of client assets pursuant to its Financial and Metals Portfolio and approximately $2.2 billion in all its programs.

        4. Winton Capital Management Limited

        The following updates the information relating to assets under management in the fourth paragraph on page 104.

        As of July 31, 2004 Winton Capital Management Limited was managing approximately $838.0 million pursuant to its Diversified Trading Program and approximately $843.0 million of client assets in all its programs (notional funds included).

        The following updates, through July 31, 2004, and replaces the performance summary on page 106. The text, the capsule on page 106 and the footnotes on page 107 are an integral part of the following capsule performance summary.

CAPSULE A

Winton Capital Management Limited
Winton Diversified Trading Program

    Name of commodity trading advisor: Winton Capital Management Limited
    Name of program: Winton Diversified Trading Program
    Inception of trading by commodity trading advisor: October 1997
    Inception of trading in program: October 1997
    Number of open accounts: 64
    Aggregate assets overall: $813 million
    Aggregate assets in program: $809 million
    Worst monthly drawdown (12.03)% - (March 2003)
    Worst peak-to-valley drawdown: (31.09)% - (November 2001-May 2002)
    2004 year-to-date returning: 2.33% (7 months)
    2003 annual return: 25.52%
    2002 annual return: 12.86%
    2001 annual return: 5.56%
    2000 annual return: 9.72%
    1999 annual return: 13.24%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Morgan Stanley Spectrum Strategic L.P.

        1. Blenheim Capital Management, L.L.C.

        The following updates the information relating to assets under management in the last paragraph on page 111.

        As of July 31, 2004, Blenheim was managing approximately $171.1 million of client assets pursuant to its trading program.

        2. Eclipse Capital Management, Inc.

        The following supplements the information under the sub-caption "—Trading Programs" on page 114.

        Eclipse trades a portion of Spectrum Strategic's assets pursuant to its Global Monetary Program at 1.5 times the leverage it normally applies for such programs and see "Risk Factors—Trading Advisor Risks—Graham's and Eclipse's use of an increased rate of leverage could affect future performance" on page S-4.

        The following updates the information relating to assets under management in the last paragraph on page 114.

        As of July 31, 2004, Eclipse was managing approximately $455.5 million of client assets pursuant to its trading program (notional funds included).

        The following information relating to FX Concepts (Trading Advisor), Inc. is added after the fourth paragraph on page 115.

        3. FX Concepts (Trading Advisor), Inc.

        FX Concepts (Trading Advisor), Inc. was incorporated in New York on May 12, 1993, and has been registered as a commodity trading advisor and as a commodity pool operator with the CFTC since January 3, 2002, and a member of the NFA since May 12, 1993. FX Concepts (Trading Advisor) Inc.'s principal place of business is located at 225 W. 34th Street, Suite 710, New York, New York 10122; telephone (212) 554-6800.

        FX Concepts (Trading Advisor), Inc., along with each of FX Concepts, Inc. and FX Concepts (Bermuda) Limited, are all wholly-owned subsidiaries of International Foreign Exchange Concepts, Inc. These three firms are collectively referred to as FX Concepts.

Management Agreement

        FX Concepts (Trading Advisor), Inc. has entered into a management agreement with Spectrum Strategic and the general partner to direct the investment and reinvestment of the partnership's assets allocated to it in futures, forwards and options pursuant to it trading program. The management agreement with FX Concepts (Trading Advisor), Inc. will expire one year from the date of the management agreement. The management agreement will renew annually unless otherwise terminated by the general partner or FX Concepts (Trading Advisor), Inc. The management agreement will terminate if Spectrum Strategic terminates, and may be terminated by Spectrum Strategic at any month-end upon five days' prior written notice Spectrum Strategic may also terminate the management agreement immediately for events that the general partner believes would have an immediate adverse effect on Spectrum Strategic, such as a violation of Spectrum Strategic's trading policy. The management agreement may also be terminated by FX Concepts (Trading Advisor), Inc. for events that it deems would have a material adverse effect on its abilities to perform under the management agreement, such as the implementation of a new trading limitation not agreed to by FX Concepts (Trading Advisor), Inc.

Principals

        John R. Taylor, Jr. is the Chairman, Chief Executive Officer of FX Concepts (Trading Advisor), Inc. and founder of FX Concepts, Inc. Mr. Taylor has 30 years of experience in the foreign exchange markets. Prior to founding FX Concepts, Mr. Taylor was a Vice President of Citibank where he headed the bank's marketing and advisory services in foreign exchange. Mr. Taylor began his career at Chemical Bank where he started the Foreign Exchange Advisory Service in 1970. Mr. Taylor's executive responsibilities at FX Concepts include serving as Chairman of the firm's Investment Committee. He is a graduate of Princeton University and did post-graduate work at the University of North Carolina.

        Jonathan Clark is the Vice Chairman, Analysis/Consulting, of FX Concepts (Trading Advisor), Inc. Mr. Clark joined FX Concepts, Inc. in 1984. He is a graduate of Colgate University and obtained an M.B.A from New York University. Mr. Clark has been active in the foreign exchange market since 1976. Prior positions include: Head of the Foreign Exchange Trading Desk, Marine Midland Bank and Corporate Foreign Exchange Trader, Bank of America. Mr. Clark's responsibilities include assisting Mr. Taylor in the daily and weekly analysis of the markets, as well as consulting with clients on a daily basis. Mr. Clark is a member of the firm's Investment Committee.

        Philip Simotas, is the President and Director of Investment Management of FX Concepts (Trading Advisor), Inc. Mr. Simotas is responsible for all of the functions associated with FX Concepts' investment management activities, including trading and performance administration, client servicing and relations, and portfolio design. Mr. Simotas is a cum laude graduate of Yale University. He began his foreign exchange career in 1986 at Dean Witter where his first position was Foreign Exchange Strategist. From 1987-1993, Mr. Simotas was Assistant Vice President and Senior Trader on the foreign exchange desk. Mr. Simotas also served as the Deputy to the Chief of Dean Witter's foreign exchange department.

        Hugh J. Tilney is the Executive Vice President, the Chief Operating Officer and the Secretary of FX Concepts (Trading Advisor), Inc. Mr. Tilney joined FX Concepts, Inc. in 1993, following a 28-year career in the insurance industry in the United States and the United Kingdom. FX Concepts' financial, legal and regulatory functions report to Mr. Tilney. Also, FX Concepts' overseas offices come within Mr. Tilney's responsibilities. Mr. Tilney is Chairman of the firm's Management Committee. Mr. Tilney received a B.A. from Grenoble University.

        Dr. Arun S. Muralidhar is the Managing Director of Investment Research of FX Concepts (Trading Advisor), Inc. Mr. Muralidhar recently joined FX Concepts from JP Morgan Fleming Asset Management where he was Managing Director, responsible for North American Marketing of its currency product and Head of Research. Prior to JP Morgan, Dr. Muralidhar was a member of the Investment Management Committee and Head of Research and Analytics Group at the World Bank. As a plan sponsor, he developed and implemented an innovative risk-controlled currency overlay program for the World Bank's pension fund, of which FX Concepts has been part of since 1995. Dr. Muralidhar holds a Ph.D. in Managerial Economics from the MIT Sloan School of Management where he has been a guest lecturer for Professor Franco Modigliani. He is the author of the book "Innovations in Pension Fund Management" and of many papers on pension finance.

        During the five years preceding the date of this Supplement, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against FX Concepts or its principals.

        FX Concepts and its principals may, from time to time, trade futures, forwards, or options contracts for their own proprietary accounts. These accounts may take positions that are opposite, or ahead of positions advocated for clients. Such trades may or may not be in accordance with FX Concepts' trading programs described below. Although FX Concepts maintains records of these trades, clients of FX Concepts are not entitled to inspect these records except in certain limited circumstances.

The FX Concepts Trading Programs

        FX Concepts Inc., a global investment management and research firm founded in 1981, is one of the world's largest private managers of foreign exchange risk. In 1987, FX Concepts received one of the first mandates ever awarded to provide a currency management product (currency overlay) to actively manage the foreign exchange exposures associated with a pension fund's non-US assets. Approximately eighty percent of FX Concepts' assets under management are for investors seeking to hedge the currency risk inherent in their international assets. That strategy is referred to as FX Concepts' "Selective Hedge

Program." The other twenty percent of the assets under management are divided between two programs designed for investors who seek return enhancement in either FX Concepts' "Developed Markets Currency Program" or "Global Currency Program" and three composite programs: "Multi-Strategy Fund", "Global Financial Markets Fund," and "Global Financial Markets (LV) Fund". As of July 31, 2004, FX Concepts was managing approximately $3.3 billion of funds in the Developed Markets Currency Program and approximately $11.7 billion funds in all of its trading programs (notional funds included).

        Since inception, FX Concepts has provided foreign exchange and interest rate research plus advisory services to institutional and corporate clients. Today, FX Concepts has more than 240 institutional clients in forty countries for its foreign exchange and interest rate research products.

        FX Concepts' believes that technical and quantitative forecasting models, combined with market intelligence, experience and discipline, provide improved risk management performance compared with other approaches. FX Concepts' related business activities are based upon its ability to analyze and forecast foreign exchange and global interest rate movements.

Developed Markets Currency Program

        FX Concepts (Trading Advisor), Inc. will trade a portion of Spectrum Strategic's assets pursuant to its Developed Markets Currency Program. FX Concepts expects the margin requirement of the potion of Spectrum Strategic's assets traded pursuant to FX Concepts' Developed Markets Currency Program to average approximately 6% of those assets.

        The Developed Markets Currency Program is an alternative investment strategy that produces risk adjusted returns by trading a diversified portfolio of developed market currencies in the interbank foreign exchange market. The Developed Markets Currency Program has a continuous track record dating back to May 1988. Set forth below is a summary of the investment process upon which the program is based.

Investment Process-Quantitative & Qualitative Clients

        Since its inception in 1988, the investment process and performance of the Developed Markets Currency Program program has been largely governed by a "Trend Module." In an effort to improve the durability of the investment process and returns, a "Carry Module" and an "Options Module" were added in the first quarter of 2002. As always, the core of the investment process continues to be quantitative and systematically driven by FX Concepts' proprietary trading systems.

The Trend Module

        The trend module utilizes price action as the primary determinant in forecasting foreign exchange moves. In this module, analysis of foreign exchange rate movements is composed of three major components: trends, cycles, and volatility. Trend following analysis, the most technical component of our process, identifies the underlying trends of the currency markets. Cycle analysis aims to identify the time period/life span of the trend, i.e., when trends are likely to begin and end. The volatility component of the analysis relates to a risk management concept. In effect, the system uses volatility as a measure for gauging the probability of forecasting profitable trades and consequently determining the appropriate size of positions.

        As a result of periodic optimizations, the relative weighting of the currency pairs and the choice of currency pairs varies over time. Generally, a client's portfolio is constructed in a way that allows for a balanced representation of the major currency blocs of the developed markets. The current Developed Markets Currency Program portfolio includes eight currency pairs. 55% of the portfolio is allocated to trading US dollar denominated currency pairs. 45% of the portfolio is allocated to non-US dollar currency pairs. Long and short positions may be taken.

The Carry Module

        This module exploits a dynamic risk allocation system to create a currency basket that identifies high and low interest currencies and the proposed positions. The positions are conditioned on a proprietary measure of the market's risk appetite. For example, when the market is risk-seeking the risk allocation is at the maximum. In the event that the market gets cautious, risk is reduced. And when the market is risk-averse, the positions are reversed. This conditional strategy is designed to greatly enhance the return-risk trade-off of the Developed Markets Currency Program program.

The Options Module

        The options module takes advantage of the phenomenon that hedgers pay a premium to insure against currency risks through the implementation of an intelligent short volatility strategy. This module is designed to negatively correlate with the trend module by selling options positions against the underlying trend position. As a result, the strategy attempts to add returns, control risk and diversify returns by making money during periods of consolidating trading — when other strategies suffer.

Past Performance of FX Concepts

        Set forth below in the following capsule performance summary is the past performance history of FX Concepts' Developed Markets Currency Program. The Developed Markets Currency Program is traded by FX Concepts (Trading Advisor), Inc. and its affiliates, FX Concepts, Inc. and FX Concepts (Bermuda) Limited. Although only FX Concepts (Trading Advisor), Inc. will trade a portion of Spectrum Strategic's net assets, the performance set forth below is the combined performance of these three firms. The trading principals for each of FX Concepts (Trading Advisor), Inc., FX Concepts, Inc. and FX Concepts (Bermuda) Limited are the same, and the program is traded by all three firms on the same basis. The data reflects composite results and not the performance of any one account. An individual account may have realized more or less favorable results than the composite indicates. The returns below assume a rolling 3 month T-bill return for underlying funds, whether they are notional or actual, and are net of the fees charged to individual accounts. The footnotes following Capsule A are an integral part of the capsule.

        You are cautioned that the information set forth in the following capsule performance summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by FX Concepts (Trading Advisor), Inc. or Spectrum Strategic in the future, since past results are not a guarantee of future results. There can be no assurance that FX Concepts (Trading Advisor), Inc. or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in the certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

FX Concepts
Developed Markets Currency Program

    Name of commodity trading advisors: FX Concepts (Trading Advisor), Inc., FX Concepts, Inc.
            and FX Concepts (Bermuda) Limited
    Name of program: Developed Markets Currency Program
    Inception of trading by commodity trading advisor: May 1993
    Inception of trading in program: August 1989
    Number of open accounts: 16
    Aggregate assets overall: 11.7 billion
    Aggregate assets in program: 3.3 billion
    Worst monthly drawdown (8.03)% - (February 2002)
    Worst peak-to-valley drawdown: (12.33)% - (June 2001-April 2002)
    2004 year to date return: 0.24% (7 months)
    2003 annual return: 22.96%
    2002 annual return: 10.20%
    2001 annual return: 0.20%
    2000 annual return: 10.97%
    1999 annual return: 0.22%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to FX Concepts' Capsule Performance Summary

        "Name of CTA" is the name of the trading advisors which direct the accounts included in the performance capsule.

        "Inception of trading by commodity trading advisor" is the date on which FX Concepts (Trading Advisor), Inc. began trading client accounts.

        "Inception of trading in program" is the date on which FX Concepts began trading client accounts pursuant to the program shown.

        "Number of open accounts" is the number of accounts directed by FX Concepts pursuant to the program shown as of July 31, 2004.

        "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of FX Concepts as of July 31, 2004 (notional funds included).

        Aggregate assets in program" is the aggregate amount of assets in the program specified as of July 31, 2004 (notional funds included).

        "Drawdown" means losses experienced by the trading program over a specified period. A small number of accounts in the portfolio composites have experienced monthly drawdowns and peak-to-valley drawdowns that are materially larger than the largest composite monthly drawdown and peak-to-valley drawdown. These variances result from factors such as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, and investment restrictions imposed by the client.

        "Largest monthly drawdown" means the largest monthly percentage loss experienced by any account of FX Concepts in the relevant program in any calendar month covered by the performance summary. "Loss" for these purposes is calculated on the basis of the loss experienced by each such account, expressed as a percentage of the total equity (including "notional" equity) of such account. Largest monthly drawdown information includes the month and year of such drawdown and is through July 31, 2004.

        "Worst peak-to-valley drawdown" means the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of FX Concepts in the relevant program during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Worst peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including "notional" equity) in such account, and is through July 31, 2004.

        "Compound annual and year-to-date/period rate of return" presented in the composite performance capsule is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are for the period indicated.

Morgan Stanley Spectrum Global Balanced L.P.
        SSARIS Advisors, LLC

        The following updates the information under the sub-caption "—Principals" on pages 116 and 117.

        Mr. Jay Cromarty is no longer a principal of SSARIS.

        The following updates the information relating to assets under management in the first paragraph on page 118.

        As of July 31, 2004, SSARIS was managing approximately $49 million of client assets pursuant to the program utilized for Spectrum Global Balanced and approximately $861 million in all of its programs.

Morgan Stanley Spectrum Currency L.P.
        1. Sunrise Capital Partners, LLC

        The following updates the information relating to assets under management in the last paragraph on page 118.

        As of July 31, 2004, Sunrise Capital Partners was managing approximately $230.8 million of client assets pursuant to the Currency Program and approximately $2.5 billion of client assets in all of its programs (notional funds excluded).

THE COMMODITY BROKERS

        The following updates the information under the caption "The Commodity Brokers" beginning on page 121.

        Morgan Stanley Capital Group Inc. is the counterparty on all of the options on foreign currency forward trades for the partnerships. Any margin funds with respect to such options on foreign currency forward trades are held by Morgan Stanley DW. Morgan Stanley Capital Group has its main business office at 1585 Broadway, 4th Floor, New York, NY 10036.

EXPERTS

        The following updates the information under the caption "Experts" on page 139.

        The statements of financial condition of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P., including the schedules of investments, as of December 31, 2003 and 2002, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2003, and the statements of financial condition of Demeter Management Corporation as of November 30, 2003 and 2002 included in the registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP acts as independent auditors for Morgan Stanley.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

POTENTIAL ADVANTAGES

        The following table updates and replaces through July 31, 2004, the "Annual Returns of Various Asset Classes Over Time" table on page 146. The notes on pages 147-148 are an integral part of the following table.

ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

	U.S. Stocks (S&P 500 INDEX)	U.S. Treasury Bonds (Lehman Brothers Treasury Bond Index)	U.S. Corporate Bonds (Citigroup Corporate Bond Index)	Non-U.S. Stocks (MSCI EAFE Index)	Global Stocks (MSCI World Index)	Managed Futures (Barclay CTA Index)	Public Managed Futures Funds (CISDM Public Fund Index)
	%	%	%	%	%	%	%
1980	32.5	(2.8)	(0.3)	24.4	27.7	63.7	N/A
1981	(4.9)	1.1	2.7	(1.0)	(3.3)	23.9	N/A
1982	21.5	41.1	37.2	(0.9)	11.3	16.7	N/A
1983	22.6	1.8	8.9	24.6	23.3	23.8	N/A
1984	6.3	14.7	16.1	7.9	5.8	8.7	1.4
1985	31.7	32.0	25.0	56.7	41.8	25.5	21.9
1986	18.7	24.1	17.0	69.9	42.8	3.8	(14.4)
1987	5.3	(2.7)	2.1	24.9	16.8	57.3	43.1
1988	16.6	9.2	9.5	28.6	23.9	21.8	7.3
1989	31.7	18.9	14.0	10.8	17.2	1.8	4.7
1990	(3.1)	4.6	7.3	(23.2)	(16.5)	21.0	14.2
1991	30.5	17.9	18.5	12.5	19.0	3.7	10.0
1992	7.6	7.8	8.9	(11.8)	(4.7)	(0.9)	(1.4)
1993	10.1	16.4	12.1	32.9	23.1	10.4	10.7
1994	1.3	(6.9)	(3.5)	8.1	5.6	(0.7)	(7.7)
1995	37.6	30.7	21.7	11.6	21.3	13.7	13.9
1996	23.0	(0.4)	3.3	6.4	14.0	9.1	9.8
1997	33.4	14.9	10.2	2.1	16.2	10.9	7.6
1998	28.6	13.5	8.6	20.3	24.8	7.0	7.9
1999	21.0	(8.7)	(1.6)	27.3	25.3	(1.2)	(1.4)
2000	(9.1)	20.1	9.3	(14.0)	(12.9)	7.9	4.7
2001	(11.9)	4.6	10.9	(21.2)	(16.5)	0.8	(0.1)
2002	(22.1)	17.2	9.4	(15.7)	(19.6)	12.4	14.3
2003	28.7	2.1	8.7	39.2	33.8	8.7	11.6
2004*	0.0	1.7	1.2	1.5	0.4	(2.4)	(9.1)

*
Through July 31, 2004

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through July 31, 2004, the "Correlation Analysis" charts on pages 149-151.

      Data: 156 months of trading from August 1991 through July 2004
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

      Data: 117 months of trading from November 1994 through July 2004
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Data: 117 months of trading from November 1994 through July 2004
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

      Data: 117 months of trading from November 1994 through July 2004
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Data: 49 months of trading from July 2000 through July 2004
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following chart updates and replaces through July 31, 2004, the "Managed Futures vs. Stocks" chart on page 152. The notes on page 153 are an integral part of the following chart.

Managed Futures vs. Stocks
12-Month Holding Period Performance

STOCKS
MANAGED FUTURES
70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
12/80
12/81
12/82
12/83
12/84
12/85
12/86
12/87
12/88
12/89
12/90
12/91
12/92
12/93
12/94
12/95
12/96
12/97
12/98
12/99
12/00
12/01
12/02
12/03
7/04

Data: December 1980 through July 2004

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following chart updates and replaces through July 31, 2004, the "Improved Portfolio Efficiency" chart on page 155. The notes on page 155 are an integral part of the following chart.

Improved Portfolio Efficiency
January 1980 through July 2004
U.S. Stocks/Bonds/International Equities/Managed Futures

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SUPPLEMENTAL PERFORMANCE INFORMATION

The following charts update and replace through July 31, 2004, the charts on pages 160-169.

SPECTRUM SELECT

All of the performance data below is through July 31, 2004.

SPECTRUM SELECT STATISTICS

Trading Advisors:	EMC Capital Management, Inc. Graham Capital Management, L.P. Northfield Trading, L.P. Rabar Market Research, Inc. Sunrise Capital Management, Inc.
Began Trading:	August 1, 1991
Total Assets in Fund:	$492.2 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets of Graham, 1/12 of 3.00% of Beg. Net Assets of EMC, Northfield, Rabar, and Sunrise
Monthly Brokerage Fee:	1/12 of 7.25% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits to EMC, Northfield, Rabar, and Sunrise, and 20% to Graham
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	7.71%
Standard Deviation of Monthly Returns:	6.82%
Annualized Standard Deviation:	23.64%
Sharpe Ratio:	0.16
Largest Decline Period (6/95—8/96):	–26.78%
Average Recovery (No. of months):	4.87
Average Monthly Loss:	–4.21%
Standard Deviation of Monthly Loss:	3.15%
% of Losing Months:	48.41%
Average Monthly Gain:	5.57%
Standard Deviation of Monthly Gain:	5.84%
% of Winning Months:	51.59%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Select uses the technically-based, trend-following trading systems of EMC Capital Management, Inc., Graham Capital Management, L.P., Northfield Trading L.P., Rabar Market Research, Inc., and Sunrise Capital Management, Inc., to participate in a diversified portfolio of futures and currency markets.

EMC uses an aggressive systematic trading approach that blends several independent methodologies designed to identify emerging trends and follow existing trends. This program seeks significant returns in favorable market periods, while accepting a commensurate decline in unfavorable market cycles.

Northfield uses a purely technical approach utilizing price action itself as analyzed by clients, numerical indicators, pattern recognition, or other techniques designed to provide information about market direction.

Rabar uses a systematic approach with discretion, limiting the equity committed to each trade, market and sector. Rabar's trading program uses constant research and analysis of market behavior.

Sunrise's investment approach attempts to detect a trend, or lack of a trend, with respect to a particular market by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed to seek out and extract different market inefficiencies over different time horizons.

Graham's trading programs rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham's programs are based on the expectation that they can, over time, successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Cocoa
Coffee
Corn
Cotton
Lean hogs
Orange juice
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat
 STOCK
INDICES
ASE All Ordinaries
CAC 40 Index
DAX Index
Dow Jones
  Industrial Index
FTSE Index
Hang Seng Index
IBEX 35 Index
NASDAQ 100 Index
Nikkei Index
S&P 500 Index

FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Hong Kong dollar
Japanese yen
Mexican peso
New Zealand dollar
South African rand
Singapore dollar
Swedish krona
Swiss franc
 METALS
Aluminum
Copper
Gold
Lead
Nickel
Silver
Tin
	Zinc	ENERGIES Crude oil Heating oil Natural gas Unleaded gas INTEREST RATES Australian bonds British bonds Canadian bonds Eurodollar German bonds Japanese bonds U.S. Treasury bonds U.S. Treasury notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM SELECT PERFORMANCE

1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004
31.19%	–14.45%	41.62%	–5.12%	23.62%	5.27%	6.22%	14.17%	–7.56%	7.14%	1.65%	15.40%	9.62%	–13.36%
(5 months)													(7 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (7/31/91 = $10)

CORRELATION ANALYSIS (8/91 - 7/04)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Select	CISDM	S&P	CITI	EAFE

Spectrum Select	1.00	0.90	-0.06	0.30	0.01
CISDM Public Fund Index		1.00	-0.08	0.35	-0.03
S & P 500 Index			1.00	0.20	0.69
Citigroup Corporate Bond Index				1.00	0.11
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM TECHNICAL

All of the performance data below is through July 31, 2004.

SPECTRUM TECHNICAL STATISTICS

Trading Advisors:	Campbell & Company, Inc. Chesapeake Capital Corporation John W. Henry & Company, Inc. Winton Capital Management Limited
Began Trading:	November 1, 1994
Total Assets in Fund:	$593.4 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets to
JWH and Winton, 1/12 of 3.00% to
Campbell and Chesapeake
Monthly Brokerage Fee:	1/12 of 7.25% of Beg. Net Assets
Monthly Incentive Fee:	20.00% of Monthly Trading Profits to
Campbell, JWH and Winton, 19.00% to Chesapeake
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	7.05%
Standard Deviation of Monthly Returns:	5.62%
Annualized Standard Deviation:	19.46%
Sharpe Ratio:	0.16
Largest Decline Period (4/01 - 4/02):	–26.57%
Average Recovery (No. of months):	2.50
Average Monthly Loss:	–3.86%
Standard Deviation of Monthly Loss:	3.07%
% of Losing Months:	48.72%
Average Monthly Gain:	5.07%
Standard Deviation of Monthly Gain:	3.68%
% of Winning Months:	51.28%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Technical is managed by Campbell & Company, Inc., Chesapeake Capital Corporation, John W. Henry & Company, Inc. and Winton Capital Management Limited. These four Trading Advisors employ a combination of investment approaches.

Campbell uses a highly disciplined systematic investment approach designed to detect and react to price movements in the futures and forward markets. Campbell's core systematic approach has been used successfully for over twenty years.

The trading methodology employed by Chesapeake is based on the analysis of interrelated mathematical and statistical formulas, including the technical analysis of historical data, used to determine optimal price support and resistance levels and market entry and exit points. This trading system was designed in the 1980's and is continually updated based on research.

JWH's trading programs use historical data and proprietary systems to detect emerging price trends. Positions are established under strict guidelines and are retained in markets where price movements have exceeded the expectations of most fundamental investors.

Winton employs a computerized, technical, trend following trading system developed by its principals. This system tracks the daily price movements from these markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Cocoa
Coffee
Corn
Cotton
Feeder cattle
Lean hogs
Live cattle
Orange Juice
Pork Bellies
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat
 ENERGIES
Crude oil
Gas oil
Heating oil
Natural gas
Unleaded gas

FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Hong Kong dollar
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Singapore dollar
South African rand
Swedish krona
Swiss franc

 METALS
Aluminum
Copper
Gold
Lead
Nickel
Platinum
Silver
Tin
Zinc

STOCK
INDICES
ASE All Ordinaries
CAC 40 Index
DAX Index
Dow Jones
  Industrial Index
FTSE Index
Hang Seng Index
IBEX 35 Index
NASDAQ 100 Index
Nikkei Index
S&P 500 Index
Swedish Index
Taiwan Index
Toronto Index
 INTEREST
RATES
Australian bonds
British bonds
Canadian bonds
Euro bonds
Eurodollar
German bonds
Japanese bonds
Swiss bonds
U.S. Treasury bonds
U.S. Treasury notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM TECHNICAL PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004
–2.20%	17.59%	18.35%	7.49%	10.18%	–7.51%	7.85%	–7.15%	23.31%	22.98%	–14.22%
(2 months)										(7 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)

CORRELATION ANALYSIS (11/94 -7/04)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Technical	CISDM	S&P	CITI	EAFE

Spectrum Technical	1.00	0.95	–0.16	0.28	–0.11
CISDM Public Fund Index		1.00	–0.15	0.36	–0.10
S & P 500 Index			1.00	0.14	0.78
Citigroup Corporate Bond Index				1.00	0.03
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM STRATEGIC

All of the performance data below is through July 31, 2004.

SPECTRUM STRATEGIC STATISTICS

Trading Advisors:	Blenheim Capital Management, LLC Eclipse Capital Management, Inc.
Began Trading:	November 1, 1994
Total Assets in Fund:	$160.9 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 3.00% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 7.25% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits
Investment Style:	Fundamental/Multi-Style

RISK ANALYSIS

Compounded Annual Rate of Return:	3.50%
Standard Deviation of Monthly Returns:	6.35%
Annualized Standard Deviation:	22.01%
Sharpe Ratio:	–0.02
Largest Decline Period (1/00 - 10/00):	–43.28%
Average Recovery (No. of months):	7.67
Average Monthly Loss:	–4.44%
Standard Deviation of Monthly Loss:	3.81%
% of Losing Months:	47.86%
Average Monthly Gain:	5.01%
Standard Deviation of Monthly Gain:	4.62%
% of Winning Months:	52.14%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Strategic is managed by Blenheim Capital Management, LLC and Eclipse Capital Management, Inc. Both trading advisors employ a discretionary or fundamental investment approach that evaluates key economic indicators such as supply and demand levels and geopolitical conditions, as well as certain technical/systematic factors.

Blenheim's program has a strong global concentration using a discretionary trading approach. Investments are made in markets in which the trading advisor has a clear understanding of fundamental factors and geopolitical forces that influence price behavior.

Eclipse employs a systematic trading approach using multiple trend-following and macroeconomic-driven models. A key characteristic of the Eclipse trading program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Cocoa
Coffee
Corn
Cotton
Live cattle
Lumber
Orange juice
Rough Rice
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat
 FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Japanese yen
New Zealand dollar
Swiss franc	METALS Aluminum Copper Gold Nickel Silver Tin Zinc ENERGIES Crude oil Heating oil Natural gas Unleaded gas	STOCK INDICES DAX Index NASDAQ 100 Index Nikkei Index S&P 500 Index INTEREST RATES British bonds Euro bonds Eurodollar German bonds Japanese bonds U.S. Treasury bonds U.S. Treasury notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM STRATEGIC PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004
0.10%	10.49%	–3.53%	0.37%	7.84%	37.23%	–33.06%	–0.57%	9.38%	24.00%	–2.38%
(2 months)										(7 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)

CORRELATION ANALYSIS (11/94 - 7/04)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Strategic	CISDM	S&P	CITI	EAFE

Spectrum Strategic	1.00	0.57	–0.02	0.09	0.07
CISDM Public Fund Index		1.00	–0.15	0.36	–0.10
S & P 500 Index			1.00	0.14	0.78
Citigroup Corporate Bond Index				1.00	0.03
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM GLOBAL BALANCED

All of the performance data below is through July 31, 2004.

SPECTRUM GLOBAL BALANCED STATISTICS

Trading Advisor:	SSARIS Advisors, LLC
Began Trading:	November 1, 1994
Total Assets in Fund:	$48.5 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 1.25% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	3.71%
Standard Deviation of Monthly Returns:	2.71%
Annualized Standard Deviation:	9.37%
Sharpe Ratio:	–0.03
Largest Decline Period (5/99 - 7/04):	–14.24%
Average Recovery (No. of months):	8.00
Average Monthly Loss:	–1.79%
Standard Deviation of Monthly Loss:	1.63%
% of Losing Months:	47.86%
Average Monthly Gain:	2.29%
Standard Deviation of Monthly Gain:	1.90%
% of Winning Months:	52.14%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Global Balanced follows the tenets of Modern Portfolio Theory and offers a balanced portfolio that participates in global stocks, global bonds, and alternative investments within managed futures. Since the Spectrum Global Balanced trading strategy is in part to gain exposure to the stock and bond markets, it does not result in the same degree of non-correlation to the stock and bond indices and in that way differs from the other managed futures funds that Morgan Stanley offers.

Within global stock and global bond components of the fund, SSARIS Advisors, LLC analyzes various fundamental information, such as growth data, labor wage rates, central bank interest rate policies and inflation, to determine its approaches to these markets.

Within the global currency and commodity components of the Fund, SSARIS employs a technical trend-following trading system to analyze price data, determine profit and risk potential and initiate trades overall.

SSARIS uses a computer-based model to reallocate assets among various market sectors within each of the independent strategies.

The returns achieved by Spectrum Global Balanced will tend to be more highly correlated to the performance of global stock and global bond markets than will be the returns derived within other funds in the Spectrum Series.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS Corn Cotton Live cattle Soybean oil Sugar Wheat ENERGIES Crude oil Gas oil Natural gas METALS Copper Nickel Zinc

STOCK
INDICES
DAX Index
FTSE Index
Nikkei 225 Index
S&P 500 Index
 FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Japanese yen
Mexican peso
New Zealand dollar
Singapore dollar
	Swiss franc	INTEREST RATES Australian bonds British bonds Canadian bonds Euro bonds Eurodollar German bonds Japanese bonds U.S. Treasury bonds U.S. Treasury notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM GLOBAL BALANCED PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004
–1.70%	22.79%	–3.65%	18.23%	16.36%	0.75%	0.87%	–0.31%	–10.12%	6.18%	–7.76%
(2 months)										(7 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)

CORRELATION ANALYSIS (11/94 - 7/04)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Global Balanced	CISDM	S&P	CITI	EAFE

Spectrum Global Balanced	1.00	0.57	0.47	0.49	0.38
CISDM Public Fund Index		1.00	–0.15	0.36	–0.10
S & P 500 Index			1.00	0.14	0.78
Citigroup Corporate Bond Index				1.00	0.03
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM CURRENCY

All of the performance data below is through July 31, 2004.

SPECTRUM CURRENCY STATISTICS

Trading Advisors:	John W. Henry & Company, Inc. Sunrise Capital Partners, LLC
Began Trading:	July 3, 2000
Total Assets in Fund:	$217.2 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:	20.00% of Monthly Trading Profits
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	5.48%
Standard Deviation of Monthly Returns:	4.67%
Annualized Standard Deviation:	16.19%
Sharpe Ratio:	0.09
Largest Decline Period (1/04 - 7/04):	–20.63%
Average Recovery (No. of months):	2.14
Average Monthly Loss:	–2.89%
Standard Deviation of Monthly Loss:	1.85%
% of Losing Months:	50.00%
Average Monthly Gain:	3.96%
Standard Deviation of Monthly Gain:	3.98%
% of Winning Months:	50.00%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Currency, managed by John W. Henry & Company, Inc. and Sunrise Capital Partners, LLC, is structured to exclusively trade a portfolio of diverse world currencies. Each trading advisor implements a technical, trend-following program to participate in international currencies, primarily in the forward dealer markets, futures contracts, and may also trade in spot (cash) currency markets.

JWH employs the International Foreign Exchange Program, which seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates.

Sunrise's Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, Euro, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as cross-rates selectively against each other and/or as outrights against the U.S. dollar.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

FOREIGN EXCHANGE

Australian dollar
British pound
Canadian dollar
Czech koruna
Euro
Hong Kong dollar
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Singapore dollar
South African rand
Swedish krona
Swiss franc

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM CURRENCY PERFORMANCE

2000	2001	2002	2003	2004
11.70%	11.10%	12.25%	12.42%	–20.63%
(6 months)				(7 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (6/30/00 = $10)

CORRELATION ANALYSIS (7/00—7/04)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Currency	CISDM	S&P	CITI	EAFE

Spectrum Currency	1.00	0.48	–0.09	0.20	0.01
CISDM Public Fund Index		1.00	–0.34	0.37	–0.22
S & P 500 Index			1.00	–0.10	0.87
Citigroup Corporate Bond Index				1.00	–0.01
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through July 31, 2004, the "Fund Asset History" charts on pages 170-172.

Spectrum Select
Fund Asset History

    *  Spectrum Select had multiple closings during initial offering

  **  Re-opening of fund in September 1993 and November 1996

***  Effective May 1998, Spectrum Select became part of the Spectrum Series.

Spectrum Technical
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic
Fund Asset History

Spectrum Global Balanced
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through July 31, 2004, the "Historical Performance Comparison" charts on pages 173-175. As of July 31, 2004, there were 55 public managed futures funds included in the calculation of the CISDM Public Fund Index.

Spectrum Select vs. CISDM Public Fund Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical vs. CISDM Public Fund Index

Historical Performance Comparison

Spectrum Strategic vs. CISDM Public Fund Index
Historical Performance Comparison

Spectrum Global Balanced vs. CISDM Public Fund Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency vs. CISDM Public Fund Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through July 31, 2004, the "Historical Performance Comparison (Rate of Return)" charts on pages 176-178.

Spectrum Select vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: August 1991 through July 2004

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

Spectrum Technical vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through July 2004

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through July 2004

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

Spectrum Global Balanced vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through July 2004

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: July 2000 through July 2004

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through July 31, 2004, the "Historical Performance" charts on pages 179-191.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Aug-91	(6.20)	9.38
Sep-91	6.32	9.97	(0.27)
Oct-91	(2.28)	9.75
Nov-91	(2.93)	9.46
Dec-91	38.67	13.12	31.54	31.19
Jan-92	(13.72)	11.32
Feb-92	(6.09)	10.63
Mar-92	(3.91)	10.21	(22.14)
Apr-92	(1.86)	10.02
May-92	(1.42)	9.88
Jun-92	7.19	10.59	3.71
Jul-92	10.72	11.73			17.29
Aug-92	6.69	12.51			33.40
Sep-92	(5.24)	11.86	11.94		18.89
Oct-92	(3.17)	11.48			17.81
Nov-92	1.39	11.64			23.04
Dec-92	(3.58)	11.22	(5.34)	(14.45)	(14.45)
Jan-93	0.31	11.26			(0.54)
Feb-93	14.85	12.93			21.64
Mar-93	(0.60)	12.85	14.52		25.83
Apr-93	10.35	14.18			41.48
May-93	1.95	14.46			46.32
Jun-93	0.21	14.49	12.74		36.79
Jul-93	13.90	16.50			40.71	65.04
Aug-93	(0.95)	16.35			30.64	74.28
Sep-93	(4.13)	15.67	8.16		32.17	57.15
Oct-93	(4.97)	14.89			29.72	52.81
Nov-93	(1.30)	14.70			26.28	55.37
Dec-93	8.13	15.90	1.42	41.62	41.62	21.16
Jan-94	(11.67)	14.04			24.70	24.03
Feb-94	(6.79)	13.09			1.21	23.11
Mar-94	12.57	14.73	(7.33)		14.61	44.21
Apr-94	(0.95)	14.59			2.88	45.55
May-94	6.84	15.59			7.81	57.75
Jun-94	10.30	17.19	16.73		18.66	62.32
Jul-94	(4.91)	16.35			(0.93)	39.41
Aug-94	(6.95)	15.22			(6.93)	21.59
Sep-94	1.25	15.41	(10.41)		(1.70)	29.92
Oct-94	(4.78)	14.67			(1.50)	27.77
Nov-94	5.68	15.50			5.47	33.18
Dec-94	(2.72)	15.08	(2.11)	(5.12)	(5.12)	34.36
Jan-95	(8.13)	13.85			(1.32)	23.05
Feb-95	9.61	15.19			16.04	17.44
Mar-95	20.58	18.31	21.42		24.30	42.46
Apr-95	9.06	19.97			36.86	40.79
May-95	11.08	22.18			42.28	53.40
Jun-95	(1.70)	21.80	19.08		26.81	50.47
Jul-95	(10.61)	19.49			19.20	18.09
Aug-95	(4.81)	18.55			21.93	13.48
Sep-95	(7.76)	17.11	(21.52)		11.08	9.19
Oct-95	(3.35)	16.54			12.75	11.05
Nov-95	1.37	16.77			8.15	14.06
Dec-95	11.19	18.64	8.94	23.62	23.62	17.28

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jan-96	(0.38)	18.57			34.05	32.28
Feb-96	(12.11)	16.32			7.49	24.73
Mar-96	(0.22)	16.29	(12.63)		(11.05)	10.57
Apr-96	4.07	16.95			(15.11)	16.17
May-96	(3.65)	16.33			(26.37)	4.76
Jun-96	1.37	16.56	1.65		(24.07)	(3.71)
Jul-96	(1.44)	16.32			(16.27)	(0.20)
Aug-96	(0.46)	16.24			(12.44)	6.76
Sep-96	3.34	16.79	1.39		(1.90)	8.97
Oct-96	13.30	19.02			15.00	29.65
Nov-96	6.76	20.31			21.11	30.98
Dec-96	(3.36)	19.62	16.90	5.27	5.27	30.13
Jan-97	3.93	20.40			9.82	47.21
Feb-97	4.75	21.36			30.88	40.68
Mar-97	0.31	21.43	9.21		31.58	17.04
Apr-97	(5.46)	20.26			19.53	1.46
May-97	(1.18)	20.02			22.60	(9.73)
Jun-97	0.16	20.05	(6.42)		21.13	(8.02)
Jul-97	9.74	22.01			34.86	12.92
Aug-97	(6.22)	20.64			27.06	11.25
Sep-97	0.93	20.83	3.87		24.09	21.73
Oct-97	(3.77)	20.05			5.40	21.20
Nov-97	0.62	20.17			(0.66)	20.31
Dec-97	3.35	20.85	0.07	6.22	6.22	11.82
Jan-98	0.87	21.03			3.10	13.22
Feb-98	2.16	21.48			0.55	31.60
Mar-98	0.23	21.53	3.28		0.46	32.19
Apr-98	(6.72)	20.08			(0.88)	18.47
May-98	1.78	20.44			2.08	25.15
Jun-98	0.93	20.63	(4.18)		2.87	24.60
Jul-98	(0.97)	20.43			(7.17)	25.19
Aug-98	19.19	24.35			17.98	49.90
Sep-98	6.24	25.87	25.40		24.19	54.11
Oct-98	(5.14)	24.54			22.42	29.03
Nov-98	(4.16)	23.52			16.61	15.83
Dec-98	1.19	23.80	(8.00)	14.17	14.17	21.28
Jan-99	(2.90)	23.11			9.91	13.31
Feb-99	5.45	24.37			13.45	14.07
Mar-99	(2.50)	23.76	(0.17)		10.36	10.87
Apr-99	3.70	24.64			22.70	21.61
May-99	(4.38)	23.56			15.26	17.67
Jun-99	0.34	23.64	(0.51)		14.59	17.88
Jul-99	(4.40)	22.60			10.62	2.69
Aug-99	(0.44)	22.50			(7.60)	9.02
Sep-99	1.69	22.88	(3.21)		(11.56)	9.83
Oct-99	(8.39)	20.96			(14.59)	4.56
Nov-99	3.29	21.65			(7.95)	7.34
Dec-99	1.62	22.00	(3.85)	(7.56)	(7.56)	5.54
Jan-00	2.86	22.63			(2.08)	7.62
Feb-00	(2.17)	22.14			(9.15)	3.07
Mar-00	(2.08)	21.68	(1.45)		(8.75)	0.70
Apr-00	(3.78)	20.86			(15.34)	3.87
May-00	1.58	21.19			(10.06)	3.67
Jun-00	(4.44)	20.25	(6.60)		(14.34)	(1.84)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jul-00	(2.42)	19.76			(12.57)	(3.28)
Aug-00	4.71	20.69			(8.04)	(15.03)
Sep-00	(1.84)	20.31	0.30		(11.23)	(21.49)
Oct-00	0.44	20.40			(2.67)	(16.87)
Nov-00	6.47	21.72			0.32	(7.65)
Dec-00	8.52	23.57	16.05	7.14	7.14	(0.97)
Jan-01	1.36	23.89			5.57	3.38
Feb-01	1.93	24.35			9.98	(0.08)
Mar-01	7.27	26.12	10.82		20.48	9.93
Apr-01	(6.93)	24.31			16.54	(1.34)
May-01	(0.53)	24.18			14.11	2.63
Jun-01	(1.78)	23.75	(9.07)		17.28	0.47
Jul-01	(0.13)	23.72			20.04	4.96
Aug-01	2.53	24.32			17.54	8.09
Sep-01	6.70	25.95	9.26		27.77	13.42
Oct-01	6.01	27.51			34.85	31.25
Nov-01	(13.12)	23.90			10.04	10.39
Dec-01	0.25	23.96	(7.67)	1.65	1.65	8.91
Jan-02	(1.25)	23.66			(0.96)	4.55
Feb-02	(6.89)	22.03			(9.53)	(0.50)
Mar-02	3.77	22.86	(4.59)		(12.48)	5.44
Apr-02	(3.11)	22.15			(8.89)	6.18
May-02	3.48	22.92			(5.21)	8.16
Jun-02	12.00	25.67	12.29		8.08	26.77
Jul-02	4.67	26.87			13.28	35.98
Aug-02	3.42	27.79			14.27	34.32
Sep-02	5.18	29.23	13.87		12.64	43.92
Oct-02	(6.12)	27.44			(0.25)	34.51
Nov-02	(4.56)	26.19			9.58	20.58
Dec-02	5.57	27.65	(5.41)	15.40	15.40	17.31
Jan-03	4.70	28.95			22.36	21.18
Feb-03	4.11	30.14			36.81	23.78
Mar-03	(8.99)	27.43	(0.80)		19.99	5.02
Apr-03	1.02	27.71			25.10	13.99
May-03	8.99	30.20			31.76	24.90
Jun-03	(2.91)	29.32	6.89		14.22	23.45
Jul-03	(1.98)	28.74			6.96	21.16
Aug-03	0.31	28.83			3.74	18.54
Sep-03	(2.77)	28.03	(4.40)		(4.11)	8.02
Oct-03	2.78	28.81			4.99	4.73
Nov-03	(3.02)	27.94			6.68	16.90
Dec-03	8.48	30.31	8.13	9.62	9.62	26.50
Jan-04	2.14	30.96			6.94	30.85
Feb-04	8.17	33.49			11.11	52.02
Mar-04	(0.90)	33.19	9.50		21.00	45.19
Apr-04	(10.67)	29.65			7.00	33.86
May-04	(3.95)	28.48			(5.70)	24.26
Jun-04	(4.71)	27.14	(18.23)		(7.44)	5.73
Jul-04	(3.24)	26.26		(13.36)	(8.63)	(2.27)
Compounded annual ROR:				7.71
Standard deviation of monthly returns:				6.82

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Nov-94	(0.90)	9.91
Dec-94	(1.31)	9.78	(2.20)	(2.20)
Jan-95	(1.84)	9.60
Feb-95	5.10	10.09
Mar-95	10.21	11.12	13.70
Apr-95	3.60	11.52
May-95	0.69	11.60
Jun-95	(1.12)	11.47	3.15
Jul-95	(2.44)	11.19
Aug-95	(0.63)	11.12
Sep-95	(3.33)	10.75	(6.28)
Oct-95	(0.09)	10.74			7.40
Nov-95	0.93	10.84			9.38
Dec-95	6.09	11.50	6.98	17.59	17.59
Jan-96	4.78	12.05			25.52
Feb-96	(6.39)	11.28			11.79
Mar-96	1.24	11.42	(0.70)		2.70
Apr-96	4.82	11.97			3.91
May-96	(3.84)	11.51			(0.78)
Jun-96	3.21	11.88	4.03		3.57
Jul-96	(4.80)	11.31			1.07
Aug-96	(0.35)	11.27			1.35
Sep-96	5.50	11.89	0.08		10.60
Oct-96	9.92	13.07			21.69	30.70
Nov-96	8.34	14.16			30.63	42.89
Dec-96	(3.88)	13.61	14.47	18.35	18.35	39.16
Jan-97	3.67	14.11			17.10	46.98
Feb-97	1.13	14.27			26.51	41.43
Mar-97	(1.82)	14.01	2.94		22.68	25.99
Apr-97	(2.93)	13.60			13.62	18.06
May-97	(3.75)	13.09			13.73	12.84
Jun-97	0.69	13.18	(5.92)		10.94	14.91
Jul-97	9.33	14.41			27.41	28.78
Aug-97	(5.97)	13.55			20.23	21.85
Sep-97	1.85	13.80	4.70		16.06	28.37
Oct-97	0.36	13.85			5.97	28.96
Nov-97	1.01	13.99			(1.20)	29.06
Dec-97	4.57	14.63	6.01	7.49	7.49	27.22
Jan-98	(1.16)	14.46			2.48	20.00
Feb-98	0.41	14.52			1.75	28.72
Mar-98	1.31	14.71	0.55		5.00	28.81
Apr-98	(4.62)	14.03			3.16	17.21
May-98	3.28	14.49			10.70	25.89
Jun-98	(1.10)	14.33	(2.58)		8.73	20.62
Jul-98	(0.98)	14.19			(1.53)	25.46
Aug-98	10.29	15.65			15.50	38.86
Sep-98	4.35	16.33	13.96		18.33	37.34
Oct-98	(0.73)	16.21			17.04	24.02
Nov-98	(6.17)	15.21			8.72	7.42
Dec-98	5.98	16.12	(1.29)	10.18	10.18	18.44
Jan-99	(4.96)	15.32			5.95	8.58
Feb-99	2.48	15.70			8.13	10.02
Mar-99	(2.48)	15.31	(5.02)		4.08	9.28
Apr-99	7.18	16.41			16.96	20.66
May-99	(5.00)	15.59			7.59	19.10
Jun-99	5.13	16.39	7.05		14.38	24.36
Jul-99	(3.90)	15.75			10.99	9.30

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Aug-99	0.95	15.90			1.60	17.34
Sep-99	(1.51)	15.66	(4.45)		(4.10)	13.48
Oct-99	(9.96)	14.10			(13.02)	1.81
Nov-99	1.84	14.36			(5.59)	2.64
Dec-99	3.83	14.91	(4.79)	(7.51)	(7.51)	1.91
Jan-00	1.21	15.09			(1.50)	4.36
Feb-00	(1.19)	14.91			(5.03)	2.69
Mar-00	(1.54)	14.68	(1.54)		(4.11)	(0.20)
Apr-00	(4.02)	14.09			(14.14)	0.43
May-00	(0.43)	14.03			(10.01)	(3.17)
Jun-00	(2.78)	13.64	(7.08)		(16.78)	(4.82)
Jul-00	(3.96)	13.10			(16.83)	(7.68)
Aug-00	3.74	13.59			(14.53)	(13.16)
Sep-00	(8.61)	12.42	(8.94)		(20.69)	(23.94)
Oct-00	2.90	12.78			(9.36)	(21.16)
Nov-00	12.28	14.35			(0.07)	(5.65)
Dec-00	12.06	16.08	29.47	7.85	7.85	(0.25)
Jan-01	(0.81)	15.95			5.70	4.11
Feb-01	1.94	16.26			9.05	3.57
Mar-01	11.38	18.11	12.62		23.37	18.29
Apr-01	(11.10)	16.10			14.27	(1.89)
May-01	(0.37)	16.04			14.33	2.89
Jun-01	(3.62)	15.46	(14.63)		13.34	(5.67)
Jul-01	(3.36)	14.94			14.05	(5.14)
Aug-01	1.34	15.14			11.41	(4.78)
Sep-01	8.19	16.38	5.95		31.88	4.60
Oct-01	5.37	17.26			35.05	22.41
Nov-01	(15.59)	14.57			1.53	1.46
Dec-01	2.47	14.93	(8.85)	(7.15)	(7.15)	0.13
Jan-02	(1.88)	14.65			(8.15)	(2.92)
Feb-02	(3.41)	14.15			(12.98)	(5.10)
Mar-02	(2.90)	13.74	(7.97)		(24.13)	(6.40)
Apr-02	(3.20)	13.30			(17.39)	(5.61)
May-02	5.64	14.05			(12.41)	0.14
Jun-02	15.02	16.16	17.61		4.53	18.48
Jul-02	9.65	17.72			18.61	35.27
Aug-02	4.40	18.50			22.19	36.13
Sep-02	6.43	19.69	21.84		20.21	58.53
Oct-02	(6.75)	18.36			6.37	43.66
Nov-02	(4.68)	17.50			20.11	21.95
Dec-02	5.20	18.41	(6.50)	23.31	23.31	14.49
Jan-03	12.76	20.76			41.71	30.16
Feb-03	6.60	22.13			56.40	36.10
Mar-03	(9.17)	20.10	9.18		46.29	10.99
Apr-03	1.44	20.39			53.31	26.65
May-03	6.38	21.69			54.38	35.22
Jun-03	(7.42)	20.08	(0.10)		24.26	29.88
Jul-03	(3.04)	19.47			9.88	30.32
Aug-03	3.39	20.13			8.81	32.96
Sep-03	(5.41)	19.04	(5.18)		(3.30)	16.24
Oct-03	9.14	20.78			13.18	20.39
Nov-03	1.20	21.03			20.17	44.34
Dec-03	7.66	22.64	18.91	22.98	22.98	51.64
Jan-04	2.74	23.26			12.04	58.77
Feb-04	9.85	25.55			15.45	80.57
Mar-04	(3.91)	24.55	8.44		22.14	78.68
Apr-04	(9.90)	22.12			8.48	66.32
May-04	(2.76)	21.51			(0.83)	53.10
Jun-04	(5.21)	20.39	(16.95)		1.54	26.18
Jul-04	(4.76)	19.42		(14.22)	(0.26)	9.59
Compounded annual ROR:				7.05
Standard deviation of monthly returns:				5.62

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Nov-94	0.10	10.01
Dec-94	0.00	10.01	0.10	0.10
Jan-95	(3.50)	9.66
Feb-95	1.45	9.80
Mar-95	7.86	10.57	5.59
Apr-95	0.00	10.57
May-95	(0.66)	10.50
Jun-95	(6.38)	9.83	(7.00)
Jul-95	(0.81)	9.75
Aug-95	4.00	10.14
Sep-95	(0.39)	10.10	2.75
Oct-95	0.30	10.13			1.30
Nov-95	2.76	10.41			4.00
Dec-95	6.24	11.06	9.50	10.49	10.49
Jan-96	3.71	11.47			18.74
Feb-96	(10.29)	10.29			5.00
Mar-96	(0.97)	10.19	(7.87)		(3.60)
Apr-96	6.08	10.81			2.27
May-96	(3.05)	10.48			(0.19)
Jun-96	(2.86)	10.18	(0.10)		3.56
Jul-96	(4.91)	9.68			(0.72)
Aug-96	1.14	9.79			(3.45)
Sep-96	5.11	10.29	1.08		1.88
Oct-96	2.92	10.59			4.54	5.90
Nov-96	3.49	10.96			5.28	9.49
Dec-96	(2.65)	10.67	3.69	(3.53)	(3.53)	6.59
Jan-97	(0.66)	10.60			(7.59)	9.73
Feb-97	10.09	11.67			13.41	19.08
Mar-97	6.77	12.46	16.78		22.28	17.88
Apr-97	(6.90)	11.60			7.31	9.74
May-97	0.78	11.69			11.55	11.33
Jun-97	(1.63)	11.50	(7.70)		12.97	16.99
Jul-97	7.65	12.38			27.89	26.97
Aug-97	(4.93)	11.77			20.22	16.07
Sep-97	(6.03)	11.06	(3.83)		7.48	9.50
Oct-97	(6.24)	10.37			(2.08)	2.37
Nov-97	(2.22)	10.14			(7.48)	(2.59)
Dec-97	5.62	10.71	(3.16)	0.37	0.37	(3.16)
Jan-98	5.32	11.28			6.42	(1.66)
Feb-98	(3.37)	10.90			(6.60)	5.93
Mar-98	0.37	10.94	2.15		(12.20)	7.36
Apr-98	(11.06)	9.73			(16.12)	(9.99)
May-98	(7.40)	9.01			(22.93)	(14.03)
Jun-98	(0.89)	8.93	(18.37)		(22.35)	(12.28)
Jul-98	(5.26)	8.46			(31.66)	(12.60)
Aug-98	11.82	9.46			(19.63)	(3.37)
Sep-98	19.03	11.26	26.09		1.81	9.43
Oct-98	8.44	12.21			17.74	15.30
Nov-98	(7.94)	11.24			10.85	2.55
Dec-98	2.76	11.55	2.58	7.84	7.84	8.25
Jan-99	(3.55)	11.14			(1.24)	5.09
Feb-99	11.76	12.45			14.22	6.68
Mar-99	(3.45)	12.02	4.07		9.87	(3.53)
Apr-99	2.00	12.26			26.00	5.69
May-99	(13.38)	10.62			17.87	(9.15)
Jun-99	21.85	12.94	7.65		44.90	12.52
Jul-99	(1.00)	12.81			51.42	3.47
Aug-99	5.31	13.49			42.60	14.61

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Sep-99	13.27	15.28	18.08		35.70	38.16
Oct-99	(9.55)	13.82			13.19	33.27
Nov-99	4.85	14.49			28.91	42.90
Dec-99	9.39	15.85	3.73	37.23	37.23	47.99
Jan-00	(1.96)	15.54			39.50	37.77
Feb-00	(18.47)	12.67			1.77	16.24
Mar-00	(2.05)	12.41	(21.70)		3.24	13.44
Apr-00	(10.15)	11.15			(9.05)	14.59
May-00	10.13	12.28			15.63	36.29
Jun-00	(7.82)	11.32	(8.78)		(12.52)	26.76
Jul-00	3.71	11.74			(8.35)	38.77
Aug-00	(8.26)	10.77			(20.16)	13.85
Sep-00	(10.40)	9.65	(14.75)		(36.85)	(14.30)
Oct-00	(6.84)	8.99			(34.95)	(26.37)
Nov-00	6.56	9.58			(33.89)	(14.77)
Dec-00	10.75	10.61	9.95	(33.06)	(33.06)	(8.14)
Jan-01	(0.94)	10.51			(32.37)	(5.66)
Feb-01	0.48	10.56			(16.65)	(15.18)
Mar-01	1.04	10.67	0.57		(14.02)	(11.23)
Apr-01	(1.69)	10.49			(5.92)	(14.44)
May-01	(0.10)	10.48			(14.66)	(1.32)
Jun-01	(3.34)	10.13	(5.06)		(10.51)	(21.72)
Jul-01	(1.38)	9.99			(14.91)	(22.01)
Aug-01	(0.60)	9.93			(7.80)	(26.39)
Sep-01	3.83	10.31	1.78		6.84	(32.53)
Oct-01	1.07	10.42			15.91	(24.60)
Nov-01	1.15	10.54			10.02	(27.26)
Dec-01	0.09	10.55	2.33	(0.57)	(0.57)	(33.44)
Jan-02	2.09	10.77			2.47	(30.69)
Feb-02	2.51	11.04			4.55	(12.87)
Mar-02	4.62	11.55	9.48		8.25	(6.93)
Apr-02	(4.94)	10.98			4.67	(1.52)
May-02	1.37	11.13			6.20	(9.36)
Jun-02	8.00	12.02	4.07		18.66	6.18
Jul-02	(0.42)	11.97			19.82	1.96
Aug-02	2.26	12.24			23.26	13.65
Sep-02	3.10	12.62	4.99		22.41	30.78
Oct-02	(7.13)	11.72			12.48	30.37
Nov-02	(5.97)	11.02			4.55	15.03
Dec-02	4.72	11.54	(8.56)	9.38	9.38	8.77
Jan-03	13.78	13.13			21.91	24.93
Feb-03	(2.21)	12.84			16.30	21.59
Mar-03	(4.28)	12.29	6.50		6.41	15.18
Apr-03	1.87	12.52			14.03	19.35
May-03	0.00	12.52			12.49	19.47
Jun-03	(1.28)	12.36	0.57		2.83	22.01
Jul-03	(1.86)	12.13			1.34	21.42
Aug-03	4.29	12.65			3.35	27.39
Sep-03	3.00	13.03	5.42		3.25	26.38
Oct-03	3.45	13.48			15.02	29.37
Nov-03	(2.23)	13.18			19.60	25.05
Dec-03	8.57	14.31	9.82	24.00	24.00	35.64
Jan-04	0.49	14.38			9.52	33.52
Feb-04	7.86	15.51			20.79	40.49
Mar-04	2.32	15.87	10.90		29.13	37.40
Apr-04	(6.49)	14.84			18.53	35.15
May-04	(1.01)	14.69			17.33	31.99
Jun-04	(0.54)	14.61	(7.94)		18.20	21.55
Jul-04	(4.38)	13.97		(2.38)	15.17	16.71
Compounded annual ROR:				3.50
Standard deviation of monthly returns:				6.35

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Nov-94	(0.50)	9.95
Dec-94	(1.21)	9.83	(1.70)	(1.70)
Jan-95	1.32	9.96
Feb-95	4.62	10.42
Mar-95	2.88	10.72	9.05
Apr-95	2.15	10.95
May-95	4.38	11.43
Jun-95	0.79	11.52	7.46
Jul-95	(1.39)	11.36
Aug-95	(1.41)	11.20
Sep-95	1.61	11.38	(1.22)
Oct-95	0.26	11.41			14.10
Nov-95	2.72	11.72			17.79
Dec-95	2.99	12.07	6.06	22.79	22.79
Jan-96	0.41	12.12			21.69
Feb-96	(7.92)	11.16			7.10
Mar-96	(1.08)	11.04	(8.53)		2.99
Apr-96	1.27	11.18			2.10
May-96	(3.13)	10.83			(5.25)
Jun-96	0.46	10.88	(1.45)		(5.56)
Jul-96	0.83	10.97			(3.43)
Aug-96	(0.82)	10.88			(2.86)
Sep-96	2.30	11.13	2.30		(2.20)
Oct-96	3.77	11.55			1.23	15.50
Nov-96	4.76	12.10			3.24	21.61
Dec-96	(3.88)	11.63	4.49	(3.65)	(3.65)	18.31
Jan-97	3.35	12.02			(0.83)	20.68
Feb-97	3.16	12.40			11.11	19.00
Mar-97	(2.50)	12.09	3.96		9.51	12.78
Apr-97	(1.65)	11.89			6.35	8.58
May-97	1.68	12.09			11.63	5.77
Jun-97	3.64	12.53	3.64		15.17	8.77
Jul-97	11.89	14.02			27.80	23.42
Aug-97	(5.92)	13.19			21.23	17.77
Sep-97	3.26	13.62	8.70		22.37	19.68
Oct-97	(1.69)	13.39			15.93	17.35
Nov-97	(0.37)	13.34			10.25	13.82
Dec-97	3.07	13.75	0.95	18.23	18.23	13.92
Jan-98	2.25	14.06			16.97	16.01
Feb-98	1.49	14.27			15.08	27.87
Mar-98	2.24	14.59	6.11		20.68	32.16
Apr-98	(1.78)	14.33			20.52	28.18
May-98	(0.35)	14.28			18.11	31.86
Jun-98	0.00	14.28	(2.12)		13.97	31.25
Jul-98	(1.19)	14.11			0.64	28.62
Aug-98	2.55	14.47			9.70	33.00
Sep-98	5.11	15.21	6.51		11.67	36.66
Oct-98	1.18	15.39			14.94	33.25
Nov-98	2.66	15.80			18.44	30.58
Dec-98	1.27	16.00	5.19	16.36	16.36	37.58
Jan-99	(0.06)	15.99			13.73	33.03
Feb-99	(0.06)	15.98			11.98	28.87
Mar-99	0.00	15.98	(0.12)		9.53	32.18
Apr-99	4.13	16.64			16.12	39.95
May-99	(4.99)	15.81			10.71	30.77
Jun-99	2.28	16.17	1.19		13.24	29.05
Jul-99	(1.67)	15.90			12.69	13.41

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Aug-99	(0.19)	15.87			9.68	20.32
Sep-99	(0.50)	15.79	(2.35)		3.81	15.93
Oct-99	(1.77)	15.51			0.78	15.83
Nov-99	1.93	15.81			0.06	18.52
Dec-99	1.96	16.12	2.09	0.75	0.75	17.24
Jan-00	(0.93)	15.97			(0.13)	13.58
Feb-00	0.94	16.12			0.88	12.96
Mar-00	3.10	16.62	3.10		4.01	13.91
Apr-00	(4.57)	15.86			(4.69)	10.68
May-00	(1.32)	15.65			(1.01)	9.59
Jun-00	(0.26)	15.61	(6.08)		(3.46)	9.31
Jul-00	(2.18)	15.27			(3.96)	8.22
Aug-00	3.01	15.73			(0.88)	8.71
Sep-00	(3.94)	15.11	(3.20)		(4.31)	(0.66)
Oct-00	2.25	15.45			(0.39)	0.39
Nov-00	(0.52)	15.37			(2.78)	(2.72)
Dec-00	5.79	16.26	7.61	0.87	0.87	1.63
Jan-01	0.55	16.35			2.38	2.25
Feb-01	(3.36)	15.80			(1.99)	(1.13)
Mar-01	2.91	16.26	0.00		(2.17)	1.75
Apr-01	(0.31)	16.21			2.21	(2.58)
May-01	0.25	16.25			3.83	2.78
Jun-01	(3.08)	15.75	(3.14)		0.90	(2.60)
Jul-01	0.00	15.75			3.14	(0.94)
Aug-01	0.51	15.83			0.64	(0.25)
Sep-01	(1.20)	15.64	(0.70)		3.51	(0.95)
Oct-01	2.75	16.07			4.01	3.61
Nov-01	(0.06)	16.06			4.49	1.58
Dec-01	0.93	16.21	3.64	(0.31)	(0.31)	0.56
Jan-02	(1.23)	16.01			(2.08)	0.25
Feb-02	(1.69)	15.74			(0.38)	(2.36)
Mar-02	0.25	15.78	(2.65)		(2.95)	(5.05)
Apr-02	(2.09)	15.45			(4.69)	(2.59)
May-02	(0.19)	15.42			(5.11)	(1.47)
Jun-02	1.30	15.62	(1.01)		(0.83)	0.06
Jul-02	(0.83)	15.49			(1.65)	1.44
Aug-02	0.97	15.64			(1.20)	(0.57)
Sep-02	(4.16)	14.99	(4.03)		(4.16)	(0.79)
Oct-02	(0.80)	14.87			(7.47)	(3.75)
Nov-02	2.08	15.18			(5.48)	(1.24)
Dec-02	(4.02)	14.57	(2.80)	(10.12)	(10.12)	(10.39)
Jan-03	0.34	14.62			(8.68)	(10.58)
Feb-03	2.67	15.01			(4.64)	(5.00)
Mar-03	(2.60)	14.62	0.34		(7.35)	(10.09)
Apr-03	2.19	14.94			(3.30)	(7.83)
May-03	4.89	15.67			1.62	(3.57)
Jun-03	(0.19)	15.64	6.98		0.13	(0.70)
Jul-03	(1.09)	15.47			(0.13)	(1.78)
Aug-03	0.00	15.47			(1.09)	(2.27)
Sep-03	(1.16)	15.29	(2.24)		2.00	(2.24)
Oct-03	(0.92)	15.15			1.88	(5.72)
Nov-03	(1.32)	14.95			(1.52)	(6.91)
Dec-03	3.48	15.47	1.18	6.18	6.18	(4.57)
Jan-04	(0.90)	15.33			4.86	(4.25)
Feb-04	2.09	15.65			4.26	(0.57)
Mar-04	(1.85)	15.36	(0.71)		5.06	(2.66)
Apr-04	(3.58)	14.81			(0.87)	(4.14)
May-04	(1.08)	14.65			(6.51)	(4.99)
Jun-04	(0.07)	14.64	(4.69)		(6.39)	(6.27)
Jul-04	(2.53)	14.27		(7.76)	(7.76)	(7.88)
Compounded annual ROR:				3.71
Standard deviation of monthly returns:				2.71

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Jul-00	0.60	10.06
Aug-00	0.40	10.10
Sep-00	1.39	10.24	2.40
Oct-00	7.32	10.99
Nov-00	(1.64)	10.81
Dec-00	3.33	11.17	9.08	11.70
Jan-01	(1.07)	11.05
Feb-01	(1.36)	10.90
Mar-01	8.44	11.82	5.82
Apr-01	(2.88)	11.48
May-01	1.92	11.70
Jun-01	(1.71)	11.50	(2.71)		15.00
Jul-01	(5.91)	10.82			7.55
Aug-01	2.40	11.08			9.70
Sep-01	0.90	11.18	(2.78)		9.18
Oct-01	(0.81)	11.09			0.91
Nov-01	(0.36)	11.05			2.22
Dec-01	12.31	12.41	11.00	11.10	11.10
Jan-02	(3.46)	11.98			8.42
Feb-02	(1.75)	11.77			7.98
Mar-02	(4.50)	11.24	(9.43)		(4.91)
Apr-02	2.40	11.51			0.26
May-02	10.34	12.70			8.55
Jun-02	8.98	13.84	23.13		20.35	38.40
Jul-02	(4.41)	13.23			22.27	31.51
Aug-02	(4.69)	12.61			13.81	24.85
Sep-02	(1.98)	12.36	(10.69)		10.55	20.70
Oct-02	0.57	12.43			12.08	13.10
Nov-02	(1.05)	12.30			11.31	13.78
Dec-02	13.25	13.93	12.70	12.25	12.25	24.71
Jan-03	5.03	14.63			22.12	32.40
Feb-03	0.96	14.77			25.49	35.50
Mar-03	(1.96)	14.48	3.95		28.83	22.50
Apr-03	4.07	15.07			30.93	31.27
May-03	3.19	15.55			22.44	32.91
Jun-03	(3.99)	14.93	3.11		7.88	29.83
Jul-03	(4.49)	14.26			7.79	31.79
Aug-03	(1.26)	14.08			11.66	27.08
Sep-03	0.43	14.14	(5.29)		14.40	26.48
Oct-03	0.64	14.23			14.48	28.31
Nov-03	4.08	14.81			20.41	34.03
Dec-03	5.74	15.66	10.75	12.42	12.42	26.19
Jan-04	(0.89)	15.52			6.08	29.55
Feb-04	0.39	15.58			5.48	32.37
Mar-04	(7.51)	14.41	(7.98)		(0.48)	28.20
Apr-04	(5.14)	13.67			(9.29)	18.77
May-04	(3.58)	13.18			(15.24)	3.78
Jun-04	(1.90)	12.93	(10.27)		(13.40)	(6.58)
Jul-04	(3.87)	12.43		(20.63)	(12.83)	(6.05)
Compounded annual ROR:				5.48
Standard deviation of monthly returns:				4.67

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

NOTICE TO KANSAS RESIDENTS

        The following updates and supplements the "State Suitability Requirements" in the Subscription Agreement and Power of Attorney included as Exhibit B to the Prospectus.

        By signing the Subscription and Exchange Agreement and Power of Attorney, Kansas residents will be deemed to represent and warrant that they meet the following special suitability requirements:

      Kansas:    Solely with respect to subscribers who have not purchased Units of any Spectrum Series partnership at or prior to the September 30, 2004 Monthly Closing, (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

        In addition, it is recommended that Kansas investors (both current and new) not invest, in the aggregate, more than 10% of their net worth (exclusive of home, furnishings, and automobiles) in the Spectrum Series and other managed futures investments.

FINANCIAL STATEMENTS

INDEX

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of
        Morgan Stanley Spectrum Select L.P.
        Morgan Stanley Spectrum Technical L.P.
        Morgan Stanley Spectrum Strategic L.P.
        Morgan Stanley Spectrum Global Balanced L.P.
        Morgan Stanley Spectrum Currency L.P.

We have audited the accompanying statements of financial condition of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P. (collectively, the "Partnerships"), including the schedules of investments, as of December 31, 2003 and 2002, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Spectrum Select L.P, Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P. at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

New York, New York
March 2, 2004

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	June 30, 2004
		2003	2002
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	497,439,229	398,595,952	274,780,334
Net unrealized (loss) gain on open contracts (Morgan Stanley International)	(1,562,210)	11,277,017	(2,967,507)
Net unrealized (loss) gain on open contracts (Morgan Stanley & Co.)	(8,483,623)	25,504,948	20,865,525

Total net unrealized (loss) gain on open contracts	(10,045,833)	36,781,965	17,898,018
Net option premiums	—	1,232,488	—

Total Trading Equity	487,393,396	436,610,405	292,678,352
Subscriptions receivable	16,457,375	12,688,217	6,690,744
Interest receivable (Morgan Stanley DW)	312,848	250,620	235,283

Total Assets	504,163,619	449,549,242	299,604,379

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	3,177,402	2,405,123	1,876,403
Accrued brokerage fees (Morgan Stanley DW)	3,065,806	2,401,080	1,662,321
Accrued management fees	1,207,681	993,550	687,856
Accrued incentive fee	—	2,227,005	—

Total Liabilities	7,450,889	8,026,758	4,226,580

PARTNERS' CAPITAL
Limited Partners (18,102,600.645, 14,405,312.114 and 10,567,690.403 Units, respectively)	491,242,441	436,666,633	292,226,000
General Partner (201,583.684, 160,190.965 and 113,977.644 Units, respectively)	5,470,289	4,855,851	3,151,799

Total Partners' Capital	496,712,730	441,522,484	295,377,799

Total Liabilities and Partners' Capital	504,163,619	449,549,242	299,604,379

NET ASSET VALUE PER UNIT	27.14	30.31	27.65

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	June 30, 2004
		2003	2002
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	614,334,514	483,512,056	310,115,973
Net unrealized (loss) gain on open contracts (Morgan Stanley International)	(3,669,722)	18,485,857	(3,069,013)
Net unrealized (loss) gain on open contracts (Morgan Stanley & Co.)	(14,543,637)	27,948,353	27,172,226

Total net unrealized (loss) gain on open contracts	(18,213,359)	46,434,210	24,103,213
Net options premiums	—	3,973,725

Total Trading Equity	596,121,155	533,919,991	334,219,186
Subscriptions receivable	21,895,850	15,855,119	7,108,790
Interest receivable (Morgan Stanley DW)	384,627	291,810	268,836

Total Assets	618,401,632	550,066,920	341,596,812

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued brokerage fees (Morgan Stanley DW)	3,769,442	2,947,775	1,906,305
Redemptions payable	3,752,150	2,925,703	3,195,919
Accrued management fees	1,349,177	1,084,524	672,962
Accrued incentive fee	—	4,924,640	—

Total Liabilities	8,870,769	11,882,642	5,775,186

PARTNERS' CAPITAL
Limited Partners (29,569,035.207, 23,512,770.158 and 18,038,726.045 Units, respectively)	602,818,489	532,266,109	332,124,550
General Partner (329,250.740, 261,434.166 and 200,799.812 Units, respectively)	6,712,374	5,918,169	3,697,076

Total Partners' Capital	609,530,863	538,184,278	335,821,626

Total Liabilities and Partners' Capital	618,401,632	550,066,920	341,596,812

NET ASSET VALUE PER UNIT	20.39	22.64	18.41

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	June 30, 2004
		2003	2002
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	158,657,979	109,846,761	68,224,648
Net unrealized gain on open contracts (Morgan Stanley & Co.)	1,181,230	5,847,799	7,430,755
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	67,965	2,073,986	(499,611)

Total net unrealized gain on open contracts	1,249,195	7,921,785	6,931,144
Net option premiums	119,614	678,280	222,768

Total Trading Equity	160,026,788	118,446,826	75,378,560
Subscriptions receivable	5,301,081	5,143,178	1,654,471
Interest receivable (Morgan Stanley DW)	104,778	66,591	61,778

Total Assets	165,432,647	123,656,595	77,094,809

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	942,956	655,871	1,115,549
Accrued brokerage fees (Morgan Stanley DW)	721,185	650,049	431,596
Accrued management fees	298,422	268,986	178,592
Accrued incentive fee	—	811,250	—

Total Liabilities	1,962,563	2,386,156	1,725,737

PARTNERS' CAPITAL
Limited Partners (11,065,094.695, 8,385,489.652 and 6,454,424.204 Units, respectively)	161,663,052	119,976,992	74,487,934
General Partner (123,683.079, 90,402.219 and 76,351.101 Units, respectively)	1,807,032	1,293,447	881,138

Total Partners' Capital	163,470,084	121,270,439	75,369,072

Total Liabilities and Partners' Capital	165,432,647	123,656,595	77,094,809

NET ASSET VALUE PER UNIT	14.61	14.31	11.54

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	June 30, 2004
		2003	2002
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	50,820,919	50,336,417	49,330,482
Net unrealized gain on open contracts (Morgan Stanley & Co.)	624,170	1,845,313	758,782
Net unrealized (loss) gain on open contracts (Morgan Stanley International)	(57,408)	701,727	(12,849)

Total net unrealized gain on open contracts	566,762	2,547,040	745,933
Net option premiums	—	(39,600)	712,573

Total Trading Equity	51,387,681	52,843,857	50,788,988
Subscriptions receivable	653,949	1,036,417	716,792
Interest receivable (Morgan Stanley DW)	40,868	40,110	53,458

Total Assets	52,082,498	53,920,384	51,559,238

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	1,535,164	1,033,040	896,775
Accrued brokerage fees (Morgan Stanley DW)	196,217	194,891	202,109
Accrued management fees	53,320	52,960	54,922

Total Liabilities	1,784,701	1,280,891	1,153,806

PARTNERS' CAPITAL
Limited Partners (3,397,654.533, 3,364,748.115 and 3,419,596.378 Units, respectively)	49,753,581	52,064,431	49,814,229
General Partner (37,164.331, 37,164.331 and 40,584.304 Units, respectively)	544,216	575,062	591,203

Total Partners' Capital	50,297,797	52,639,493	50,405,432

Total Liabilities and Partners' Capital	52,082,498	53,920,384	51,559,238

NET ASSET VALUE PER UNIT	14.64	15.47	14.57

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	June 30, 2004	2003	2002
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	218,222,785	178,774,244	88,478,803
Net unrealized (loss) gain on open contracts (Morgan Stanley & Co.)	(2,490,181)	4,878,640	5,651,549

Total Trading Equity	215,732,604	183,652,884	94,130,352
Subscriptions receivable	8,250,720	8,709,868	4,178,758
Interest receivable (Morgan Stanley DW)	135,168	101,889	70,210

Total Assets	224,118,492	192,464,641	98,379,320

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	1,716,842	1,060,483	1,526,335
Accrued brokerage fees (Morgan Stanley DW)	838,781	661,566	316,460
Accrued management fees	364,688	287,637	137,591
Accrued incentive fees	—	399,035	239,482

Total Liabilities	2,920,311	2,408,721	2,219,868

PARTNERS' CAPITAL
Limited Partners (16,915,706.644, 12,010,816.426 and 6,739,826.121 Units, respectively)	218,756,743	188,042,673	93,891,619
General Partner (188,788.015, 128,591.799 and 162,791.986 Units, respectively)	2,441,438	2,013,247	2,267,833

Total Partners' Capital	221,198,181	190,055,920	96,159,452

Total Liabilities and Partners' Capital	224,118,492	192,464,641	98,379,320

NET ASSET VALUE PER UNIT	12.93	15.66	13.93

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2004	2003	2003	2002	2001
	$ (Unaudited)	$ (Unaudited)	$	$	$
REVENUES
Trading profit (loss):
Realized	17,063,199	59,472,103	52,485,483	46,999,853	43,420,724
Net change in unrealized	(46,827,798)	(24,481,724)	18,883,947	12,501,282	(20,155,561)

	(29,764,599)	34,990,379	71,369,430	59,501,135	23,265,163
Proceeds from Litigation Settlement	—	—	—	4,636,156	—

Total Trading Results	(29,764,599)	34,990,379	71,369,430	64,137,291	23,265,163
Interest income (Morgan Stanley DW)	1,771,027	1,460,887	2,843,612	3,468,437	7,203,732

Total	(27,993,572)	36,451,266	74,213,042	67,605,728	30,468,895

EXPENSES
Brokerage fees (Morgan Stanley DW)	18,166,232	11,850,050	25,658,616	18,943,743	17,183,347
Management fees	7,191,524	4,903,466	10,617,352	7,838,786	7,110,346
Incentive fees	6,104,991	1,180,842	3,750,169	—	3,009,853

Total	31,462,747	17,934,358	40,026,137	26,782,529	27,303,546

NET INCOME (LOSS)	(59,456,319)	18,516,908	34,186,905	40,823,199	3,165,349

Net Income (Loss) Allocation:
Limited Partners	(58,820,757)	18,311,919	33,822,853	40,391,145	3,123,455
General Partner	(635,562)	204,989	364,052	432,054	41,894
Net Income (Loss) per Unit:
Limited Partners	(3.17)	1.67	2.66	3.69	0.39
General Partner	(3.17)	1.67	2.66	3.69	0.39

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2004	2003	2003	2002	2001
	$ (Unaudited)	$ (Unaudited)	$	$	$
REVENUES
Trading profit (loss):
Realized	35,235,407	100,864,533	116,446,374	76,058,451	30,115,483
Net change in unrealized	(64,647,569)	(47,791,845)	22,330,997	12,597,598	(28,536,694)

	(29,412,162)	53,072,688	138,777,371	88,656,049	1,578,789
Proceeds from Litigation Settlement	—	—	—	306,400	—

Total Trading Results	(29,412,162)	53,072,688	138,777,371	88,962,449	1,578,789
Interest income (Morgan Stanley DW)	2,152,545	1,753,710	3,316,107	3,686,460	8,288,660

Total	(27,259,617)	54,826,398	142,093,478	92,648,909	9,867,449

EXPENSES
Brokerage fees (Morgan Stanley DW)	22,227,380	14,323,091	30,273,037	20,470,797	19,556,056
Incentive fees	11,904,149	6,733,578	13,042,559	4,024,921	2,093,709
Management fees	7,952,331	5,073,943	10,835,994	7,377,756	7,501,053

Total	42,083,860	26,130,612	54,151,590	31,873,474	29,150,818

NET INCOME (LOSS)	(69,343,477)	28,695,786	87,941,888	60,775,435	(19,283,369)

Net Income (Loss) Allocation:
Limited Partners	(68,597,682)	28,361,039	86,960,795	60,110,064	(19,062,561)
General Partner	(754,795)	334,747	981,093	665,371	(220,808)
Net Income (Loss) per Unit:
Limited Partners	(2.25)	1.67	4.23	3.48	(1.15)
General Partner	(2.25)	1.67	4.23	3.48	(1.15)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2004	2003	2003	2002	2001
	$ (Unaudited)	$ (Unaudited)	$	$	$
REVENUES
Trading profit (loss):
Realized	16,478,840	17,184,586	30,251,636	10,648,811	2,132,212
Net change in unrealized	(6,672,590)	(6,965,306)	990,641	2,439,378	2,505,634

	9,806,250	10,219,280	31,242,277	13,088,189	4,637,846
Proceeds from Litigation Settlement	—	—	—	17,556	—

Total Trading Results	9,806,250	10,219,280	31,242,277	13,105,745	4,637,846
Interest income (Morgan Stanley DW)	524,131	385,349	741,890	972,942	2,217,963

Total	10,330,381	10,604,629	31,984,167	14,078,687	6,855,809

EXPENSES
Brokerage fees (Morgan Stanley DW)	4,772,501	3,073,291	6,611,238	5,304,486	5,152,756
Incentive fees	2,212,763	1,036,225	2,123,832	264,827	—
Management fees	1,974,828	1,271,707	2,735,685	2,194,958	2,183,596

Total	8,960,092	5,381,223	11,470,755	7,764,271	7,336,352

NET INCOME (LOSS)	1,370,289	5,223,406	20,513,412	6,314,416	(480,543)

Net Income (Loss) Allocation:
Limited Partners	1,356,704	5,160,596	20,281,103	6,238,448	(475,383)
General Partner	13,585	62,810	232,309	75,968	(5,160)
Net Income (Loss) per Unit:
Limited Partners	0.30	0.82	2.77	0.99	(0.06)
General Partner	0.30	0.82	2.77	0.99	(0.06)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2004	2003	2003	2002	2001
	$	$	$	$	$
	(Unaudited)	(Unaudited)
REVENUES
Trading profit (loss):
Realized	405,525	5,853,581	3,711,981	(3,772,374)	3,618,628
Net change in unrealized	(1,980,278)	(1,095,082)	1,801,107	56,725	(2,628,436)

	(1,574,753)	4,758,499	5,513,088	(3,715,649)	990,192
Proceeds from Litigation Settlement	—	—	—	233,074	—

Total Trading Results	(1,574,753)	4,758,499	5,513,088	(3,482,575)	990,192
Interest income (Morgan Stanley DW)	241,412	289,190	525,817	916,179	2,160,076

Total	(1,333,341)	5,047,689	6,038,905	(2,566,396)	3,150,268

EXPENSES
Brokerage fees (Morgan Stanley DW)	1,208,475	1,151,574	2,328,615	2,532,371	2,597,121
Management fees	328,393	312,931	632,782	688,151	705,746

Total	1,536,868	1,464,505	2,961,397	3,220,522	3,302,867

NET INCOME (LOSS)	(2,870,209)	3,583,184	3,077,508	(5,786,918)	(152,599)

Net Income (Loss) Allocation:
Limited Partners	(2,839,363)	3,543,302	3,043,649	(5,720,328)	(150,650)
General Partner	(30,846)	39,882	33,859	(66,590)	(1,949)
Net Income (Loss) per Unit:
Limited Partners	(0.83)	1.07	0.90	(1.64)	(0.05)
General Partner	(0.83)	1.07	0.90	(1.64)	(0.05)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2004	2003	2003	2002	2001
	$ (Unaudited)	$ (Unaudited)	$	$	$
REVENUES
Trading profit (loss):
Realized	(26,511,966)	20,341,122	27,952,154	12,877,202	3,998,924
Net change in unrealized	(7,368,821)	(7,860,669)	(772,909)	2,473,166	2,622,814

Total Trading Results	(33,880,787)	12,480,453	27,179,245	15,350,368	6,621,738
Interest income (Morgan Stanley DW)	727,435	482,808	1,006,410	833,523	731,716

Total	(33,153,352)	12,963,261	28,185,655	16,183,891	7,353,454

EXPENSES
Brokerage fees (Morgan Stanley DW)	4,846,290	2,655,275	6,109,327	3,077,048	1,297,698
Management fees	2,107,084	1,154,468	2,656,229	1,337,848	564,216
Incentive fees	177,763	2,224,255	2,623,290	1,485,875	1,155,201

Total	7,131,137	6,033,998	11,388,846	5,900,771	3,017,115

NET INCOME (LOSS)	(40,284,489)	6,929,263	16,796,809	10,283,120	4,336,339

Net Income (Loss) Allocation:
Limited Partners	(39,842,680)	6,755,761	16,514,538	10,038,409	4,119,027
General Partner	(441,809)	173,502	282,271	244,711	217,312
Net Income (Loss) Per Unit:
Limited Partners	(2.73)	1.00	1.73	1.52	1.24
General Partner	(2.73)	1.00	1.73	1.52	1.24

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

For the Six Months Ended June 30, 2004 (Unaudited)
and For the Years Ended December 31, 2003, 2002 and 2001

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Select L.P.
Partners' Capital, December 31, 2000	9,363,087.227	218,182,118	2,547,851	220,729,969
Offering of Units	1,676,778.529	41,261,535	—	41,261,535
Net income	—	3,123,455	41,894	3,165,349
Redemptions	(965,150.030)	(23,745,268)	—	(23,745,268)

Partners' Capital, December 31, 2001	10,074,715.726	238,821,840	2,589,745	241,411,585
Offering of Units	2,459,750.992	62,682,840	130,000	62,812,840
Net income	—	40,391,145	432,054	40,823,199
Redemptions	(1,852,798.671)	(49,669,825)	—	(49,669,825)

Partners' Capital, December 31, 2002	10,681,668.047	292,226,000	3,151,799	295,377,799
Offering of Units	4,942,610.490	141,160,704	1,340,000	142,500,704
Net income	—	33,822,853	364,052	34,186,905
Redemptions	(1,058,775.458)	(30,542,924)	—	(30,542,924)

Partners' Capital, December 31, 2003	14,565,503.079	436,666,633	4,855,851	441,522,484
Offering of Units	4,357,626.566	132,261,871	1,250,000	133,511,871
Net loss	—	(58,820,757)	(635,562)	(59,456,319)
Redemptions	(618,945.316)	(18,865,306)	—	(18,865,306)

Partners' Capital, June 30, 2004	18,304,184.329	491,242,441	5,470,289	496,712,730

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Technical L.P.
Partners' Capital, December 31, 2000	16,670,218.496	265,060,579	3,072,513	268,133,092
Offering of Units	2,591,525.213	40,832,142	—	40,832,142
Net loss	—	(19,062,561)	(220,808)	(19,283,369)
Redemptions	(1,981,247.508)	(31,707,743)	—	(31,707,743)

Partners' Capital, December 31, 2001	17,280,496.201	255,122,417	2,851,705	257,974,122
Offering of Units	3,538,032.569	58,538,660	180,000	58,718,660
Net income	—	60,110,064	665,371	60,775,435
Redemptions	(2,579,002.913)	(41,646,591)	—	(41,646,591)

Partners' Capital, December 31, 2002	18,239,525.857	332,124,550	3,697,076	335,821,626
Offering of Units	7,617,427.705	156,115,402	1,240,000	157,355,402
Net income	—	86,960,795	981,093	87,941,888
Redemptions	(2,082,749.238)	(42,934,638)	—	(42,934,638)

Partners' Capital, December 31, 2003	23,774,204.324	532,266,109	5,918,169	538,184,278
Offering of Units	7,286,079.110	165,895,711	1,540,000	167,435,711
Net loss	—	(68,597,682)	(745,795)	(69,343,477)
Redemptions	(1,161,997.487)	(26,745,649)	—	(26,745,649)

Partners' Capital, June 30, 2004	29,898,285.947	602,818,489	6,712,374	609,530,863

The accompanying notes are an integral part of these financial statements.

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Strategic L.P.
Partners' Capital, December 31, 2000	6,994,953.429	73,433,119	801,330	74,234,449
Offering of Units	892,802.518	9,240,482	9,000	9,249,482
Net loss	—	(475,383)	(5,160)	(480,543)
Redemptions	(1,362,078.833)	(14,186,002)	—	(14,186,002)

Partners' Capital, December 31, 2001	6,525,677.114	68,012,216	805,170	68,817,386
Offering of Units	1,160,993.682	13,475,899	—	13,475,899
Net income	—	6,238,448	75,968	6,314,416
Redemptions	(1,155,895.491)	(13,238,629)	—	(13,238,629)

Partners' Capital, December 31, 2002	6,530,775.305	74,487,934	881,138	75,369,072
Offering of Units	2,823,095.529	36,375,972	180,000	36,555,972
Net income	—	20,281,103	232,309	20,513,412
Redemptions	(877,978.963)	(11,168,017)	—	(11,168,017)

Partners' Capital, December 31, 2003	8,475,891.871	119,976,992	1,293,447	121,270,439
Offering of Units	3,125,744.681	46,506,424	500,000	47,006,424
Net income	—	1,356,704	13,585	1,370,289
Redemptions	(412,858.778)	(6,177,068)	—	(6,177,068)

Partners' Capital, June 30, 2004	11,188,777.774	161,663,052	1,807,032	163,470,084

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Global Balanced L.P.
Partners' Capital, December 31, 2000	3,437,465.006	55,220,008	659,742	55,879,750
Offering of Units	640,074.598	10,254,342	—	10,254,342
Net loss	—	(150,650)	(1,949)	(152,599)
Redemptions	(512,291.775)	(8,195,733)	—	(8,195,733)

Partners' Capital, December 31, 2001	3,565,247.829	57,127,967	657,793	57,785,760
Offering of Units	572,583.510	8,829,394	—	8,829,394
Net loss	—	(5,720,328)	(66,590)	(5,786,918)
Redemptions	(677,650.657)	(10,422,804)	—	(10,422,804)

Partners' Capital, December 31, 2002	3,460,180.682	49,814,229	591,203	50,405,432
Offering of Units	690,016.887	10,491,897	—	10,491,897
Net income	—	3,043,649	33,859	3,077,508
Redemptions	(748,285.123)	(11,285,344)	(50,000)	(11,335,344)

Partners' Capital, December 31, 2003	3,401,912.446	52,064,431	575,062	52,639,493
Offering of Units	529,244.744	8,008,586	—	8,008,586
Net loss	—	(2,839,363)	(30,846)	(2,870,209)
Redemptions	(496,338.326)	(7,480,073)	—	(7,480,073)

Partners' Capital, June 30, 2004	3,434,818.864	49,753,581	544,216	50,297,797

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

For the Six Months Ended June 30, 2004 (Unaudited)
and For the Years Ended December 31, 2003, 2002 and 2001

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Currency L.P.
Partners' Capital, December 31, 2000	1,406,451.233	13,988,414	1,718,818	15,707,232
Offering of Units	2,572,156.095	28,921,302	277,000	29,198,302
Net income	—	4,119,027	217,312	4,336,339
Redemptions	(125,958.895)	(1,430,132)	—	(1,430,132)

Partners' Capital, December 31, 2001	3,852,648.433	45,598,611	2,213,130	47,811,741
Offering of Units	3,918,276.910	48,564,478	420,000	48,984,478
Net income	—	10,038,409	244,711	10,283,120
Redemptions	(868,307.236)	(10,309,879)	(610,008)	(10,919,887)

Partners' Capital, December 31, 2002	6,902,618.107	93,891,619	2,267,833	96,159,452
Offering of Units	6,157,215.998	89,883,376	790,000	90,673,376
Net income	—	16,514,538	282,271	16,796,809
Redemptions	(920,425.880)	(12,246,860)	(1,326,857)	(13,573,717)

Partners' Capital, December 31, 2003	12,139,408.225	188,042,673	2,013,247	190,055,920
Offering of Units	5,526,127.804	78,373,608	870,000	79,243,608
Net loss	—	(39,842,680)	(441,809)	(40,284,489)
Redemptions	(561,041.370)	(7,816,858)	—	(7,816,858)

Partners' Capital, June 30, 2004	17,104,494.659	218,756,743	2,441,438	221,198,181

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2004	2003	2003	2002	2001
	$ (Unaudited)	$ (Unaudited)	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(59,456,319)	18,516,908	34,186,905	40,823,199	3,165,349
Noncash item included in net income (loss):
Net change in unrealized	46,827,798	24,481,724	(18,883,947)	(12,501,282)	20,155,561
(Increase) decrease in operating assets:
Net option premiums	1,232,488	(680,632)	(1,232,488)	167,063	(167,063)
Interest receivable (Morgan Stanley DW)	(62,228)	(23,507)	(15,337)	70,073	584,598
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	664,726	552,055	738,759	221,961	208,881
Accrued management fees	214,131	228,436	305,694	91,845	86,434
Accrued incentive fee	(2,227,005)	—	2,227,005	—	—

Net cash provided by (used for) operating activities	(12,806,409)	43,074,984	17,326,591	28,872,859	24,033,760

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	133,511,871	69,525,845	142,500,704	62,812,840	41,261,535
Increase in subscriptions receivable	(3,769,158)	(7,008,176)	(5,997,473)	(1,699,578)	(3,407,225)
Increase (decrease) in redemptions payable	772,279	1,508,236	528,720	(719,023)	484,897
Redemptions of Units	(18,865,306)	(17,336,913)	(30,542,924)	(49,669,825)	(23,745,268)

Net cash provided by financing activities	111,649,686	46,688,992	106,489,027	10,724,414	14,593,939

Net increase in cash	98,843,277	89,763,976	123,815,618	39,597,273	38,627,699
Balance at beginning of period	398,595,952	274,780,334	274,780,334	235,183,061	196,555,362

Balance at end of period	497,439,229	364,544,310	398,595,952	274,780,334	235,183,061

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2004	2003	2003	2002	2001
	$ (Unaudited)	$ (Unaudited)	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(69,343,477)	28,695,786	87,941,888	60,775,435	(19,283,369)
Noncash item included in net income (loss):
Net change in unrealized	64,647,569	47,791,845	(22,330,997)	(12,597,598)	28,536,694
(Increase) decrease in operating assets:
Net option premiums	3,973,725	—	(3,973,725)	—	—
Interest receivable (Morgan Stanley DW)	(92,817)	(32,871)	(22,974)	49,837	744,371
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	821,667	733,073	1,041,470	397,100	51,079
Accrued management fees	264,653	265,032	411,562	91,431	21,704
Accrued incentive fees	(4,924,640)	—	4,924,640	—	(111,599)

Net cash provided by (used for) operating activities	(4,653,320)	77,452,865	67,991,864	48,716,205	9,958,880

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	167,435,711	75,725,941	157,355,402	58,718,660	40,832,142
Increase in subscriptions receivable	(6,040,731)	(7,691,428)	(8,746,329)	(2,663,228)	(3,357,977)
Increase (decrease) in redemptions payable	826,447	1,472,762	(270,216)	818,573	(1,055,038)
Redemptions of Units	(26,745,649)	(25,752,789)	(42,934,638)	(41,646,591)	(31,707,743)

Net cash provided by financing activities	135,475,778	43,754,486	105,404,219	15,227,414	4,711,384

Net increase in cash	130,822,458	121,207,351	173,396,083	63,943,619	14,670,264
Balance at beginning of period	483,512,056	310,115,973	310,115,973	246,172,354	231,502,090

Balance at end of period	614,334,514	431,323,324	483,512,056	310,115,973	246,172,354

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2004	2003	2003	2002	2001
	$ (Unaudited)	$ (Unaudited)	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	1,370,289	5,223,406	20,513,412	6,314,416	(480,543)
Noncash item included in net income (loss):
Net change in unrealized	6,672,590	6,965,306	(990,641)	(2,439,378)	(2,505,634)
(Increase) decrease in operating assets:
Net option premiums	558,666	470,356	(455,512)	65,784	(62,352)
Interest receivable (Morgan Stanley DW)	(38,187)	(2,235)	(4,813)	27,581	217,520
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	71,136	102,624	218,453	7,354	14,950
Accrued management fees	29,436	42,464	90,394	3,043	(11,028)
Accrued incentive fees	(811,250)	—	811,250	—	(289,687)

Net cash provided by (used for) operating activities	7,852,680	12,801,921	20,182,543	3,978,800	(3,116,774)

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	47,006,424	15,162,153	36,555,972	13,475,899	9,249,482
Increase in subscriptions receivable	(157,903)	(1,568,134)	(3,488,707)	(1,002,535)	(189,876)
Increase (decrease) in redemptions payable	287,085	234,969	(459,678)	(956,549)	765,005
Redemptions of Units	(6,177,068)	(6,533,704)	(11,168,017)	(13,238,629)	(14,186,002)

Net cash provided by (used for) financing activities	40,958,538	7,295,284	21,439,570	(1,721,814)	(4,361,391)

Net increase (decrease) in cash	48,811,218	20,097,205	41,622,113	2,256,986	(7,478,165)
Balance at beginning of period	109,846,761	68,224,648	68,224,648	65,967,662	73,445,827

Balance at end of period	158,657,979	88,321,853	109,846,761	68,224,648	65,967,662

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2004	2003	2003	2002	2001
	$	$	$	$	$
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(2,870,209)	3,583,184	3,077,508	(5,786,918)	(152,599)
Noncash item included in net income (loss):
Net change in unrealized	1,980,278	1,095,082	(1,801,107)	(56,725)	2,628,436
(Increase) decrease in operating assets:
Net option premiums	(39,600)	712,573	752,173	(712,573)	192,500
Interest receivable (Morgan Stanley DW)	(758)	6,539	13,348	40,360	191,236
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	1,326	(5,048)	(7,218)	(17,837)	17,157
Accrued management fees	360	(1,373)	(1,962)	(4,846)	4,661

Net cash provided by (used for) operating activities	(928,603)	5,390,957	2,032,742	(6,538,539)	2,881,391

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	8,008,586	4,283,636	10,491,897	8,829,394	10,254,342
(Increase) decrease in subscriptions receivable	382,468	(156,000)	(319,625)	(105,151)	(81,007)
Increase in redemptions payable	502,124	29,456	136,265	171,491	122,794
Redemptions of Units	(7,480,073)	(7,016,343)	(11,335,344)	(10,422,804)	(8,195,733)

Net cash provided by (used for) financing activities	1,413,105	(2,859,251)	(1,026,807)	(1,527,070)	2,100,396

Net increase (decrease) in cash	484,502	2,531,706	1,005,935	(8,065,609)	4,981,787
Balance at beginning of period	50,336,417	49,330,482	49,330,482	57,396,091	52,414,304

Balance at end of period	50,820,919	51,862,188	50,336,417	49,330,482	57,396,091

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2004	2003	2003	2002	2001
	$ (Unaudited)	$ (Unaudited)	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(40,284,489)	6,929,263	16,796,809	10,283,120	4,336,339
Noncash item included in net income (loss):
Net change in unrealized	7,368,821	7,860,669	772,909	(2,473,166)	(2,622,814)
(Increase) decrease in operating assets:
Interest receivable (Morgan Stanley DW)	(33,279)	(18,844)	(31,679)	(19,622)	4,876
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	177,215	206,343	345,106	161,731	99,484
Accrued management fees	77,051	89,714	150,046	70,317	43,254
Accrued incentive fees	(399,035)	(239,482)	159,553	(673,773)	880,379

Net cash provided by (used for) operating activities	(33,093,716)	14,827,663	18,192,744	7,348,607	2,741,518

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	79,243,608	43,898,544	90,673,376	48,984,478	29,198,302
(Increase) decrease in subscriptions receivable	459,148	(4,263,156)	(4,531,110)	(1,536,641)	412,033
Increase (decrease) in redemptions payable	656,359	(468,244)	(465,852)	1,361,111	(2,072,127)
Redemptions of Units	(7,816,858)	(8,622,617)	(13,573,717)	(10,919,887)	(1,430,132)

Net cash provided by financing activities	72,542,257	30,544,527	72,102,697	37,889,061	26,108,076

Net increase in cash	39,448,541	45,372,190	90,295,441	45,237,668	28,849,594
Balance at beginning of period	178,774,244	88,478,803	88,478,803	43,241,135	14,391,541

Balance at end of period	218,222,785	133,850,993	178,774,244	88,478,803	43,241,135

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Select L.P.
Schedules of Investments

Partnership Net Assets at December 31, 2003: $441,522,484

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	11,095,838	2.51	691,093	0.16	11,786,931
Commodity	20,983,272	4.75	(175,989)	(0.04)	20,807,283
Interest rate	1,338,070	0.31	(87,559)	(0.02)	1,250,511
Equity	5,391,145	1.22	—	—	5,391,145

Grand Total:	38,808,325	8.79	427,545	0.10	39,235,870

Unrealized Currency Loss					(2,453,905)

Total Net Unrealized Gain per Statement of Financial Condition					36,781,965

Partnership Net Assets at December 31, 2002: $295,377,799

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	16,008,784	5.42 *	(5,655,235)	(1.91)	10,353,549
Interest rate	9,770,731	3.31	(48,039)	(0.02)	9,722,692
Commodity	(1,443,818)	(0.49)	371,055	0.13	(1,072,763)
Equity	(194,728)	(0.07)	829,442	0.28	634,714

Grand Total:	24,140,969	8.17	(4,502,777)	(1.52)	19,638,192

Unrealized Currency Loss					(1,740,174)

Total Net Unrealized Gain per Statement of Financial Condition					17,898,018

*
No single contract's value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

  Morgan Stanley Spectrum Technical L.P.

  Schedules of Investments

  Partnership Net Assets at December 31, 2003: $538,184,278

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	22,436,449	4.17	(1,729,369)	(0.32)	20,707,080
Interest rate	53,129	0.01	(5,502,664)	(1.02)	(5,449,535)
Commodity	23,626,420	4.39	(2,094,377)	(0.39)	21,532,043
Equity	10,843,962	2.01	(2,020,472)	(0.37)	8,823,490

Grand Total:	56,959,960	10.58	(11,346,882)	(2.10)	45,613,078

Unrealized Currency Gain					821,132

Total Net Unrealized Gain per Statement of Financial Condition					46,434,210

Partnership Net Assets at December 31, 2002: $335,821,626

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	10,097,643	3.01	967,843	0.29	11,065,486
Commodity	2,703,202	0.80	1,100,261	0.33	3,803,463
Interest rate	9,047,725	2.69	(683,890)	(0.20)	8,363,835
Equity	(486,130)	(0.14)	449,469	0.13	(36,661)

Grand Total:	21,362,440	6.36	1,833,683	0.55	23,196,123

Unrealized Currency Gain					907,090

Total Net Unrealized Gain per Statement of Financial Condition					24,103,213

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Strategic L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2003: $121,270,439

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets		Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%		$	%	$
Foreign currency	1,149,874	0.95		13,175	0.01	1,163,049
Commodity	6,059,248	5.00	*	(1,198,617)	(0.99)	4,860,631
Interest rate	207,192	0.17		8,576	0.01	215,768
Equity	1,807,241	1.49		—	—	1,807,241

Grand Total:	9,223,555	7.61		(1,176,866)	(0.97)	8,046,689

Unrealized Currency Loss						(124,904)

Total Net Unrealized Gain per Statement of Financial Condition						7,921,785

Partnership Net Assets at December 31, 2002: $75,369,072

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	2,362,577	3.13	3,680	0.01	2,366,257
Commodity	3,548,205	4.71	4,379	0.01	3,552,584
Interest rate	1,057,473	1.40	—	—	1,057,473
Equity	—	—	131,610	0.17	131,610

Grand Total:	6,968,255	9.24	139,669	0.19	7,107,924

Unrealized Currency Loss					(176,780)

Total Net Unrealized Gain per Statement of Financial Condition					6,931,144

*
No single contract's value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Global Balanced L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2003: $52,639,493

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	627,263	1.19	109,420	0.21	736,683
Interest rate	216,798	0.41	—	—	216,798
Equity	936,933	1.78	—	—	936,933
Commodity	689,471	1.31	(5,870)	(0.01)	683,601

Grand Total:	2,470,465	4.69	103,550	0.20	2,574,015

Unrealized Currency Loss					(26,975)

Total Net Unrealized Gain per Statement of Financial Condition					2,547,040

Partnership Net Assets at December 31, 2002: $50,405,432

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	641,746	1.27	137,676	0.28	779,422
Interest rate	806,083	1.60	(1,737)	—	804,346
Equity	(812,665)	(1.61)	—	—	(812,665)
Commodity	120,736	0.24	26,606	0.05	147,342

Grand Total:	755,900	1.50	162,545	0.33	918,445

Unrealized Currency Loss					(172,512)

Total Net Unrealized Gain per Statement of Financial Condition					745,933

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Currency L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2003: $190,055,920

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	5,023,184	2.64	(144,544)	(0.07)	4,878,640

Grand Total:	5,023,184	2.64	(144,544)	(0.07)	4,878,640

Unrealized Currency Gain/(Loss)					—

Total Net Unrealized Gain per Statement of Financial Condition					4,878,640

Partnership Net Assets at December 31, 2002: $96,159,452

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency:
Other	4,758,215	4.95	(4,013,755)	(4.18)	744,460
Euro/US dollar Mar. 03	4,860,786	5.05	—	—	4,860,786

Grand Total:	9,619,001	10.00	(4,013,755)	(4.18)	5,605,246

Unrealized Currency Gain					46,303

Total Net Unrealized Gain per Statement of Financial Condition					5,651,549

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS

(Information with respect to 2004 is Unaudited)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization—Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency"), Morgan Stanley Spectrum Global Balanced L.P. ("Spectrum Global Balanced"), Morgan Stanley Spectrum Select L.P. ("Spectrum Select"), Morgan Stanley Spectrum Strategic L.P. ("Spectrum Strategic") and Morgan Stanley Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership," or collectively, the "Partnerships"), are limited partnerships organized to engage in the speculative trading of futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, "futures interests").

The Partnerships' general partner is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Morgan Stanley DW Inc. ("Morgan Stanley DW"). The clearing commodity brokers for Spectrum Global Balanced, Spectrum Select, Spectrum Strategic and Spectrum Technical are Morgan Stanley & Co. Incorporated ("MS&Co.") and Morgan Stanley & Co. International Limited ("MSIL"). Spectrum Currency's clearing commodity broker is MS&Co. Demeter, Morgan Stanley DW, MS&Co., and MSIL are wholly-owned subsidiaries of Morgan Stanley.

On April 2, 2001, Dean Witter Reynolds Inc. changed its name to Morgan Stanley DW Inc.

On November 1, 2001, the Partnerships were renamed Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P. and Morgan Stanley Spectrum Technical L.P., respectively.

On June 20, 2002, Morgan Stanley Dean Witter & Co. changed its name to Morgan Stanley.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based upon their proportional ownership interests.

Use of Estimates—The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

Revenue Recognition—Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized profit (loss) on open contracts from one period to the next in the statements of operations. Monthly, Morgan Stanley DW pays each Partnership interest income based upon 80% of the month's average daily "Net Assets" (as defined in the Limited Partnership Agreements) in the case of Spectrum Currency, Spectrum Select, Spectrum Strategic and Spectrum Technical, and on 100% in the case of Spectrum Global Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on futures interests.

Net Income (Loss) per Unit—Net income (loss) per unit of limited partnership interest ("Unit(s)") is computed using the weighted average number of Units outstanding during the period.

Condensed Schedules of Investments—In March 2001, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee ("AICPA Executive Committee") issued Statement of Position 01-1 ("SOP 01-1") "Amendment to the Scope of Statement of Position 95-2, Financial Reporting By Nonpublic Investment Partnerships, to Include Commodity Pools". SOP 01-1 required commodity pools to include a condensed schedule of investments identifying those investments which constitute more than 5% of Net Assets, taking long and short positions into account separately, beginning in fiscal years ending after December 15, 2001.

In December 2003, the AICPA Executive Committee issued Statement of Position 03-4 ("SOP 03-4") "Reporting Financial Highlights and Schedule of Investments by Nonregistered Investment Partnerships: An Amendment to the Audit and Accounting Guide Audits Of Investment Companies and AICPA Statement of Position 95-2, Financial Reporting By Nonpublic Investment Partnerships". SOP 03-4 requires commodity pools to disclose on the Schedule of Investments the number of contracts, the contracts' expiration dates and the cumulative unrealized gains/(losses) on open futures contracts, when the cumulative unrealized gains/(losses) on an open futures contract exceeds 5% of Net Assets, taking long and short positions into account separately. SOP 03-4 also requires ratios for expenses and net income/(losses) based on average net assets to be disclosed in Financial Highlights. SOP 03-4 is effective for fiscal years ending after December 15, 2003.

Equity in Futures Interests Trading Accounts—The Partnerships' asset "Equity in futures interests trading accounts," reflected on the statements of financial condition, consists of (A) cash on deposit with Morgan Stanley DW, MS&Co. and MSIL for Spectrum Global Balanced, Spectrum Select, Spectrum Strategic and Spectrum Technical, and Morgan Stanley DW and MS&Co. for Spectrum Currency, to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market and calculated as the difference between original contract value and market value, and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums.

The Partnerships, in their normal course of business, enter into various contracts with MS&Co. and/or MSIL acting as their commodity brokers. Pursuant to brokerage agreements with MS&Co. and/or MSIL, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships' statements of financial condition.

The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of their master netting agreements with MS&Co., the sole counterparty on such contracts. The Partnerships have consistently applied their right to offset.

Brokerage and Related Transaction Fees and Costs—The brokerage fees for Spectrum Currency and Spectrum Global Balanced are accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of Net Assets as of the first day of each month.

Brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical are accrued at a flat monthly rate of 1/12 of 7.25% (a 7.25% annual rate) of Net Assets as of the first day of each month.

Such brokerage fees currently cover all brokerage commissions, transaction fees and costs, and ordinary administrative and continuing offering expenses.

Operating Expenses—The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.

Income Taxes—No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

Distributions—Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

Continuing Offering—Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of each month. No selling commissions or charges related to the continuing offering of Units will be paid by the limited partners or the Partnership. Morgan Stanley DW will pay all such costs.

Redemptions—Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person becomes a limited partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW. Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a limited partner is redeeming his entire interest in a Partnership.

Exchanges—On the last day of the first month which occurs more than six months after a person first becomes a limited partner in any of the Partnerships, and at the end of each month thereafter, limited partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

Dissolution of the Partnerships—Spectrum Currency, Spectrum Global Balanced, Spectrum Strategic and Spectrum Technical will terminate on December 31, 2035, and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

Litigation Settlement—On February 27, 2002, Spectrum Global Balanced, Spectrum Select, Spectrum Strategic and Spectrum Technical received notification of a preliminary entitlement to payment from the Sumitomo Copper Litigation Settlement Administrator, and each fund has received settlement award payments in the amount of $233,074, $4,636,156, $17,556 and $306,400, respectively, as of August 30, 2002 and $0, $45,665, $173 and $3,018, respectively, as of July 30, 2004. Any amounts received are accounted for in the period received, for the benefit of the limited partners at the date of receipt.

2.    RELATED PARTY TRANSACTIONS

        The Partnerships pay brokerage fees to Morgan Stanley DW as described in Note 1. Spectrum Global Balanced, Spectrum Select, Spectrum Strategic and Spectrum Technical's cash is on deposit with Morgan Stanley DW, MS&Co. and MSIL, and Spectrum Currency's cash is on deposit with Morgan Stanley DW and MS&Co., in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

3.    TRADING ADVISORS

        Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2003 were as follows:

Morgan Stanley Spectrum Select L.P.
    EMC Capital Management, Inc.
    Northfield Trading L.P.
    Rabar Market Research, Inc.
    Sunrise Capital Management, Inc.

Effective May 1, 2001, Spectrum Select entered into a management agreement with Northfield Trading L.P. ("Northfield"), adding Northfield as its fourth trading advisor.

Effective January 1, 2004, Spectrum Select entered into a management agreement with Graham Capital Management, L.P. ("Graham"), adding Graham as its fifth trading advisor.

Morgan Stanley Spectrum Technical L.P.
    Campbell & Company, Inc. ("Campbell")
    Chesapeake Capital Corporation ("Chesapeake")
    John W. Henry & Company, Inc. ("JWH")

Effective January 1, 2004, Spectrum Technical entered into a management agreement with Winton Capital Management Limited ("Winton"), adding Winton as its fourth trading advisor.

Morgan Stanley Spectrum Strategic L.P.
    Allied Irish Capital Management, Ltd.
    Blenheim Capital Management, L.L.C. ("Blenheim")
    Eclipse Capital Management, Inc. ("Eclipse")

Effective August 31, 2001, Blenheim Investments, Inc. changed its name to Blenheim Capital Management, L.L.C.

Effective April 30, 2004, Spectrum Strategic terminated Allied Irish Capital Management Ltd. as a trading advisor.

Morgan Stanley Spectrum Global Balanced L.P.
    SSARIS Advisors, LLC ("SSARIS")

Effective December 6, 2002, SSARIS replaced RXR Inc. as a trading advisor to Spectrum Global Balanced.

Morgan Stanley Spectrum Currency L.P.
    John W. Henry & Company, Inc.
    Sunrise Capital Partners, LLC ("Sunrise")

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee—The management fee for Spectrum Currency is accrued at the rate of 1/12 of 2% of Net Assets allocated to each trading advisor on the first day of each month (a 2% annual rate).

The management fee for Spectrum Global Balanced is accrued at the rate of 5/48 of 1% per month of Net Assets allocated to its sole trading advisor on the first day of each month (a 1.25% annual rate).

The management fee for Spectrum Select is accrued at a rate of 1/12 of 2% of Net Assets allocated to Graham and 1/4 of 1% per month of Net Assets allocated to EMC, Northfield, Rabar and Sunrise on the first day of each month (annual rate of 2% and 3%, respectively).

The management fee for Spectrum Strategic is accrued at the rate of 1/12 of 3% of Net Assets allocated to each trading advisor on the first day of each month (a 3% annual rate). Prior to March 23, 2001, the management fee allocated to Blenheim was accrued at the rate of 1/12 of 4% per month of Net Assets as of the first day of each month (a 4% annual rate).

The management fee for Spectrum Technical is accrued at the rate of 1/12 of 2% of Net Assets allocated to JWH and Winton on the first day of each month (a 2% annual rate) and 1/12 of 3% per month of Net Assets allocated to Campbell and Chesapeake on the first day of each month (a 3% annual rate). Prior to May 1, 2002, the management fee for Chesapeake was accrued at a rate of 1/12 of 4% of Net Assets on the first day of each month (a 4% annual rate).

Incentive Fee—Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.

Spectrum Select pays a monthly incentive fee equal to 15% of trading profits experienced with respect to Net Assets allocated to EMC, Northfield, Rabar, and Sunrise as of the end of each calendar month and 20% of the trading profits experienced with respect to the Net Assets allocated to Graham as of the end of each calendar month.

Spectrum Global Balanced and Spectrum Strategic each pay a monthly incentive fee equal to 15% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.

Spectrum Technical pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the Net Assets allocated to Campbell, JWH, and Winton as of the end of each calendar month and 19% of the trading profits experienced with respect to the Net Assets allocated to Chesapeake as of the end of each calendar month.

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted.

For all Partnerships with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month's subscriptions and redemptions.

4.    FINANCIAL INSTRUMENTS

The Partnerships trade futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

The market value of contracts is based on closing prices quoted by the exchange, bank or clearing firm through which the contracts are traded.

The Partnerships' contracts are accounted for on a trade-date basis and marked-to-market on a daily basis. The Partnerships account for derivative investments in accordance with the provisions of Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1)
One or more underlying notional amounts or payment provisions;

(2)
Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3)
Terms require or permit net settlement.

Generally derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors and collars.

The net unrealized gains (losses) on open contracts at the dates indicated below, reported as a component of "Equity in futures interests trading accounts" on the statements of financial condition, and their longest contract maturities were as follows:

Spectrum Select

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
June 30, 2004	(9,499,342)	(546,491)	(10,045,833)	Dec. 2005	Sept. 2004
December 31, 2003	31,690,225	5,091,740	36,781,965	March 2005	March 2004
December 31, 2002	12,359,670	5,538,348	17,898,018	Dec. 2003	March 2003

Spectrum Technical

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
June 30, 2004	(10,929,992)	(7,283,367)	(18,213,359)	Dec. 2005	Sept. 2004
December 31, 2003	34,239,960	12,194,250	46,434,210	Dec. 2004	March 2004
December 31, 2002	16,269,250	7,833,963	24,103,213	Dec. 2003	March 2003

Spectrum Strategic

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
June 30, 2004	1,479,167	(229,972)	1,249,195	July 2005	Sept. 2004
December 31, 2003	6,905,992	1,015,793	7,921,785	July 2005	March 2004
December 31, 2002	6,387,996	543,148	6,931,144	July 2004	March 2003

Spectrum Global Balanced

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
June 30, 2004	580,573	(13,811)	566,762	Dec. 2004	Sept. 2004
December 31, 2003	2,472,718	74,322	2,547,040	April 2004	March 2004
December 31, 2002	717,293	28,640	745,933	March 2003	March 2003

Spectrum Currency

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
June 30, 2004	—	(2,490,181)	(2,490,181)	—	Sept. 2004
December 31, 2003	—	4,878,640	4,878,640	—	March 2004
December 31, 2002	—	5,651,549	5,651,549	—	March 2003

The Partnerships have credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnerships are involved is limited to the amounts reflected in the Partnerships' statements of financial condition.

The Partnerships also have credit risk because Morgan Stanley DW, MS&Co. and/or MSIL act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures, forward, and futures-styled options contracts are marked-to-market on a daily basis, with variations in value settled on a daily basis. Morgan Stanley DW, MS&Co. and/or MSIL, each as a futures commission merchant for each Partnership's exchange-traded futures, forward, and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, forward, and futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open futures, forward, and futures-styled options contracts, which funds, in the aggregate, totaled at June 30, 2004, December 31, 2003 and 2002, respectively, $487,939,887, $430,286,177 and $287,140,004 for Spectrum Select, $603,404,522, $517,752,016 and $326,385,223 for Spectrum Technical, $160,137,146, $116,752,753 and $74,612,644 for Spectrum Strategic and $51,401,492, $52,809,135 and $50,047,775 for Spectrum Global Balanced. With respect to the Partnerships' off-exchange-traded forward currency contracts, there are no daily exchange-required settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gains (losses) on open forward contracts be segregated, however, MS&Co. and Morgan Stanley DW will make daily settlements of losses as needed. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all of such contracts, to perform. Each Partnership has a netting agreement with MS&Co. These agreements, which seek to reduce both the Partnerships' and MS&Co.'s exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s bankruptcy or insolvency.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
    Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the "Company"), a wholly-owned subsidiary of Morgan Stanley, as of November 30, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

New York, New York
February 12, 2004

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)

Purchasers of units in a Spectrum Series partnership
will not receive any interest in this company.

STATEMENTS OF FINANCIAL CONDITION
at August 31, 2004 (Unaudited) and
November 30, 2003 and 2002

	August 31,	November 30,
	2004	2003	2002
	$ (Unaudited)	$	$
ASSETS
Investments in affiliated partnerships	31,515,049	26,396,481	27,173,907
Deferred income taxes	2,248,934	2,248,934	—
Income taxes receivable	297,305	—	1,689,480
Receivable from affiliated partnerships	—	—	575

Total Assets	34,061,288	28,645,415	28,863,962

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Payable to Parent	26,385,933	18,547,853	20,444,379
Accrued expenses	7,274	13,206	18,000

Total Liabilities	26,393,207	18,561,059	20,462,379

STOCKHOLDER'S EQUITY:
Common stock, no par value:
Authorized 1,000 shares; outstanding 100 shares at stated value of $500 per share	50,000	50,000	50,000
Additional paid-in capital	300,100,000	195,100,000	123,170,000
Retained earnings	7,518,081	9,934,356	8,251,583

	307,668,081	205,084,356	131,471,583
Less: Notes receivable from Parent	(300,000,000)	(195,000,000)	(123,070,000)

Total Stockholder's Equity	7,668,081	10,084,356	8,401,583

Total Liabilities and Stockholder's Equity	34,061,288	28,645,415	28,863,962

The accompanying notes are an integral part of these statements of financial condition.

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)

Purchasers of units in a Spectrum Series partnership
will not receive any interest in this company.

NOTES TO STATEMENTS OF FINANCIAL CONDITION
(Information with respect to 2004 is Unaudited)

At August 31, 2004 (unaudited) and For the Years Ended November 30, 2003 and 2002

1.    INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley (the "Parent").

Effective June 20, 2002, Morgan Stanley Dean Witter & Co. changed its name to Morgan Stanley.

Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley/Chesapeake L.P., Morgan Stanley/JWH Futures Fund L.P., Morgan Stanley Charter Campbell L.P. ("Charter Campbell"), Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Strategic Alternatives Fund L.P., and Morgan Stanley/Mark J. Walsh & Company L.P.

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

The statements of financial condition are prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

On December 31, 2002, Columbia Futures Fund, Morgan Stanley Charter Welton L.P., and Morgan Stanley Spectrum Commodity L.P. each terminated trading in accordance with their limited partnership agreements.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes—Income tax expense is provided for using the asset and liability method, under which deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement and the income tax basis of assets and liabilities, using enacted tax rates and laws that will be in effect when such differences are expected to reverse.

3.    INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

The total assets, liabilities and partners' capital of all the funds managed by Demeter at August 31, 2004, November 30, 2003 and 2002 were as follows:

	August 31,	November 30,
	2004	2003	2002
	$ (unaudited)	$	$
Total assets	2,907,793,280	2,403,993,109	1,645,639,679
Total liabilities	44,523,239	35,113,850	28,967,603

Total partners' capital	2,863,270,041	2,368,879,259	1,616,672,076

Demeter's investments in such limited partnerships are carried at market value.

4.    PAYABLE TO PARENT

The Payable to Parent is primarily for amounts due for the purchase of partnership investments, income tax payments made by Parent on behalf of Demeter and the cumulative results of operations from inception to date.

5.    NET WORTH REQUIREMENT AND SUBSEQUENT EVENT

At August 31, 2004, November 30, 2003 and 2002, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $300,000,000 at August 31, 2004 and $195,000,000 and $123,070,000 at November 30, 2003 and 2002, respectively.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation. It is the Parent's intent to ensure that Demeter maintains the required net worth.

6.    INCOME TAXES

The Company is included in the consolidated federal income tax return filed by Morgan Stanley and certain other subsidiaries. Federal income taxes have been provided on a separate entity basis. The Company is included in various unitary and combined tax filings. Accordingly, state and local income taxes have been provided on separate entity income based upon unitary/combined effective tax rates.

In accordance with the terms of the Tax Allocation Agreement with Morgan Stanley, current taxes payable are due to Morgan Stanley. The Company accounts for its own deferred tax assets and liabilities. Deferred income taxes are primarily attributable to partnership investments.

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

Until 40 days from the date of this prospectus, all dealers that effect transactions in these securities, or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

38221-10

Morgan Stanley Spectrum Select L.P.

Morgan Stanley Spectrum Technical L.P.

Morgan Stanley Spectrum Strategic L.P.

Morgan Stanley Spectrum Global Balanced L.P.

Morgan Stanley Spectrum Currency L.P.

Supplement to Prospectus dated April 28, 2004

        The prospectus dated April 28, 2004 is supplemented by a supplement dated October 19, 2004. You should read the supplement together with the prospectus.

October 19, 2004

38221-20

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TABLE OF CONTENTS
NOTICE TO INVESTORS
CHANGE OF ADDRESS
SUMMARY
Break Even Analysis
RISK FACTORS
DESCRIPTION OF CHARGES
Spectrum Strategic
USE OF PROCEEDS
THE SPECTRUM SERIES
SELECTED FINANCIAL DATA AND SELECTED QUARTERLY FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Spectrum Select
Spectrum Technical
Spectrum Strategic
Spectrum Global Balanced
Spectrum Currency
THE GENERAL PARTNER
THE TRADING ADVISORS
Graham Capital Management, L.P. Global Diversified Program at 150% Leverage
Graham Capital Management, L.P. Graham Selective Trading Program at Standard Leverage
Winton Capital Management Limited Winton Diversified Trading Program
FX Concepts Developed Markets Currency Program
THE COMMODITY BROKERS
EXPERTS
PART TWO STATEMENT OF ADDITIONAL INFORMATION
POTENTIAL ADVANTAGES
ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME
Improved Portfolio Efficiency January 1980 through July 2004 U.S. Stocks/Bonds/International Equities/Managed Futures
SUPPLEMENTAL PERFORMANCE INFORMATION The following charts update and replace through July 31, 2004, the charts on pages 160-169.
Spectrum Select Fund Asset History
Spectrum Technical Fund Asset History
Spectrum Strategic Fund Asset History
Spectrum Global Balanced Fund Asset History
Spectrum Currency Fund Asset History
Spectrum Select vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Technical vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Strategic vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Global Balanced vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Currency vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Select vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Technical vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Strategic vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Global Balanced vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Currency vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
NOTICE TO KANSAS RESIDENTS
FINANCIAL STATEMENTS INDEX
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MORGAN STANLEY SPECTRUM CURRENCY L.P. STATEMENTS OF FINANCIAL CONDITION
MORGAN STANLEY SPECTRUM SELECT L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM TECHNICAL L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM STRATEGIC L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM CURRENCY L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM SERIES STATEMENTS OF CHANGES IN PARTNERS' CAPITAL For the Six Months Ended June 30, 2004 (Unaudited) and For the Years Ended December 31, 2003, 2002 and 2001
MORGAN STANLEY SPECTRUM SELECT L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM TECHNICAL L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM STRATEGIC L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM CURRENCY L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM SERIES NOTES TO FINANCIAL STATEMENTS (Information with respect to 2004 is Unaudited)
INDEPENDENT AUDITORS' REPORT
DEMETER MANAGEMENT CORPORATION (Wholly-owned subsidiary of Morgan Stanley) Purchasers of units in a Spectrum Series partnership will not receive any interest in this company. STATEMENTS OF FINANCIAL CONDITION at August 31, 2004 (Unaudited) and November 30, 2003 and 2002
DEMETER MANAGEMENT CORPORATION (Wholly-owned subsidiary of Morgan Stanley) Purchasers of units in a Spectrum Series partnership will not receive any interest in this company. NOTES TO STATEMENTS OF FINANCIAL CONDITION (Information with respect to 2004 is Unaudited)
At August 31, 2004 (unaudited) and For the Years Ended November 30, 2003 and 2002